Exhibit 99.3

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

3D SYSTEMS CORPORATION,

TRIDENT-SUN TOPCO, INC.,

TRIDENT-SUN MERGER SUB, INC.,

SHEMESH PRINTING MERGER COMPANY 2023 LTD.,

and

STRATASYS LTD.

Dated as of July 13, 2023

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-ii-

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Exhibit A	Certificate of Incorporation of Parent

Exhibit B	Bylaws of Parent

Exhibit C	Intended U.S. Tax Treatment Opinion Cooperation

Exhibit D	Parent IIA Undertaking

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of July 13, 2023, among 3D Systems Corporation, a Delaware corporation (“Trident”), Trident-Sun TopCo, Inc., a Delaware corporation and a wholly owned subsidiary of Trident (“Parent”), Trident-Sun Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Trident Merger Sub”), Shemesh Printing Merger Company 2023 Ltd., an Israeli company and a wholly owned subsidiary of Parent (“Sun Merger Sub” and, together with Trident Merger Sub, the “Merger Subs”), and Stratasys Ltd., an Israeli company (“Sun” and together with Trident, Parent, Trident Merger Sub and Sun Merger Sub, the “Parties”).

WHEREAS, in anticipation of the Mergers, Trident has incorporated each of (a) Parent, (b) Trident Merger Sub and (c) Sun Merger Sub;

WHEREAS, (a) each of Trident, Parent, and Trident Merger Sub desire, upon the terms and subject to the conditions set forth in this Agreement, to effect the merger of Trident Merger Sub with and into Trident, with Trident as the surviving company in the merger as a wholly owned subsidiary of Parent (the “Trident Merger”) and (b) immediately following the consummation of the Trident Merger, each of Sun, Parent and Sun Merger Sub desire, upon the terms and subject to the conditions set forth in this Agreement, to effect the merger of Sun Merger Sub with and into Sun, with Sun as the surviving company in the merger as a wholly owned subsidiary of Parent (the “Sun Merger” and, together with the Trident Merger, the “Mergers”);

WHEREAS, the board of directors of Trident (the “Trident Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of the Stock Consideration, are advisable, fair to and in the best interests of Trident and its stockholders and has approved and declared advisable this Agreement and the Mergers; (b) directed that this Agreement be submitted to the stockholders of Trident for their adoption; and (c) resolved to recommend that the stockholders of Trident vote in favor of the adoption of this Agreement at the Trident Stockholders’ Meeting;

WHEREAS, the board of directors of Parent has determined that the Mergers and this Agreement, including the issuance of the Stock Consideration, are advisable, fair to and in the best interests of Parent and its sole stockholder, and has approved and adopted this Agreement and the Mergers;

WHEREAS, the board of directors of Trident Merger Sub has determined that the Trident Merger and this Agreement are advisable, fair to and in the best interests of Trident Merger Sub and its sole stockholder, and has approved and adopted this Agreement and the Trident Merger;

WHEREAS, the board of directors of Sun Merger Sub has determined that the Sun Merger and this Agreement are advisable, fair to and in the best interests of Sun Merger Sub and its sole shareholder, and that, considering the financial position of the merging companies, no reasonable concern exists that the Sun Surviving Corporation will be unable to fulfill the obligations of Sun Merger Sub and its creditors as a result of the Sun Merger, and has approved and adopted this Agreement and the Sun Merger;

WHEREAS, the board of directors of Sun (the “Sun Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of Sun and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Sun Surviving Corporation will be unable to fulfill the obligations of Sun and its creditors as a result of the Sun Merger, and has approved and declared advisable this Agreement and the Mergers; (b) directed that this Agreement be submitted to the shareholders of Sun for their adoption; and (c) resolved to recommend that the shareholders of Sun vote in favor of the adoption of this Agreement at the Sun Shareholders’ Meeting;

WHEREAS, for U.S. federal income tax purposes, Sun, Sun Merger Sub, Trident Merger Sub, Trident and Parent intend that (a) the Mergers, taken together, shall qualify as an “exchange” within the meaning of Section 351(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the United States treasury regulations (“Treasury Regulations”) promulgated thereunder; (b) the Trident Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder; and (c) this Agreement be, and is, adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3;

WHEREAS, that certain Agreement and Plan of Merger, dated as of May 25, 2023 (the “Ironman Merger Agreement”), by and among Sun, Tetris Sub Inc., a Delaware corporation (“Ironman Merger Sub”), and Desktop Metal, Inc., a Delaware corporation (“Ironman”), has been validly terminated in accordance with its terms prior to the execution and delivery of this Agreement by Sun;

WHEREAS, Trident, on behalf of Sun, has paid or will pay, or cause to be paid, the termination fee in an amount equal to $32,500,000 to Ironman by wire transfer of same-day funds (the “Ironman Termination Fee”) in accordance with the terms of the Ironman Merger Agreement on the date such payment is due thereunder, in full satisfaction of Sun’s and Ironman Merger Sub’s remaining obligations under the Ironman Merger Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

Article I

THE MERGERS

Section 1.1 The Mergers.

(a) Trident Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Trident Effective Time, Trident Merger Sub shall be merged with and into Trident pursuant to the Trident Merger. At the Trident Effective Time, the separate corporate existence of Trident Merger Sub shall cease and Trident shall continue as the surviving entity in the Trident Merger (the “Trident Surviving Corporation”).

(b) Sun Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of Sections 314-327 of the Israeli Companies Law, at the Sun Effective Time, Sun Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Sun Merger) shall be merged with and into Sun (as the absorbing company (HaChevra Ha’Koletet) in the Sun Merger) pursuant to the Sun Merger. At the Sun Effective Time, the separate corporate existence of Sun Merger Sub shall cease and Sun shall continue as the surviving entity in the Sun Merger (the “Sun Surviving Corporation”) and shall (a) become a wholly owned subsidiary of Parent; (b) continue to be governed by the Laws of the State of Israel and (c) maintain a registered office in the State of Israel.

Section 1.2 Closing. The closing (the “Closing”) of the Mergers shall take place at the offices of Wachtell, Lipton, Rosen & Katz (or through electronic exchange of signatures) at 8:00 am, Eastern time, on the date that is the fifth (5th) Business Day following the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.3 Effective Times.

(a) Trident Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Trident and Trident Merger Sub shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Trident Merger (the “Trident Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL. The Trident Merger shall become effective at the time that the Trident Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Trident and Sun may agree and specify in the Trident Certificate of Merger (the time the Trident Merger becomes effective being the “Trident Effective Time”).

(b) Sun Effective Time. Subject to the provisions of this Agreement, as soon as practicable after the determination of the date on which the Closing is to take place, each of Sun and Sun Merger Sub shall, in coordination with each other, deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a notice of the contemplated Sun Merger and the proposed date of the Closing, in which the parties shall request that the Companies Registrar issue a certificate evidencing the Sun Merger in accordance with Section 323(5) of the Israeli Companies Law (the “Sun Certificate of Merger”) on the date that the parties shall provide notice to the Companies Registrar that the Closing has occurred, and the parties shall deliver such notice to the Companies Registrar on the Closing Date. The Sun Merger shall become effective upon the issuance by the Companies Registrar of the Sun Certificate of Merger in accordance with Section 323(5) of the Israeli Companies Law (it being understood that the parties shall use their reasonable best efforts to ensure that the Sun Effective Time occurs on the same day and immediately following the Trident Effective Time) (the time the Sun Merger becomes effective being the “Sun Effective Time”, and the time the Mergers become effective, the “Effective Times”).

Section 1.4 Effects.

(a) The Trident Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Trident Effective Time the separate corporate existence of Trident Merger Sub shall cease, all the property, rights, privileges, immunities, powers and franchises of Trident and Trident Merger Sub shall be vested in the Trident Surviving Corporation, and all debts, liabilities and duties of Trident and Trident Merger Sub shall become the debts, liabilities and duties of the Trident Surviving Corporation.

(b) The Sun Merger shall have the effects set forth in this Agreement and the Israeli Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Sun Effective Time (a) Sun Merger Sub shall be merged with and into Sun, the separate corporate existence of Sun Merger Sub shall cease and Sun shall continue as the Sun Surviving Corporation, (b) all the property, rights, privileges, immunities, powers and franchises of Sun and Sun Merger Sub shall be vested in the Sun Surviving Corporation, (c) all debts, liabilities and duties of Sun and Sun Merger Sub shall become the debts, liabilities and duties of the Sun Surviving Corporation and (d) all rights, privileges, immunities, powers and franchises of Sun (as the Sun Surviving Corporation) shall continue unaffected by the Sun Merger in accordance with the Israeli Companies Law.

Section 1.5 Effect on Capital Stock.

(a) Effect on Capital Stock of Trident and Trident Merger Sub. At the Trident Effective Time, by virtue of the Trident Merger and without any action on the part of the parties, or the holder of any shares of Capital Stock of Trident Merger Sub or Trident:

(i) Conversion of Trident Common Stock. Each share of Trident Common Stock issued and outstanding immediately prior to the Trident Effective Time (except as otherwise provided in this Section 1.5 (including Section 1.5(d)) and except for shares of Trident Common Stock subject to Trident RSA Awards) shall be automatically converted into one fully paid and nonassessable share of common stock, par value $0.001, of Parent (the “Parent Common Stock” and such consideration, the “Trident Merger Consideration” or “Trident Stock Consideration” and, the Trident Stock Consideration and the Sun Stock Consideration together, the “Stock Consideration”). All shares of Trident Common Stock, when converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and, as of the Trident Effective Time, the holders of Trident Common Stock shall be deemed to have received shares of Parent Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Trident Common Stock, surrender of any non-certificated outstanding shares of Trident Common Stock represented by book entry or issuance of new certificates representing Parent Common Stock), with each certificate representing shares of Trident Common Stock (a “Trident Certificate”) prior to the Trident Effective Time being deemed to represent automatically an equivalent number of shares of Parent Common Stock.

(ii) Cancellation of Preferred Stock, Treasury Stock and Parent-Owned Stock. Each (A) share of Trident Preferred Stock; (B) share of Trident Common Stock that is owned by Trident as treasury stock; (C) share of Trident Common Stock that is owned by a direct or indirect wholly-owned Trident Subsidiary, including Parent or Merger Subs; and (D) share of Trident Common Stock that is owned by Sun, in each case, if any, immediately prior to the Trident Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii) Trident Merger Sub Capital Stock. At the Trident Effective Time, by virtue of the Trident Merger and without any action on the part of the parties or any of their respective stockholders, all shares of common stock of Trident Merger Sub, issued and outstanding immediately prior to the Trident Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be deemed to have been automatically converted into and become the issued and outstanding, fully paid and nonassessable shares of common stock, par value $0.001, of the Trident Surviving Corporation, which shall constitute the only outstanding shares of Capital Stock of the Trident Surviving Corporation.

(b) Effect on Capital Stock of Sun and Sun Merger Sub. At the Sun Effective Time, by virtue of the Sun Merger and without any action on the part of the parties, or the holder of any shares of Capital Stock of Sun Merger Sub or Sun:

(i) Conversion of Sun Ordinary Shares. Subject to Section 2.2, each Sun Ordinary Share issued and outstanding immediately prior to the Sun Effective Time (except as otherwise provided in this Section 1.5 (including Section 1.5(d) and Section 1.5(e))) shall be automatically converted into the right to receive the following consideration (such consideration, as applicable, the “Sun Merger Consideration”):

(A)

in the case of (i) each Sun Ordinary Share with respect to which an election to receive a combination of shares of Parent Common Stock and cash (a “Mixed Election”) has been properly made and not revoked or lost pursuant to Section 1.5(f) (each share under this clause (i) and each Non-Electing Share, a “Mixed Consideration Electing Share”) and (ii) each Non-Electing Share, the combination (such combination, the “Mixed Consideration”) of (1) $7.50 in cash, without interest (the “Per Share Cash Amount”) and (2) 1.5444 shares of fully paid and nonassessable shares of Parent Common Stock (the “Mixed Election Stock Exchange Ratio”);

(B)

in the case of each Sun Ordinary Share with respect to which an election to receive only cash (a “Cash Election”) has been properly made and not revoked or lost pursuant to Section 1.5(f) (each, a “Cash Electing Share”):

(I)

if the (y) the difference between (1) the product of the Per Share Cash Amount and the total number of Sun Ordinary Shares (other than as provided in Section 1.5(b)(iii)) issued and outstanding immediately prior to the Sun Effective Time minus (2) the product of the number of Mixed Consideration Electing Shares and the Per Share Cash Amount (such difference being the “Available Cash Election Amount”) equals or exceeds (x) the product of the number of Cash Electing Shares and the Per Share Cash Election Consideration (such product being the “Cash Election Amount”), an amount (rounded to two decimal places) in cash, without interest (the “Per Share Cash Election Consideration”), equal to the sum of (1) the Per Share Cash Amount plus (2) the product of the Mixed Election Stock Exchange Ratio multiplied by the Parent Common Stock Reference Price; and

(II)

if Cash Election Amount exceeds the Available Cash Election Amount, (aa) an amount in cash, without interest, equal to the product (rounded to two decimal places) of (1) the Per Share Cash Election Consideration and (2) a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction being the “Cash Fraction”) and (bb) a number of fully paid and nonassessable shares of Parent Common Stock equal to the product of (1) the Stock Election Exchange Ratio and (2) the result of one (1) minus the Cash Fraction;

(C)

in the case of each Sun Ordinary Share with respect to which an election to receive only shares of Parent Common Stock (a “Stock Election”) has been properly made and not revoked or lost pursuant to Section 1.5(f) (each, a “Stock Electing Share”):

(I)

if the Cash Election Amount equals or exceeds the Available Cash Election Amount, a number of fully paid and nonassessable shares of Parent Common Stock (the “Stock Election Exchange Ratio”) equal to (1) the Mixed Election Stock Exchange Ratio plus (2) the quotient (rounded to four decimal places) of the Per Share Cash Amount divided by the Parent Common Stock Reference Price; and

(II)

if the Available Cash Election Amount exceeds the Cash Election Amount, (aa) an amount in cash, without interest, equal to the amount (rounded to two decimal places) of such excess divided by the number of Stock Electing Shares, and (bb) a number of fully paid and nonassessable shares of Parent Common Stock equal to the product (rounded to four decimal places) of (1) the Stock Election Exchange Ratio and (2) a fraction, the numerator of which shall be the Per Share Cash Election Consideration minus the amount calculated in clause (aa) of this paragraph (II) and the denominator of which shall be the Per Share Cash Election Consideration; and

(D)

in the case of each Sun Ordinary Share which is a Sun 102 Share, no election shall be permitted and each such Sun Ordinary Share shall be treated as a Stock Electing Share in accordance with sub-section (C) above, with the consideration payable therefor deposited with the Sun 102 Trustee.

(ii) All Sun Ordinary Shares, when converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Sun Effective Time represented outstanding Sun Ordinary Shares (the “Sun Certificates”) and each holder of a non-certificated outstanding Sun Ordinary Share represented by book entry (“Sun Book Entry Shares”), shall cease to have any rights with respect thereto, except the right to receive, as applicable and subject to Section 1.5(b)(i), the Sun Merger Consideration to be issued and/or paid in consideration therefor and any dividends or other distributions to which holders become entitled upon the surrender of such Sun Certificate or Sun Book Entry Shares in accordance with Article II, in each case without interest.

(iii) Cancellation of Treasury Stock and Parent-Owned Stock. Each (i) Sun Ordinary Share that is owned by Sun as treasury stock and (ii) Sun Ordinary Share that is owned by Trident, Parent or Sun Merger Sub, in each case, if any, immediately prior to the Sun Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Sun Ordinary Share owned by a direct or indirect wholly-owned Sun Subsidiary shall be converted into and become such number of fully paid and nonassessable ordinary shares, each with a nominal amount of NIS 0.01 per share, of the Sun Surviving Corporation (“Sun Surviving Corporation Ordinary Shares”) such that the ownership percentage of any such Subsidiary in the Sun Surviving Corporation immediately following the Sun Effective Time shall equal the ownership percentage of such Subsidiary in Sun immediately prior to the Sun Effective Time.

(iv) Sun Merger Sub Capital Stock. At the Sun Effective Time, by virtue of the Sun Merger and without any action on the part of the parties or any of their respective shareholders or stockholders, all ordinary shares of Sun Merger Sub, issued and outstanding immediately prior to the Sun Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be deemed to have been automatically converted into and become the issued and outstanding, fully paid and nonassessable Sun Surviving Corporation Ordinary Shares, which, together with the ordinary shares referred to in the last sentence of Section 1.5(b)(iii), shall constitute the only outstanding shares of Capital Stock of the Sun Surviving Corporation.

(c) Effect on Capital Stock of Parent. At the Trident Effective Time, each share of capital stock of Parent issued and outstanding immediately prior to the Trident Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Certain Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Times the outstanding shares of Parent Common Stock, Trident Common Stock or Sun Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any additional Capital Stock is issued upon any exercise of rights under any shareholder rights plan, as applicable, or any similar event shall have occurred, then the Trident Merger Consideration, the Sun Merger Consideration and any other number or amount contained herein which is based upon the number of shares of Parent Common Stock, Trident Common Stock or Sun Ordinary Shares, as the case may be, will be appropriately adjusted, without duplication, to provide to the holders of shares of Parent Common Stock, Trident Common Stock or Sun Ordinary Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event (provided that this Section 1.5(d) shall not be construed to permit Parent, Sun or Trident or any of their respective Subsidiaries to take any action with respect to its Capital Stock or otherwise that is prohibited by the terms of this Agreement).

(e) Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Sun Ordinary Shares who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s Sun Certificate or Sun Book Entry Shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Trident Common Stock on the last trading day before the Mergers becomes effective.

(f) Election. Each holder of Sun Ordinary Shares (other than Sun 102 Shares) shall have the right, subject to the limitations set forth in this Section 1.5, to submit an Election in accordance with this Section 1.5(f) on or prior to the Election Deadline. Sun shall not waive the Election Deadline unless such Election Deadline is waived with respect to all holders of Sun Ordinary Shares, the new election deadline is publicly disclosed by Sun to all holders of Sun Ordinary Shares on a date agreed to by Trident, and Trident has otherwise given its prior written consent to such waiver (such agreement or consent not to be unreasonably withheld, conditioned or delayed). The “Election Deadline” means 5:00 pm, Eastern time, on the date which the parties shall agree is as near as practicable to three (3) Business Days preceding the Closing Date or such other time or date as the parties shall mutually agree in writing. The parties shall cooperate to issue a press release in accordance with Section 6.12 that is reasonably satisfactory to each of them announcing the date of the Election Deadline at least five (5) Business Days prior to the Election Deadline.

(i) Each holder of Sun Ordinary Shares may specify in a request made in accordance with the provisions of this Section 1.5(f) (an “Election”) (A) the number of Sun Ordinary Shares with respect to which such holder of Sun Ordinary Shares desires to make a Stock Election, (B) the number of Sun Ordinary Shares with respect to which such Holder desires to make a Cash Election, and (C) the number of Sun Ordinary Shares with respect to which such Holder desires to make a Mixed Election.

(ii) Parent or Trident, on behalf of Parent, shall prepare a form of election that is reasonably acceptable to Sun (the “Form of Election”), and Parent or Trident, on behalf of Parent, shall mail, or shall cause the Exchange Agent to mail and deliver, together with the Joint Proxy Statement, the Form of Election to holders of Sun Ordinary Shares as of the record date for notice of the Sun Shareholders’ Meeting not less than twenty (20) Business Days prior to the anticipated Election Deadline (the period between such mailing and the Election Deadline, the “Election Period”). Parent or Trident shall make available one or more Forms of Election as may be reasonably requested from time to time by all Persons who become holders of Sun Ordinary Shares during the period following the record date for the Sun Shareholders’ Meeting and prior to the Election Deadline. Any holder of Sun Ordinary Shares that holds any Sun Ordinary Shares as nominee, as trustee or in other representative capacity may, through proper instructions and documentation, submit a separate Form of Election prior to the Election Deadline with respect to each beneficial owner for whom such nominee, trustee or representative holds such Sun Ordinary Shares.

(iii) Any Election shall have been made properly only if the Exchange Agent shall have received, by the Election Deadline, a Form of Election properly completed and signed. Any Sun Ordinary Share with respect to which such holder does not make a valid Election by the Election Deadline shall be deemed to be a Mixed Electing Share (each such Sun Ordinary Share, a “Non-Electing Share”).

(iv) Any holders of Sun Ordinary Shares may, at any time during the Election Period, revoke his, her or its Election by written notice to the Exchange Agent prior to the Election Deadline, together with a properly completed and signed revised Form of Election. Any subsequent transfer of any Sun Ordinary Shares after the holder of such Sun Ordinary Shares has made an Election shall automatically revoke such Election as to such Sun Ordinary Shares (and such subsequent transferee may make a new Election pursuant to and if permitted by the terms of this Section 1.5(f)). Notwithstanding anything to the contrary in this Agreement, all Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Sun or Trident that this Agreement has been terminated in accordance with Article VIII. The Exchange Agent shall have reasonable discretion to determine if any Election is not properly made, changed or revoked with respect to any Sun Ordinary Shares (none of Sun, Trident, Parent, Trident Merger Sub, Sun Merger Sub or the Exchange Agent being under any duty to notify any holder of Sun Ordinary Shares of any applicable defect). In the event the Exchange Agent makes a good faith determination that an Election (A) was not properly made (including as a result of the Exchange Agent not receiving an Election by the Election Deadline) or (B) has been otherwise revoked or lost, such Election shall be deemed to be ineffective, and the Sun Ordinary Shares covered by such Election shall, for purposes hereof, be deemed to be Mixed Electing Shares.

Section 1.6 Option and Equity Award Plans.

(a) As of the Sun Effective Time, by virtue of the Sun Merger and without any action on the part of the holders thereof:

(i) Each Sun Option outstanding immediately prior to the Sun Effective Time shall automatically be assumed by Parent and converted into an option (a “Parent Option”) to acquire, on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable under the Sun Equity Plans to such Sun Option immediately prior to the Sun Effective Time, the number of shares of Parent Common Stock under the Parent Option determined by multiplying the number of Sun Ordinary Shares subject to such Sun Option immediately prior to the Sun Effective Time by the Stock Election Exchange Ratio, rounding down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Sun Option by the Stock Election Exchange Ratio, rounding up to the nearest whole cent; provided, that the conversion of the Sun Options will be made in a manner consistent with Section 1.424-1 of the Treasury Regulations, such that the conversion will not constitute a “modification” of such Sun Option for purposes of Section 409A or Section 424 of the Code; and

(ii) Each Sun RSU Award outstanding immediately prior to the Sun Effective Time shall automatically be assumed by Parent and converted into a restricted stock unit award (a “Parent RSU Award”, together with the Parent Options and Parent RSA Awards, the “Parent Awards”) to receive, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Sun Equity Plans to such Sun RSU Award immediately prior to the Sun Effective Time, the number of shares of Parent Common Stock under the Parent RSU Award determined by multiplying the number of Sun Ordinary Shares covered by such Sun RSU Award immediately prior to the Sun Effective Time by the Stock Election Exchange Ratio, rounding down to the nearest whole number of shares.

(iii) Parent shall assume the Sun Equity Plans along with the assumption of the Sun Options and Sun RSU Awards as set forth in this Section 1.6(a).

(iv) Parent Awards that were Sun 102 Options or Sun 102 RSUs shall be deposited with the Sun 102 Trustee in accordance with the provisions of Section 102 of the ITO and the Sun Option Tax Ruling or the Interim Sun Option Tax Ruling, as applicable, if obtained.

(b) Prior to the Sun Effective Time, the Sun Board (or, if appropriate, any committee administering the Sun ESPP) shall take all actions as it deems necessary or appropriate to ensure that (i) participation in the Sun ESPP shall be limited to those employees of Sun or any Sun Subsidiary who are currently participating in the Sun ESPP as of the date Sun countersigns this Agreement, if any, (ii) participants, if any, may not increase their payroll deduction elections or rate of contributions from those in effect on the date Sun countersigns this Agreement or make any separate non-payroll contributions to the Sun ESPP on or following the date Sun countersigns this Agreement, (iii) no Offering Period (as defined in the Sun ESPP) under the Sun ESPP shall commence on or after the date Sun countersigns this Agreement and (iv) the Sun ESPP shall terminate on the earlier of (A) immediately following the Purchase Date (as defined in the Sun ESPP) for the existing Offering Period (as defined in the Sun ESPP) as of the date Sun countersigns this Agreement (if any) and (B) ten (10) Business Days prior to the Closing Date, in which case all participant contributions under the Sun ESPP shall be used to purchase Sun Ordinary Shares on such date in accordance with the terms of the Sun ESPP as if such date was the Purchase Date (as defined in the Sun ESPP).

(c) Prior to the Sun Effective Time, the Sun Board (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other actions as are necessary, including without limitation providing any required notices and obtaining any required consents (if any), to effectuate the provisions of this Section 1.6.

(d) As of the Trident Effective Time, by virtue of the Trident Merger and without any action on the part of the holders thereof:

(i) Each Trident Option outstanding immediately prior to the Trident Effective Time shall automatically be assumed by Parent and converted into a Parent Option to acquire, on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable under the Trident Equity Plans to such Trident Option immediately prior to the Trident Effective Time, the same number of shares of Parent Common Stock as the number of shares of Trident Common Stock subject to such Trident Option immediately prior to the Trident Effective Time, at the same per share exercise price as the per share exercise price of such Trident Option; provided, that the conversion of the Trident Options will be made in a manner consistent with Section 1.424-1 of the Treasury Regulations, such that the conversion will not constitute a “modification” of such Trident Option for purposes of Section 409A or Section 424 of the Code;

(ii) Each Trident RSA Award outstanding immediately prior to the Trident Effective Time shall automatically be assumed by Parent and converted into a restricted stock award (a “Parent RSA Award”) covering, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Trident Equity Plans to such Trident RSA Award immediately prior to the Trident Effective Time, the same number of shares of Parent Common Stock as the number of shares of Trident Common Stock covered by such Trident RSA Award immediately prior to the Trident Effective Time; and

(iii) Each Trident RSU Award outstanding immediately prior to the Trident Effective Time shall automatically be assumed by Parent and represent a Parent RSU to receive, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Trident Equity Plans to such Trident RSU Award immediately prior to the Trident Effective Time, the same number of shares of Parent Common Stock as the number of shares of Trident Common Stock covered by such Trident RSU Award immediately prior to the Trident Effective Time.

(iv) Parent shall assume the Trident Equity Plans along with the assumption of the Trident Options, Trident RSA Awards, Trident RSU Awards as set forth in this Section 1.6(d).

(v) Parent Awards that were Trident 102 Options, Trident 102 RSAs or Trident 102 RSUs shall be deposited with the Trident 102 Trustee in accordance with the provisions of Section 102 of the ITO and the Trident Option Tax Ruling, if obtained.

(e) Prior to the Trident Effective Time, the Trident Board (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other actions as are necessary, including without limitation providing any required notices and obtaining any required consents (if any), to effectuate the provisions of this Section 1.6.

(f) Parent shall take all corporate action and shall make all necessary filings with any Governmental Entity (as defined below) necessary for the assumption and conversion into the Parent Awards pursuant to this Section 1.6, including reserving for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise or settlement of the Parent Awards. In addition, Parent shall file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable (and in any event within five Business Days) following the applicable Effective Time a registration statement on Form S-8 (or such other applicable form, including Form S-3) with respect to the Parent Awards and the shares of Parent Common Stock underlying such Parent Awards, and shall maintain the effectiveness of such registration statement for so long as such awards remain outstanding and such registration of the shares of Parent Common Stock issuable thereunder continues to be required.

Section 1.7 Governing Documents; Names.

(a) At the Trident Effective Time, (i) the certificate of incorporation of Parent and the bylaws of Parent shall be amended and restated in their entirety to be in the form set forth in Exhibit A and Exhibit B, respectively, attached hereto, and the name of Parent immediately after such time shall be “3D Systems Corporation”, in each case, until thereafter amended in accordance with their respective terms and with applicable Law, and (ii) the certificate of incorporation of the

Trident Surviving Corporation and the bylaws of the Trident Surviving Corporation shall be amended and restated in their entirety substantially in the form of Trident Merger Sub’s certificate of incorporation and bylaws as in effect immediately prior to the Trident Effective Time, or as otherwise to be mutually agreed upon between Sun and Trident, in each case, until thereafter amended in accordance with their respective terms and with applicable Law.

(b) At the Sun Effective Time, (i) the articles of association of the Sun Surviving Corporation shall be amended and restated in their entirety substantially in the form of Sun Merger Sub’s articles of association as in effect immediately prior to the Sun Effective Time (except that all references to Sun Merger Sub shall be automatically amended and shall become references to the Sun Surviving Corporation) and (ii) the memorandum of association of the Sun Surviving Corporation shall remain the memorandum of association of Sun as in effect immediately prior to the Sun Effective Time, in each case of clauses (i) and (ii), unless otherwise mutually agreed upon between Sun and Trident and until thereafter amended in accordance with their respective terms and with applicable Law.

Section 1.8 Directors and Officers of the Surviving Corporations.

(a) Except as may be otherwise agreed in writing between Sun and Trident, the directors of the Trident Surviving Corporation as of the Trident Effective Time shall be the directors of Trident Merger Sub immediately prior to the Trident Effective Time, until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with the bylaws of the Trident Surviving Corporation. The officers of Trident Merger Sub immediately prior to the Trident Effective Time shall be, as of the Trident Effective Time, the officers of the Trident Surviving Corporation, in each case until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case in accordance with the bylaws of the Trident Surviving Corporation and applicable Law.

(b) Except as may be otherwise agreed in writing between Sun and Trident, the directors of the Sun Surviving Corporation as of the Sun Effective Time shall be the directors of Sun Merger Sub immediately prior to the Sun Effective Time, until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with the articles of association of the Sun Surviving Corporation and applicable Law. The officers of Sun Merger Sub immediately prior to the Sun Effective Time shall be, as of the Sun Effective Time, the officers of the Sun Surviving Corporation, in each case until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case in accordance with the articles of association of the Sun Surviving Corporation and applicable Law.

Article II

EXCHANGE OF SHARES

Section 2.1 Exchange Agent and Exchange Fund. Prior to the Sun Effective Time, Parent shall engage a bank or trust company designated by Parent and reasonably acceptable to Sun, to act as paying and exchange agent in connection with the Sun Merger (the “Exchange Agent”). At or prior to the Sun Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, certificates or, at Parent’s option, evidence in book-entry form, representing the shares of Parent Common Stock to be issued as Sun Stock Consideration and an amount of cash sufficient to fund the payment of the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock that may be payable pursuant to Section 1.5(e). All such shares of Parent Common Stock and cash deposited with the Exchange Agent are hereinafter referred to as the “Exchange Fund”.

Section 2.2 Exchange of Shares, Certificates and Book-Entry Shares.

(a) Procedures for Surrender.

(i) Sun Certificates. As promptly as practicable after the Sun Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Sun Certificates, which at the Sun Effective Time were converted into the right to receive (subject to Section 2.2(g)) the Sun Merger Consideration, a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Sun Certificates shall pass, only upon delivery of the same (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may specify subject to Sun’s reasonable approval), together with instructions thereto.

(ii) Sun Book-Entry Shares. Any holder of any Sun Book Entry Shares whose Sun Ordinary Shares were converted pursuant to Section 1.5(b) into the right to receive the Sun Merger Consideration shall not be required to deliver a Sun Certificate (nor an affidavit of loss in lieu thereof nor an indemnity bond) or an executed Letter of Transmittal to the Exchange Agent to receive the Sun Merger Consideration. In lieu thereof, each registered holder of one or more Sun Book Entry Shares shall automatically upon the Sun Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after the Sun Effective Time (subject to Section 2.2(g)), the Sun Merger Consideration pursuant to the provisions of Article I and this Article II, and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(c), for each Sun Ordinary Share formerly represented by such Sun Book Entry Share.

(b) Sun Merger Consideration Received in Connection with Exchange. Upon (i) the surrender of the Sun Certificates for cancellation to the Exchange Agent, or (ii) in the case of Sun Book Entry Shares, the receipt of an “agent’s message” by the Exchange Agent, and in the case of Sun Certificates together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive (subject to Section 2.2(g)) in exchange therefor the Sun Merger Consideration into which such Sun Ordinary Shares have been converted pursuant to Section 1.5(b) (which may be in book-entry or uncertificated form), and in respect of any dividend or other distributions which the holder has the right to receive pursuant to Section 2.2(c), such dividend or distributions. In the event of a transfer of ownership of Sun Ordinary Shares which is not registered in the transfer records of Sun, the proper number of shares of Parent Common Stock pursuant to Section 1.5(b) which the holder has the right to receive pursuant thereto and any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2(c) may be issued to a transferee if the Sun Certificate representing such Sun Ordinary Shares (or, in case of Sun Book Entry Shares, proper evidence of such transfer), as the case may be, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer and other similar Taxes have been paid. Until surrendered as contemplated by this Section 2.2(b), each Sun Ordinary Share (including any Sun Certificate with respect thereto) shall be deemed at any time from and after the Sun Effective Time to represent only the right to receive upon such surrender the Sun Merger Consideration which the holder of such Sun Ordinary Share was entitled to receive in respect of such shares pursuant to Section 1.5(b) and any dividends or other distributions pursuant to Section 2.2(c). No interest shall be paid or shall accrue on any cash payable upon surrender of any Sun Certificate or in respect of Sun Book Entry Shares. The Sun Merger Consideration paid in consideration for the Sun 102 Shares shall be paid and deposited with the Sun 102 Trustee, in accordance with the provisions of Section 102 of the ITO and the Israeli Sun Option Tax Ruling or the Interim Sun Option Tax Ruling, as applicable, if obtained.

(c) Dividends and Distributions With Respect to Parent Common Stock. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Sun Effective Time shall be paid to the holder of any unsurrendered Sun Certificates with respect to the shares of Parent Common Stock issuable upon surrender thereof until the surrender of such Sun Certificates in accordance with this Article II. Subject to applicable Law and Section 2.2(g), following surrender of any such Sun Certificates there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Sun Effective Time which theretofore had become payable with respect to the shares of Parent Common Stock constituting the Sun Stock Consideration comprising part of the applicable Sun Merger Consideration.

(d) No Further Ownership Rights in Sun Ordinary Shares. The shares of Parent Common Stock issued, and cash paid, in accordance with the terms of this Article II upon conversion of any Sun Ordinary Shares (including any cash paid pursuant to Section 1.5(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Sun Ordinary Shares. If, after the Sun Effective Time, any Sun Certificates formerly representing Sun Ordinary Shares or any Sun Book Entry Shares are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Sun Ordinary Shares for twelve (12) months after the Sun Effective Time shall be delivered to Parent, upon demand, and any holder of Sun Ordinary Shares who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Sun Merger Consideration, and distributions to which such holder is entitled pursuant to this Article II, in each case without any interest thereon.

(f) No Liability. None of Trident, Parent, Sun, Trident Merger Sub, Sun Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains unclaimed by the holders of Sun Certificates or the holders of evidence of Sun Book Entry Shares for five (5) years after the Sun Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Withholding Rights.

(i) Notwithstanding anything to the contrary hereunder, Trident, Parent, Sun, any of their respective Subsidiaries, the Sun 102 Trustee, and the Exchange Agent or anyone on their behalf (each a “Payor”) shall be entitled to deduct and withhold from any payment or consideration made pursuant to this Agreement (including the Sun Merger Consideration) such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, the ITO, or under any provision of applicable U.S. federal, state, local, Israeli, or other Tax Law; it being agreed that the Payor shall be permitted to satisfy any Tax withholding requirement with respect to the Sun Merger Consideration by deducting and withholding the appropriate cash amount from the Sun Merger Consideration and, to the extent there is insufficient cash to permit such withholding, through the forfeiture or sale of the portion of the shares of Parent Common Stock otherwise deliverable to such recipient that is required to enable the Payor to comply with applicable deduction or withholding requirements. To the extent that amounts are so withheld pursuant to this Section 2.2(g), they shall be paid over to the appropriate Governmental Entity prior to the last day on which such payment is required to be paid to such Governmental Entity, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(ii) Notwithstanding the provisions of Section 2.2(g)(i) above, and in accordance with the Exchange Agent undertaking provided by the Exchange Agent to Parent as required under Section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates), with respect to Israeli Taxes, the consideration payable to each holder of Sun Ordinary Shares shall be delivered to and retained by the Exchange Agent for the benefit of each such holder of Sun Ordinary Shares for a period of up to one hundred eighty (180) days from Closing (the “Withholding Drop Date”) (during which time the Exchange Agent shall not make any payments to any holder of Sun Ordinary Shares or withhold any amounts for Israeli Taxes from the payments or other consideration deliverable pursuant to this Agreement, except as provided below and during which time each holder of Sun Ordinary Shares may obtain a Valid Tax Certificate). If a holder of Sun Ordinary Shares delivers, no later than five (5) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the Exchange Agent acting together with the Israeli sub-agent, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such holder of Sun Ordinary Shares concurrently therewith subject to any non-Israeli withholding which is applicable to the payment (if any). If any holder of Sun Ordinary Shares (i) does not provide the Exchange Agent with a Valid Tax Certificate by no later than five (5) Business Days before the Withholding Drop Date or (ii) submits a written request with the Exchange Agent to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such holder of Sun Ordinary Shares’ portion of the consideration shall be calculated according to the applicable withholding rate as determined by the Exchange Agent acting together with the Israeli sub-agent, and calculated in NIS based on a $:NIS exchange rate on the date the payment is actually made as determined by the Exchange Agent. Subject to the provisions of Section 2.2(g)(iii) below, with respect to any holder of Sun Ordinary Shares receiving Sun Stock Consideration pursuant to this Agreement, until such recipient presents to the Exchange Agent a Valid Tax Certificate, or evidence satisfactory to the Exchange Agent that the full applicable Tax amount with respect to such recipient, as reasonably determined by the Exchange Agent, is withheld, the shares of Parent Common Stock shall be issued in the name of the Exchange Agent to be held in trust for the relevant recipient and delivered to such recipient in compliance with the withholding requirements under this Section 2.2.

(iii) Notwithstanding anything to the contrary in this Agreement, if any of the Sun Withholding Tax Ruling or the 104H Tax Ruling shall be received and delivered to Parent prior to the applicable withholding date in form and substance acceptable to Parent, then the provisions of such rulings shall apply with respect to any consideration covered by such rulings, and all applicable withholding procedures with respect to any such consideration payable or deliverable shall be made in accordance with the provisions of such rulings.

(iv) With respect to non-Israeli resident holders of Sun Equity Awards who were engaged by any non-Israeli Sun Subsidiary and were granted such securities as awards in consideration solely for work or services performed outside of Israel, the Sun Withholding Tax Ruling shall determine the withholding arrangement for such holders.

(h) Lost Certificates. If any Sun Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Sun Certificate to be lost, stolen or destroyed (including a customary indemnity in respect thereof), the Exchange Agent shall pay and issue, in exchange for such lost, stolen or destroyed Sun Certificate, the Sun Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

(i) No Subsequent Transfers of Sun Ordinary Shares. After the Sun Effective Time, there shall be no transfers on the stock transfer books of Sun of the Sun Ordinary Shares that were issued and outstanding immediately prior to the Sun Effective Time.

Article III

REPRESENTATIONS AND WARRANTIES OF TRIDENT, PARENT AND MERGER SUBS

Trident represents and warrants to Sun that the statements contained in this Article III are true and correct except to the extent disclosed in (i) any Trident SEC Documents filed or furnished with the SEC during the three (3) year period prior to the date of this Agreement and publicly available prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any predictive, cautionary or forward looking disclosures including those contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by Trident to Sun at or before the execution and delivery by Trident of this Agreement (the “Trident Disclosure Schedules”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article III, or that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of this Article III.

Section 3.1 Organization, Standing and Power. Each of Trident and each Trident Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Trident Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Trident Material Adverse Effect. Each of Trident and the Trident Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, “Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Trident Permits”), except where the failure to have such power or authority or to possess Trident Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Trident Material Adverse Effect. Each of Trident and the Trident Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Trident Material Adverse Effect. Trident has delivered or made available to Sun, prior to execution of this Agreement, a true and complete copy of the amended and restated Certificate of Incorporation of Trident, in effect as of the date of this Agreement (the “Trident Certificate of Incorporation”) and the amended and restated by-laws of Trident in effect as of the date of this Agreement. Such Trident Certificate of Incorporation and by-laws are in full force and effect and Trident is not, and has not been, in material violation of any of the provisions of the Trident Certificate of Incorporation or such by-laws.

Section 3.2 Issuance of Parent Common Stock; Parent and Merger Subs. All of the shares of Parent Common Stock to be issued in the Mergers pursuant to this Agreement and delivered pursuant hereto will, at such times, be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Each of Parent, Trident Merger Sub and Sun Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. None of Parent, Trident Merger Sub or Sun Merger Sub has engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and has no assets or liabilities except as necessary for such purpose.

Section 3.3 Trident Subsidiaries. Section 3.3 of the Trident Disclosure Schedule sets forth the name and jurisdiction of organization of each Trident Subsidiary and the name of all holders of all Capital Stock of each Trident Subsidiary. The outstanding shares of Capital Stock in each Trident Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Trident, by another Trident Subsidiary or by Trident and another Trident Subsidiary, free and clear of all material pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defects of any kind or nature whatsoever, “Liens”), other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.

Section 3.4 Capitalization.

(a) As of July 10, 2023, the authorized capital stock of Trident consists of: (i) 220,000,000 shares of common stock, $0.001 par value per share (the “Trident Common Stock”), of which 133,485,895 shares of Trident Common Stock were issued and outstanding as of such date (including 3,232,902 shares of Trident Common Stock that were subject to restricted stock awards under the 3D Systems Corporation 2015 Incentive Plan, as amended and restated, effective May 24, 2022 (the “Trident Equity Plan” and such restricted stock awards, the “Trident RSAs”)); and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (the “Trident Preferred Stock”), of which no shares of Trident Preferred Stock were issued and outstanding as of such date.

(b) As of July 10, 2023: (i) 420,000 shares of Trident Common Stock are subject to issuance pursuant to outstanding options to purchase Trident Common Stock (the “Trident Options”) under the Trident Equity Plan; (ii) 5,001,383 shares of Trident Common Stock are subject to restricted stock unit awards under the Trident Equity Plan (the “Trident RSU Awards”, and, together with the Trident Options and the Trident RSAs, the “Trident Equity Awards”); (iii) 2,542,905 shares of Trident Common Stock are reserved for future Trident Equity Awards under the Trident Equity Plan; (iv) 1,296,710 shares that are contingently issuable upon the meeting of certain milestones relating to the acquisitions of Volumetric Biotechnologies, Inc. and dp polar GmbH; and (v) there were outstanding $460,000,000 aggregate principal amount of Trident Convertible Notes (with a Conversion Rate as of such date equal to 27.8364 shares of Trident Common Stock per $1,000 dollar principal amount). Trident has delivered or made available to Sun or its counsel copies of the Trident Equity Plan covering all of the Trident Equity Awards outstanding as of the date of this Agreement, and the forms of stock option agreement, restricted stock award or restricted stock unit grant agreement, as applicable, evidencing such Trident Equity Awards.

(c) Except as described in Section 3.4(a) and for options, rights, securities, instruments, obligations and plans referred to in Section 3.4(b) (or the exercise or conversion thereof), as of the date of this Agreement, there is no: (i) issued or outstanding Capital Stock of Trident, (ii) outstanding subscription, option, call, warrant or right to acquire any shares of the Capital Stock of Trident or any Trident Subsidiary; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the Capital Stock of Trident or a Trident Subsidiary; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”), or under which Trident or a Trident Subsidiary is or may become obligated to sell or otherwise issue any shares of its Capital Stock or any other securities.

(d) The authorized capital stock of Parent consists of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding as of the date of this Agreement and held by Trident. All of the outstanding shares of Parent common stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(e) The authorized capital stock of Trident Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding as of the date of this Agreement and held by Parent. All of the outstanding shares of Trident Merger Sub common stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(f) The authorized capital stock of Sun Merger Sub is 180,000,000 ordinary shares, a nominal amount of NIS 0.01 per share, 1,000 of which are issued and outstanding as of the date of this Agreement and held by Parent. All of the outstanding ordinary shares of Sun Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable.

(g) There are no voting trusts or other Contracts to which Trident or any Trident Subsidiary is a party or, to the Knowledge of Trident to which any other Person is a party, with respect to the voting or registration of any shares of, or other equity interest in, Trident or any Trident Subsidiary.

Section 3.5 Authority; Execution and Delivery; Enforceability.

(a) Each of Trident, Parent, Trident Merger Sub and Sun Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Mergers and the transactions contemplated by this Agreement, subject to the receipt of the Trident Stockholder Approval. The Trident Board at a meeting duly called and held in compliance with the requirements of the DGCL and the Trident Certificate of Incorporation and the bylaws of Trident, has adopted resolutions, by unanimous vote of all directors (i) approving the execution, delivery and performance of this Agreement and the consummation of the Mergers upon the terms and subject to the conditions contained herein; (ii) determining that this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of the Stock Consideration, are advisable, fair to and in the best interests of Trident and its stockholders; (iii) recommending that Trident’s stockholders vote in favor of the adoption of this Agreement and directing that such adoption be submitted to Trident’s stockholders at the Trident Stockholders’ Meeting; and (iv) approving the filing of the Form S-4. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Trident Stockholder Approval, no other corporate proceedings on the part of Trident are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Mergers and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL and the Israeli Companies Law). Each of Trident, Parent, Trident Merger Sub and Sun Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Sun, this Agreement constitutes their legal, valid and binding obligation, enforceable against them in accordance with its terms.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Trident Common Stock as of the record date for the Trident Stockholders’ Meeting approving the adoption of this Agreement, the Mergers, the issuance of the shares of Parent Common Stock issuable upon the consummation of the Mergers and the consummation of the other transactions contemplated hereby (the “Trident Stockholder Approval”), is the only vote of the holders of any class or series of Trident’s Capital Stock necessary to approve and adopt this Agreement, the Mergers and the consummation of the other transactions contemplated hereby.

Section 3.6 No Conflicts; Consents.

(a) The execution and delivery by Trident of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any consent, approval, clearance, waiver, Permit or order (“Consent”) or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Trident or any Trident Subsidiary, or give any Person the ability to materially delay or impede the ability of Trident to consummate the Mergers, under, any provision of (i) the Trident Certificate of Incorporation, the Trident bylaws or the comparable charter or organizational documents of any Trident Subsidiary (assuming that the Trident Stockholder Approval is obtained); (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument, whether oral or in writing, (a “Contract”) to which Trident or any Trident Subsidiary is a party or by which any of their respective properties or assets is bound and which would be considered a Trident Material Contract or that would otherwise reasonably be expected to be material to Trident and the Trident Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in Section 3.6(b), any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”), in each case, applicable to Trident or any Trident Subsidiary or their respective properties or assets (assuming that the Trident Stockholder Approval is obtained); except for such Contracts, Judgments or Laws that would not reasonably be expected to have a Trident Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Entity”) is required to be obtained or made by or with respect to Trident or any Trident Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Mergers and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC and declaration of effectiveness under the Securities Act of 1933, as amended (the “Securities Act”) of the registration statement on Form S-4, including the joint proxy statement/prospectus contained therein, in connection with the issuance by Parent of the Stock Consideration, the Sun Shareholders’ Meeting and the Trident Stockholders’ Meeting (the “Form S-4”); and (B) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Mergers and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the HSR Act and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws; (iii) the filing of the Sun Merger Proposal with the Companies Registrar and all other such notices or filings required under the Israeli Companies Law with respect to the consummation of the Sun Merger and the issuance of the Sun Certificate of Merger by the Companies Registrar, the filing of the Trident Certificate of Merger with the Secretary of

State of the State of Delaware and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which Trident and Sun are qualified to do business; (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Stock Consideration; (v) such filings with NASDAQ and the NYSE as are required in connection with the Mergers, the listing of the Stock Consideration and the other transactions contemplated hereby; (vi) the Parent IIA Undertaking; (vii) the application for and receipt of the ISA Offering No-Action Letter; and (viii) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Trident Material Adverse Effect or prevent or materially delay the consummation of the Mergers.

Section 3.7 SEC Documents; Undisclosed Liabilities.

(a) During the past three (3) years, Trident has filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “Trident SEC Documents”).

(b) Each of the Trident SEC Documents (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or the time at which it became effective, as the case may be, complied as to form in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Trident SEC Document; and (ii) did not at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or at the time at which it became effective, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Trident included in the Trident SEC Documents complied, at the time they were filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Trident and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to Trident or the Trident SEC Documents filed with the SEC noted in comment letters or, to the Knowledge of Trident, other correspondence received by Trident or its attorneys from the SEC; and (ii) to the Knowledge of Trident, there are no pending formal or informal investigations of Trident by the SEC. Trident is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(c) Except (i) as reflected or reserved against in Trident’s consolidated balance sheet as of March 31, 2023 (or the notes thereto) as included in the Trident SEC Documents; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2023 or in connection with or contemplated by this Agreement; and (iii) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to be material to Trident and the Trident Subsidiaries, taken as a whole, neither Trident nor any Trident Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, due or to become due, contingent or otherwise).

(d) Neither Trident nor any of the Trident Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Trident and any of the Trident Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or (ii) any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Trident or any of the Trident Subsidiaries in Trident’s or such Trident Subsidiary’s published financial statements or the Trident SEC Document.

(e) Since March 31, 2023, none of Trident, Trident’s independent accountants, or the Trident Board (or the audit committee of the Trident Board) has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Trident, (ii) “material weakness” in the internal controls over financial reporting of Trident or (iii) fraud, whether or not material, that involves management or other employees of Trident who have a significant role in the internal controls over financial reporting of Trident. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(f) Trident maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Trident’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Trident’s receipts and expenditures are being made only in accordance with authorizations of Trident’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Trident’s assets that could have a material effect on Trident’s financial statements. Except as described in the Trident SEC Documents, (1) as of March 31, 2023, there were no material weaknesses in Trident’s internal control over financial reporting (whether or not remediated) and (2) since March 31, 2023, there has been no change in Trident’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Trident’s internal control over financial reporting.

(g) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Trident are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Trident in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Trident, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Trident to make the certifications required under the Exchange Act with respect to such reports.

(h) Trident has made available to Sun or its advisors true and complete copies of all written comment letters from the staff of the SEC during the last three (3) years prior to the date of this Agreement relating to the Trident SEC Documents and all written responses of Trident thereto through the date of this Agreement other than with respect to requests for confidential treatment. To the Knowledge of Trident, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Trident.

Section 3.8 Information Supplied. None of the information supplied or to be supplied by Trident, Parent or Merger Subs for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement will, with respect to the Form S-4 at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act and with respect to the Joint Proxy Statement at the time of the filing and at the time of the Trident Stockholders’ Meeting and at the time of the Sun Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Trident, Parent or Merger Subs with respect to statements made or incorporated by reference therein based on information supplied by Sun for inclusion or incorporation by reference therein. The NYSE listing application will comply as to form in all material respects with the requirements of the NYSE, except that no representation is made by Trident, Parent or Merger Subs with respect to statements made or incorporated by reference therein based on information supplied by Sun for inclusion or incorporation by reference therein.

Section 3.9 Absence of Certain Changes or Events.

(a) Since March 31, 2023 through the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Trident Material Adverse Effect.

(b) Since March 31, 2023 through the date of this Agreement, except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the transaction contemplated by this Agreement, each of Trident and the Trident Subsidiaries has conducted its respective business in the ordinary course consistent with past practice, in all material respects.

(c) Since March 31, 2023 through the date of this Agreement, neither Trident nor any of the Trident Subsidiaries has taken any action, except as set forth in Section 3.9(c) of the Trident Disclosure Schedule, that, if taken after the date hereof, would constitute a breach of, or require the consent of Sun under Section 5.1(b).

Section 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Trident Disclosure Schedule sets forth a complete and accurate list of each material Trident Benefit Plan. For the purposes of this Agreement, “Trident Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and whether or not for employees or service providers in the United States or outside of the United States, and each bonus, stock, stock option or other equity based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, provident funds (including pension funds, managers’ insurance policies, further education funds or other similar funds), vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees or service providers (or any dependent or beneficiary thereof) of Trident or any Trident Subsidiary or any of their ERISA Affiliates and with respect to which Trident or any Trident Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any plan, program, agreement, contract, policy or arrangement sponsored by a Governmental Entity. Notwithstanding the foregoing, Section 3.10(a) of the Trident Disclosure Schedule need not identify an employment agreement or offer letter if such employment agreement or offer letter (x) relates to an employee whose annual base salary does not exceed $350,000 or (y) (A) relates to an employee working outside the United States, and (B) does not provide any severance or notice period in excess of 90 days or such longer period as may be required by applicable Law. With respect to each material Trident Benefit Plan, Trident has made available to Sun or its advisors (other than Trident SEC Documents) correct and complete copies of, in each case, to the extent applicable, (i) summary plan descriptions, summaries of material modifications, and/or amendments related to such plans and any related trust agreement, (ii) the most recent financial statement and actuarial valuation, (iii) all material, non-routine filings and correspondence in the past three (3) years with any Governmental Entity, (iv) all material non-routine related agreements, insurance contracts and other agreements which implement each such Trident Benefit Plan, and (v) all material, non-routine records, notices and filings concerning any Governmental Entity audits or investigations.

(b) Each of the Trident Benefit Plans has, in all material respects, been operated, administered and funded in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by Trident, the Trident Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Knowledge of Trident, no condition exists that is likely to cause Trident, any Trident Subsidiary or any of their ERISA Affiliates to incur any such liability. Except as has not had and does not constitute a Trident Material Adverse Effect, all contributions or other amounts payable by Trident or the Trident Subsidiaries pursuant to each Trident Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending, or to the Knowledge of Trident, threatened material claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Trident Benefit Plans or any trusts related thereto.

(c) No Trident Benefit Plan is, and neither Trident, a Trident Subsidiary nor any ERISA Affiliate thereof contributes to, has within the previous six (6) years contributed to, presently contributes to or has any liability or obligation, whether fixed or contingent, with respect to (i) a multiemployer plan, as defined in Section 3(37) of ERISA, (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) a voluntary employee benefit association under Section 501(a)(9) of the Code, or (iv) a multiple employer plan, as described in Section 413(c) of the Code. No Trident Benefit Plan is a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA. Trident, the Trident Subsidiaries and each of their ERISA Affiliates are in compliance with the applicable requirements of Section 4980B of the Code and any similar state law in all material respects. Trident and the Trident Subsidiaries are in compliance with the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, in all material respects.

(d) No Trident Benefit Plan provides health or welfare benefits coverage, including life insurance or medical benefits (whether or not insured), with respect to current or former service providers beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other Law, the full cost of which is borne by the applicable service provider or such service provider’s dependents or beneficiaries.

(e) (i) Each of the Trident Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or may rely on a preapproved plan opinion letter as to its qualification and (ii) to the Knowledge of Trident, there are no existing circumstances or any events that have occurred that would reasonably be expected to materially and adversely affect the qualified status of any such plan. Each such favorable determination letter or opinion letter has been provided or made available to Sun or its advisors.

(f) Except as set forth in Section 3.10(f) of the Trident Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Mergers or the other transactions contemplated by this Agreement (either alone or in conjunction with any other event), will or would reasonably be expected to (i) result in any material payment (including severance and unemployment compensation, forgiveness of Indebtedness or otherwise) or benefit becoming due to any current or former service provider of Trident or a Trident Subsidiary under any Trident Benefit Plan or otherwise; (ii) materially increase any benefits or the compensation otherwise payable under any Trident Benefit Plan; (iii) result in any acceleration of the time of payment, funding or vesting of any such compensation or benefits or any forgiveness of Indebtedness; (iv) result in any breach or violation of, or default under or limit Trident’s or any Trident Subsidiary’s right to amend, modify, terminate or transfer the assets of, any Trident Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(g) Each Trident Benefit Plan has been maintained and operated in documentary and operational compliance with Section 409A of the Code and applicable guidance thereunder or an available exemption therefrom.

(h) Neither Trident nor any Trident Subsidiary is a party to, and does not have any material obligation under any Trident Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be expected to constitute a Trident Material Adverse Effect, each Trident Benefit Plan, if any, which is maintained outside of the United States (a “Trident Foreign Benefit Plan”) (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Trident Foreign Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as set forth in Section 3.10(i) of the Trident Disclosure Schedule or as required by Law, no Trident Foreign Benefit Plan is a defined benefit pension, superannuation, seniority premium, termination indemnity, provident fund, gratuity, long-service, jubilee or similar plan or arrangement.

Section 3.11 Labor Matters.

(a) Neither Trident nor any Trident Subsidiary is a party to, or bound by, any collective bargaining agreement, union memoranda of understanding, or other Contract with a labor or trade union, works council, labor organization or similar body involving any of its employees or employee representatives (a “Collective Bargaining Agreement”). Neither Trident nor any Trident Subsidiary is, nor has it during the last three (3) years been, subject to a strike or work stoppage and to the Knowledge of Trident, there is no pending strike or work stoppage involving Trident or any Trident Subsidiary. There are no labor organizations representing, and to the Knowledge of Trident there are no labor organizations purporting to represent or seeking to represent, any of Trident’s or any Trident Subsidiary’s employees. There are no, and during the last three (3) years there have been no, organizational campaigns, petitions, or other unionization activities with respect to the formation of a collective bargaining unit made or, to the Knowledge of Trident, threatened involving employees of Trident or any Trident Subsidiary.

(b) Trident and each Trident Subsidiary is, and during the last three (3) years has been, in compliance with all applicable Laws relating to employment, including labor, employment, termination of employment, fringe benefits, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, harassment, discrimination, retaliation, payment of social security, exempt and non-exempt status, remote work, restrictive covenants, compensation and benefits, wages and hours of work, overtime, working during rest days, notices to employees, COVID-19 Measures, engagement of service providers, enforcement of labor laws, and the Worker Adjustment and Retraining Notification Act of 1988, as amended, in each case except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect.

(c) No current or former employee, consultant, or independent contractor of Trident or any Trident Subsidiary has violated any confidentiality or proprietary information agreement or any restrictive covenant agreements, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect, there are no proceedings pending, and as of the date of this Agreement neither Trident nor any Trident Subsidiary intends to bring any proceedings, against any current or former employee, consultant, or independent contractor of Trident or any Trident Subsidiary for alleged violations of any confidentiality or proprietary information agreement or any restrictive covenant agreements.

(d) During the last three (3) years, no written material allegations of harassment, discrimination, sexual assault or sexual misconduct have been made against Trident or, to Trident’s Knowledge, any of the Trident Subsidiaries or involving any current or former management-level employee of Trident or any of the Trident Subsidiaries, and neither Trident nor any of the Trident Subsidiaries have entered into any settlement agreements as a result of any written allegations of harassment, discrimination, sexual assault or sexual misconduct with any current or former management-level employee.

Section 3.12 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Trident, threatened against Trident or any Trident Subsidiary, or any properties or assets of Trident or any Trident Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages, in each case (or in any group of related claims, actions, suits, proceedings or investigations, or that arise from similar matters or circumstances), in excess of $1,000,000, or that seeks to prevent or restrict any part of the operation by Trident of its business or use of its assets or that in any manner seeks to prevent, enjoin, alter, or materially delay the Mergers or any of the other transactions contemplated hereby, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

Section 3.13 Compliance with Applicable Laws.

(a) Trident and the Trident Subsidiaries are in compliance in all material respects with all applicable Laws and Trident Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. No action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge or Trident, threatened alleging that Trident or a Trident Subsidiary is not in material compliance with any applicable Law or Trident Permit or which challenges or questions the validity of any rights of the holder of any Trident Permit.

(b) Trident is, and for the last five (5) years has been, in compliance with and has not been and is not in violation of any applicable International Trade Law, Sanctions or Anti-Corruption Law except, in each case, where such violation, or failure to be in compliance, is not material to Trident and the Trident Subsidiaries, taken as a whole. Neither Trident nor any Trident Subsidiary has received any actual or threatened order, notice, or other communication from any Governmental Entity of any actual or potential material violation or material failure to comply with any International Trade Law, Sanctions or Anti-Corruption Law.

(c) Without limiting the generality of the foregoing, neither Trident, the Trident Subsidiaries, nor, to Trident’s Knowledge, any of Trident’s or Trident Subsidiaries’ respective directors, officers or employees acting on behalf of Trident or any Trident Subsidiary, respectively, is a Sanctioned Person. To the Knowledge of Trident, neither Trident, the Trident Subsidiaries, nor any of Trident’s or the Trident Subsidiaries’ respective directors, officers or employees acting on behalf of Trident or any Trident Subsidiary, respectively, or (ii) is or has been, in the past five (5) years, engaged in dealings or transactions in or involving Sanctioned Countries or Sanctioned Persons.

(d) For the past five (5) years, none of Trident, a Trident Subsidiary, any of their respective directors and officers, nor to the Knowledge of Trident, any other stockholder, employee, agent or other Person acting on behalf of Trident or a Trident Subsidiary (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made any direct or indirect unlawful payment to any foreign or public or domestic government official or employee from corporate funds in violation of Anti-Corruption Laws; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.

(e) Trident and each Trident Subsidiary maintain and enforce policies and procedures reasonably designed to promote compliance with International Trade Laws, Sanctions and Anti-Corruption Laws.

Section 3.14 Environmental Matters. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Trident Material Adverse Effect:

(a) Trident and the Trident Subsidiaries are now, and have been in the last three (3) years, in compliance with all Environmental Laws, and neither Trident nor any Trident Subsidiary has received any written communication from a Person that alleges that Trident or any Trident Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(b) Trident and the Trident Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to Trident, the Trident Subsidiaries and the real properties of Trident and all such Permits are valid, in good standing and will not, to Trident’s Knowledge, be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

(c) there are no Environmental Claims pending or, to the Knowledge of Trident, threatened against Trident or any of the Trident Subsidiaries, nor is Trident or any of the Trident Subsidiaries aware of any basis for such Environmental Claim;

(d) To Trident’s Knowledge, there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against (i) Trident or any of the Trident Subsidiaries, or (ii) against any Person whose liabilities for such Environmental Claims Trident or any of the Trident Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law; and

(e) neither Trident nor any of the Trident Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Trident or any of the Trident Subsidiaries.

Section 3.15 Contracts.

(a) Section 3.15(a) of the Trident Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list, and Trident has made available to Sun prior to the date of this Agreement true and complete copies (including all material amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of:

(i) each Contract that would be required to be filed by Trident as a “material contract” pursuant to Item 601 (b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which Trident or any of the Trident Subsidiaries is a party involving expected annual revenues or expected annual expenditures in excess of $5,000,000 in 2023;

(iii) each Contract to which Trident or any of the Trident Subsidiaries is a party that restricts in any material respect the ability of Trident or any of the Trident Subsidiaries (A) to compete or engage in any line of business or with any Person in any geographical area, (B) to sell, supply or distribute any material Trident Offering, use or enforce any material Intellectual Property Rights owned by or exclusively licensed to Trident or any Trident Subsidiary, (C) to solicit any (potential or actual) customer or supplier, or (D) that otherwise has the effect of materially restricting Trident, the Trident Subsidiaries or any of their respective affiliates from the development, marketing or distribution of Trident Offerings, in each case, in any geographic area;

(iv) each Contract to which Trident or any of the Trident Subsidiaries is a party that is material and obligates Trident or a Trident Subsidiary to conduct business with any third party on a preferential or exclusive basis, or that includes “most favored nation” or similar provisions;

(v) (A) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of Trident or any of the Trident Subsidiaries in excess of $5,000,000 is outstanding or may be incurred, other than any such agreement between or among Trident and one or more wholly owned Trident Subsidiaries and (B) each Contract governing or amending, modifying, supplementing or otherwise relating to the Trident Indenture (including any hedging obligations entered into in connection therewith);

(vi) each partnership, joint venture or similar Contract to which Trident or any of the Trident Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly owned Trident Subsidiaries;

(vii) each Contract to which Trident or any of the Trident Subsidiaries is a party that contains covenants, indemnities or other continuing obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the making by Trident or any Trident Subsidiary of future payments in excess of $5,000,000;

(viii) each Contract pursuant to which Trident or the Trident Subsidiaries receives from any third party a license or similar right to any Intellectual Property Right material to Trident and the Trident Subsidiaries taken as a whole, and that are not (A) non-exclusive licenses granted in the ordinary course of business; (B) Contracts under which open source technology is licensed; or (C) Contracts with current or former employees and service providers that were entered into in the ordinary course of business;

(ix) each Contract with a Governmental Entity to which Trident or a Trident Subsidiary is a party, and pursuant to which Trident or a Trident Subsidiary has any material future obligation other than the provision of Trident Offerings in the ordinary course of business consistent with past practice; and

(x) each Contract that gives any Person the right to acquire any material assets of Trident or any Trident Subsidiary (excluding ordinary course commitments to purchase Trident products) after the date hereof.

Each agreement, understanding or undertaking of the type described in this Section 3.15(a) is referred to herein as a “Trident Material Contract”.

(b) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Trident Material Adverse Effect, (i) each Trident Material Contract (including, for purposes of this Section 3.15(b), any Contract entered into after the date of this Agreement that would have been a Trident Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Trident or one of the Trident Subsidiaries, as the case may be, and, to the Knowledge of Trident, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) each such Trident Material Contract is in full force and effect; (iii) none of Trident or any of the Trident Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Trident Material Contract and, to the Knowledge of Trident, no other party to any such Trident Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder; (iv) to the Knowledge of Trident, each other party to a Trident Material Contract has performed all material obligations required to be performed by it under such Trident Material Contract; and (v) no party to any Trident Material Contract has given Trident or any of the Trident Subsidiaries notice (whether written or oral) of its intention to cancel, terminate, change the scope of rights under or fail to renew any Trident Material Contract and neither Trident nor any of the Trident Subsidiaries, nor, to the Knowledge of Trident, any other party to any Trident Material Contract, has repudiated (whether orally or in writing) any material provision thereof. No Trident Material Contract can be reasonably expected to prevent or materially delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

Section 3.16 Intellectual Property.

(a) Section 3.16(a) of the Trident Disclosure Schedule sets forth a true, correct and complete list of all (i) Patents; (ii) Mark registrations and pending applications for Mark registrations; and (iii) material unregistered Marks included in the Owned Trident IP.

(b) Except as has not been and would not reasonably be expected to have a Trident Material Adverse Effect, (i) Trident, or the applicable Trident Subsidiary, is the sole and exclusive owner of all right, title and interest in and to the Owned Trident IP, free and clear of all Liens (other than Permitted Liens); and (ii) the material Trident Licensed IP is validly licensed to Trident or the applicable Trident Subsidiary pursuant to written, valid agreements. Neither the execution and delivery of this Agreement nor the consummation of the Mergers or the other transaction contemplated by this Agreement will result in the termination or invalidity of any agreements pursuant to which the material Trident Licensed IP is licensed to Trident or the applicable Trident Subsidiary.

(c) The Trident Offerings and Owned Trident IP do not infringe, misappropriate, dilute or otherwise violate (and did not in the past infringe, misappropriate, dilute or otherwise violate) any Intellectual Property Right of any Person, except as has not been and would not reasonably be expected to have a Trident Material Adverse Effect. Neither Trident, nor any Trident Subsidiary, has received any written notice of, and there are no proceedings pending or, to the Knowledge of Trident, threatened that relate to (i) any alleged invalidity with respect to any of the Owned Trident IP; or (ii) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by Trident or any Trident Subsidiary.

(d) Trident and the Trident Subsidiaries have taken commercially reasonable measures to protect the confidentiality of any Owned Trident IP that Trident or the applicable Trident Subsidiary considers to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of Trident or any Trident Subsidiary has asserted, or to the Knowledge of Trident has claimed, any ownership in any Owned Trident IP.

(e) Section 3.16(e) of the Trident Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date of this Agreement under which Trident or a Trident Subsidiary has licensed, granted or conveyed to any third party any right, title or interest in or to any of Owned Trident IP (other than non-exclusive licenses granted to customers in the ordinary course of business) to a competitor of Trident or any Trident Subsidiary.

(f) Except as set forth in Section 3.16(f) of the Trident Disclosure Schedule, none of Trident nor any Trident Subsidiary is obligated to pay to any Person any material royalties, fees, commissions or other amounts for the use by Trident or the Trident Subsidiaries of any Intellectual Property Rights.

(g) No Trident Intellectual Property Right is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner, taken as a whole the ability of Trident (i) to make, use, import, sell, offer for sale or promote any Trident Offerings anywhere in the world; or (ii) to use, exploit, assert or enforce any of the material Trident Intellectual Property Rights anywhere in the world.

(h) To the Knowledge of Trident, no third party is challenging the right, title or interest of Trident or a Trident Subsidiary in, to or under, any Trident Intellectual Property Rights, or the validity, enforceability or claim construction of any Patent included in the Registered Trident Intellectual Property Rights. To the Knowledge of Trident, there is no undisclosed opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Registered Trident Intellectual Property Rights. Each of the officers, employees, contractors or consultants of Trident or the Trident Subsidiaries involved in the creation of their respective Intellectual Property Rights has executed and delivered to Trident or the applicable Trident Subsidiary an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, Trident or the Trident Subsidiaries who have contributed to the creation or development of any material Trident Intellectual Property Rights has executed a valid and enforceable written agreement with the Trident or the applicable Trident Subsidiary that assigns to Trident or the applicable Trident Subsidiary all rights, title and interest in and to any and all such Intellectual Property Rights and, to the extent applicable, irrevocably waives such Person’s moral rights in such Intellectual Property Rights.

(i) The registration of any Registered Trident Intellectual Property Right is subsisting and in full force and effect, and all necessary registration, maintenance and renewal fees currently due in connection with the same have been made and to the Knowledge of Sun all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business; or (ii) would not be material to Trident’s business. No registration or application for any such Registered Trident Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Registered Trident Intellectual Property Rights which has not been made.

(j) Trident and the Trident Subsidiaries are in material compliance with the terms and conditions of all licenses for the Open Source Software. Except as set forth in Section 3.16(j) of the Trident Disclosure Schedule, Trident and the Trident Subsidiaries have not used Open Source Software in the Trident Offerings in a manner that requires, that other Software incorporated into, derived from or distributed with such Open Source Software be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no charge.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Trident Material Adverse Effect, each of Trident and the Trident Subsidiaries is in compliance, and has for the past three (3) years complied, with all applicable Trident Data Protection Requirements. To the Knowledge of Trident, the information technology assets and equipment of each of Trident and the Trident Subsidiaries (collectively, “Trident IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of each of Trident and the Trident Subsidiaries as currently conducted. Each of Trident and the Trident Subsidiaries has, for the past (3) years, taken commercially reasonable steps designed to ensure that all Personal Data, Trident Business Data, and Trident IT

Systems maintained by or on behalf of each of Trident and the Trident Subsidiaries are protected against loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of Trident, there have been no material incidents regarding the same that would require notification of individuals, law enforcement, or any Governmental Entity under any applicable Data Protection Law, or that would reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect. In the past three (3) years, neither Trident nor any of the Trident Subsidiaries, has received written communication from any Governmental Entity that alleges that Trident or any of the Trident Subsidiaries is not in compliance with any Data Protection Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect.

Section 3.17 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Trident Material Adverse Effect, Trident and the Trident Subsidiaries (a) have marketable and valid title to all the real property reflected in the latest audited balance sheet included in the Trident SEC Documents as being owned by Trident or a Trident Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Trident Owned Properties”), free and clear of all material Liens, except Permitted Liens; and (b) have valid leasehold estates in all material real property leased, subleased, licensed or otherwise occupied by Trident or the Trident Subsidiaries as reflected in the latest audited statements included in such Trident SEC Documents or acquired after the date thereof (except for leases that have expired by their terms since the date thereof or have been terminated by Trident or its Subsidiary) (such leasehold estates, collectively with the Trident Owned Properties, the “Trident Real Property”), free and clear of all material Liens, except for Permitted Liens, and no event or condition exists which constitutes or, after notice or lapse of time or both, would reasonably be expected to constitute, a material breach or default on the part of Trident or any of the Trident Subsidiaries, or to the knowledge of Trident, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Trident Material Adverse Effect. There are no pending or, to the knowledge of Trident, threatened condemnation proceedings against the Trident Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Trident Material Adverse Effect.

Section 3.18 Tax.

(a) Except as has not had, and would not reasonably be expected to have, a Trident Material Adverse Effect, individually or in the aggregate:

(i) Each of Trident and the Trident Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and prepared in compliance in all respects with all applicable Laws. All Taxes (whether or not shown to be due on such Tax Returns) have been timely paid.

(ii) Each of Trident and the Trident Subsidiaries has (A) timely withheld and paid to the appropriate Tax authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party and (B) otherwise complied with all applicable law relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).

(iii) No deficiency with respect to any Taxes has been proposed, asserted or assessed by a Governmental Entity against Trident or any of the Trident Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(iv) There is no audit, proceeding or investigation now pending against or with respect to Trident or any of the Trident Subsidiaries in respect of any Tax or Tax asset and neither Trident nor any of the Trident Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset.

(v) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by, or issued by any Tax authority with respect to any of, Trident or the Trident Subsidiaries which agreement or ruling would be effective after the Closing Date.

(vi) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Trident or any of the Trident Subsidiaries.

(vii) Neither Trident nor any Trident Subsidiary has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the Treasury Regulations thereunder.

(viii) During the two (2) year period ending on the date of this Agreement, neither Trident nor any Trident Subsidiary was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(ix) Neither Trident nor any Trident Subsidiary (i) has been a member of an affiliated group filing a consolidated, combined, affiliated, unitary or similar Tax Return (other than a group the common parent of which was Trident or any Trident Subsidiary) or (ii) has any liability for the Taxes of any Person (other than Trident or any Trident Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(x) In the past three (3) years, no written claims have been made by any Tax authority in a jurisdiction where Trident or any Trident Subsidiary does not file a Tax Return that Trident or such Trident Subsidiary is or may be subject to Taxation by that jurisdiction with respect to Taxes that would be the subject of such Tax Return, which claims have not been resolved or withdrawn.

(xi) Neither Trident nor any Trident Subsidiary is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than (i) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (ii) one the only parties to which are Trident or other Trident Subsidiaries).

(xii) Trident is, and has always been, treated as a corporation for U.S. federal income tax purposes. Section 3.18(a)(xii) of the Trident Disclosure Schedule sets forth all elections made by Trident or any Trident Subsidiary pursuant to Treasury Regulations Section 301.7701-3.

(xiii) Neither Trident nor any of the Trident Subsidiaries has taken advantage of any relief or Tax deferral provisions or any carryback of net operating losses or similar Tax items related to COVID-19 for Tax purposes whether federal, state, local or foreign, including the CARES Act.

(xiv) The most recent financial statements contained in the Trident SEC Documents reflect an adequate reserve for all Taxes payable by Trident and the Trident Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.

(xv) Trident and each Trident Subsidiary is a Tax resident only in its jurisdiction of formation. Trident and each Trident Subsidiary is and has always been a non-Israeli resident company that has no activities, assets or a permanent establishment (within the meaning of an applicable Tax treaty) in Israel, and its activities are, and have always been controlled and managed outside of Israel. None of Trident’s directors, officers, managers and general managers is an Israeli resident. To the Knowledge of Trident, no more than 25% of the total number of all issued and outstanding shares of Trident, in the aggregate, are held by any Persons who are Israeli residents for Tax purposes.

(b) No Trident Subsidiary which was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a) (each, a “non-U.S. Trident Subsidiary”) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code. Each non-U.S. Trident Subsidiary is, and has been since formation, a Tax resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than its jurisdiction of incorporation.

(c) Neither Trident nor any Trident Subsidiary has taken any action or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to cause Sun to be treated as a Tax resident of any jurisdiction other than Israel following the Sun Merger.

(d) None of the outstanding options or warrants (if any) to purchase or acquire Trident Common Stock (i) were issued by Trident (or any current or former Trident Affiliate) with an exercise price that was less than the fair value of the underlying Trident Common Stock (or any shares of any Trident Subsidiary) for which the options or warrants were exercisable at the time such options or warrants were issued, (ii) are, or have ever been, properly treated as stock for U.S. federal income tax purposes, or (iii) were issued with terms such that a holder of such warrants could be reasonably expected to be economically compelled to exercise such warrants.

Section 3.19 Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Trident or any Trident Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Trident or any Trident Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Trident Common Stock (or an affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing) on the other hand, of the type required to be reported in any Trident SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so disclosed.

Section 3.20 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect, as of the date hereof, (a) all current, material insurance policies of Trident and the Trident Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither Trident nor any of the Trident Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Trident Material Adverse Effect.

Section 3.21 Brokers’ Fees and Expenses. Except as set forth on Section 3.21 of the Trident Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Trident.

Section 3.22 Parent, Trident Merger Sub and Sun Merger Sub Board Recommendations. The Board of Directors of each of Parent, Trident Merger Sub and Sun Merger Sub has duly adopted resolutions (i) determining that this Agreement and transactions contemplated hereby, including the Mergers, as applicable, and, in the case of Parent, the issuance of the Stock Consideration, are fair to, and in the best interests of, Parent, Trident Merger Sub, Sun Merger Sub, as applicable, and their respective sole stockholder or shareholder; (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Mergers, as applicable, on the terms and subject to the conditions set forth in this Agreement and, in the case of Sun Merger Sub, that, considering the financial position of the merging companies, no reasonable concern exists that the Sun Surviving Corporation will be unable to fulfill the obligations of Sun Merger Sub and its creditors as a result of the Sun Merger; (iii) directing that this Agreement be submitted to their respective sole stockholder or shareholder for its adoption; and (iv) recommending that their respective sole stockholder or shareholder adopt this Agreement.

Section 3.23 Opinion of Financial Advisor. Trident has received the opinion of Goldman Sachs & Co. LLC, the financial advisor of Trident, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the aggregate of the Sun Merger Consideration to be paid for all outstanding Sun Ordinary Shares by Trident pursuant to this Agreement is fair from a financial point of view to Trident.

Section 3.24 Stock Ownership. As of the date of this Agreement, none of Trident, Parent, Trident Merger Sub or Sun Merger Sub beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of Sun. Assuming the accuracy of Sun’s representations and warranties set forth in Section 4.24, the Trident Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Trident Certificate of Incorporation.

Section 3.25 Solvency; Available Funds.

(a) As of the Effective Times, assuming the accuracy of the representations and warranties set forth in Article IV (without giving effect to any materiality qualifications set forth therein) and satisfaction of the conditions to Trident’s, Parent’s and each Merger Subs’ obligations to effect the Mergers as set forth herein, or the waiver of such conditions, and after giving effect to the Mergers, including the payment of the Trident Merger Consideration and the Sun Merger Consideration, and payment of all related fees and expenses, (i) the amount of the “fair saleable value” of the assets of the Sun Surviving Corporation and its subsidiaries, on a consolidated basis, would exceed (A) the value of all “liabilities of the Sun Surviving Corporation and its subsidiaries on a consolidated basis, including contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the solvency of debtors, and (B) the amount that will be required to pay the probable liabilities of the Sun Surviving Corporation and its subsidiaries, on a consolidated basis, on their existing debts (including contingent liabilities) as such debts become absolute and matured; (ii) the Sun Surviving Corporation and its subsidiaries, on a consolidated basis, would not have an unreasonably small amount of capital for the operation of the business in which they are engaged or proposed to be engaged following the Sun Effective Time; and (iii) the Sun Surviving Corporation and its subsidiaries, on a consolidated basis, will be able to pay their liabilities, including contingent and other liabilities, as they mature.

(b) Each of Trident, Parent and the Merger Subs acknowledges and agrees that its obligations set forth herein are not subject to any conditions regarding its ability to obtain financing for the consummation of the transactions contemplated by this Agreement. As of the Effective Times, assuming the accuracy of the representations and warranties set forth in Article IV (without giving effect to any materiality qualifications set forth therein) and satisfaction of the conditions to Trident’s, Parent’s and each Merger Subs’ obligations to effect the Mergers as set forth herein, Trident, Parent, and Merger Subs will have sufficient cash, available lines of credit or other sources of immediately available funds (when taken together with Sun’s and its Subsidiaries’ cash, available lines of credit and other sources of immediately available funds) to enable Trident and Parent to fund the Cash Consideration and make all payments required to be made by them pursuant to the terms of this Agreement.

Section 3.26 Tax Qualification. Neither Trident nor any of the Trident Subsidiaries (including Parent and Merger Subs) has taken any action or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to impede or prevent the transactions contemplated hereby, including the Mergers and the exchange of Trident Common Stock and Sun Ordinary Shares by the holders thereof for Parent Common Stock, from qualifying as an “exchange” described in Section 351(a) of the Code or the Trident Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.27 No Other Representations or Warranties. Except for the representations and warranties made by Sun in Article IV, Trident acknowledges that none of Sun, the Sun Subsidiaries or any other Person on behalf of Sun makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, neither Sun nor any other Person makes or has made any representation or warranty to Trident or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Sun, any Sun Subsidiary or their respective businesses; or (b) except for the representations and warranties made by Sun in Article IV, any oral or written information presented to Trident or any of its Affiliates or Representatives in the course of their due diligence investigation of Sun, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article IV

REPRESENTATIONS AND WARRANTIES OF SUN

Sun represents and warrants to Trident that the statements contained in this Article IV are true and correct except to the extent disclosed in (i) any Sun SEC Documents filed or furnished with the SEC during the three (3) year period prior to the date of this Agreement and publicly available prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any predictive, cautionary or forward looking disclosures including those contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by Sun to Trident at or before the execution and delivery by Sun of this Agreement (the “Sun Disclosure Schedules”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article IV, or that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of this Article IV.

Section 4.1 Organization, Standing and Power. Each of Sun and each Sun Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Sun Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Sun Material Adverse Effect. Each of Sun and the Sun Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Sun Permits”), except where the failure to have such power or authority or to possess Sun Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Sun Material Adverse Effect. Each of Sun and the Sun Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Sun Material Adverse Effect. Sun has delivered or made available to Trident, prior to execution of this Agreement, a true and complete copy of the articles of association of Sun (the “Sun Articles”) and the memorandum of association of Sun, in each case in effect as of the date Sun countersigns this Agreement. Such Sun Articles and memorandum of association of Sun are in full force and effect and Sun is not, and has not been, in violation of any of the provisions of its Sun Articles. Sun is not a “breaching company” as such term is defined under the Israeli Companies Law, and no Sun Subsidiary which is incorporated under the Laws of Israel, is a “breaching company” as such term is defined under the Israeli Companies Law to the extent that such status of a Sun Subsidiary would not reasonably be expected to have a Sun Material Adverse Effect.

Section 4.2 [Reserved].

Section 4.3 Sun Subsidiaries. Section 4.3 of the Sun Disclosure Schedule sets forth the name and jurisdiction of organization of each Sun Subsidiary and the name of all holders of all Capital Stock of each Sun Subsidiary. The outstanding shares of Capital Stock in each Sun Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Sun, by another Sun Subsidiary or by Sun and another Sun Subsidiary, free and clear of all material Liens, other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.

Section 4.4 Capitalization.

(a) As of the date that is three (3) Business Days prior to Sun countersigning this Agreement, the authorized capital stock of Sun consists of: (i) 180,000,000 ordinary shares, with a nominal amount of NIS 0.01 each (the “Sun Ordinary Shares”), of which 67,086,000 Sun Ordinary Shares were issued and outstanding as of the date that is three (3) Business Days prior to Sun countersigning this Agreement.

(b) As of the date that is three (3) Business Days prior to Sun countersigning this Agreement: (i) 1,613,068 Sun Ordinary Shares are subject to issuance pursuant to outstanding options to purchase Sun Ordinary Shares under the Stratasys Ltd. 2012 Omnibus Equity Incentive Plan, as amended and the Stratasys Ltd. 2022 Share Incentive Plan, as amended, respectively (the “Sun Options” and the “Sun Equity Plans”, as applicable); (ii) 4,033,336 Sun Ordinary Shares are subject to restricted share unit awards under the Sun Equity Plans (the “Sun RSU Awards”, and together with the Sun Options, the “Sun Equity Awards”); (iii) 5,646,394 Sun Ordinary Shares are reserved for future Sun Equity Awards under the Sun Equity Plans; (iv) 249,570 Sun Ordinary Shares are reserved for issuance upon exercise of purchase rights under the Stratasys Ltd. 2021 Employee Share Purchase Plan (the “Sun ESPP”); and (v) a maximum of 5,200,000 Sun Ordinary Shares could be delivered pursuant to the Sun ESPP upon exercise of the outstanding purchase rights, based on the closing price of a Sun Ordinary Share at the beginning of the Offering Period (as defined in the Sun ESPP) in effect on the date that is three (3) Business Days prior to Sun countersigning this Agreement and the Sun ESPP participants’ elections as of the date that is three (3) Business Days prior to Sun countersigning this Agreement. Sun has delivered or made available to Trident or its counsel copies of the Sun Equity Plans covering all of the Sun Equity Awards outstanding as of the date Sun countersigns this Agreement, the Sun ESPP, and the forms of stock option agreement or restricted stock unit grant agreement, as applicable, evidencing such Sun Equity Awards. All Sun Equity Awards were validly granted and properly and duly approved by Sun.

(c) Except as described in Section 4.4(a) and for options, rights, securities, instruments, obligations and plans referred to in Section 4.4(b) (or the exercise or conversion thereof), and except for the rights issued under the Sun Rights Plan, as of the date Sun countersigns this Agreement, there is no: (i) issued or outstanding Capital Stock of Sun; (ii) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock of Sun or any Sun Subsidiary; or (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of Sun or a Sun Subsidiary, or under which Sun or a Sun Subsidiary is or may become obligated to sell or otherwise issue any shares of its Capital Stock or any other securities.

(d) There are no voting trusts or other Contracts to which Sun or any Sun Subsidiary is a party or, to the Knowledge of Sun to which any other Person is a party, with respect to the voting or registration of any shares of, or other equity interest in, Sun or any Sun Subsidiary.

Section 4.5 Authority; Execution and Delivery; Enforceability.

(a) Sun has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Sun Merger and the transactions contemplated by this Agreement, subject to the receipt of the Sun Shareholders Approval and the Sun Certificate of Merger from the Companies Registrar. The Sun Board (and, if appropriate, any committee thereof), at a meeting duly called and held in compliance with the requirements of Israeli Companies Law and the Sun Articles, has adopted resolutions, by unanimous vote of all directors (i) approving the execution, delivery and performance of this Agreement and the consummation of the Sun Merger upon the terms and subject to the conditions contained herein; (ii) determining that entering into this Agreement is in the best interests of Sun and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Sun Surviving Corporation will be unable to fulfill the obligations of Sun and its creditors as a result of the Sun Merger; (iii) declaring this Agreement and the transactions contemplated by this Agreement advisable; and (iv) recommending that Sun’s shareholders vote in favor of the adoption of this Agreement and directing that such adoption be submitted to Sun’s shareholders for approval at the Sun Shareholders’ Meeting. As of the date Sun countersigns this Agreement, such resolutions have not been amended or withdrawn. Except for the Sun Shareholder Approval, no other corporate proceedings on the part of Sun are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Sun Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the Israeli Companies Law). Sun has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Trident, Parent, Trident Merger Sub and Sun Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The affirmative vote of the holders of a majority of the Sun Ordinary Shares present in person or represented by proxy and voting at the Sun Shareholders’ Meeting approving the adoption of this Agreement, the Sun Merger and the consummation of the other transactions contemplated hereby (the “Sun Shareholder Approval”), is the only vote of the holders of any class or series of Sun’s Capital Stock necessary to approve and adopt this Agreement, the Mergers and the consummation of the other transactions contemplated hereby.

Section 4.6 No Conflicts; Consents.

(a) The execution and delivery by Sun of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any Consent or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Sun or any Sun Subsidiary, or give any Person the ability to materially delay or impede the ability of Sun to consummate the Sun Merger, under, any provision of (i) the Sun Articles or the comparable charter or organizational documents of any Sun Subsidiary (assuming that the Sun Shareholder Approval is obtained); (ii) any Contract to which Sun or any Sun Subsidiary is a party or by which any of their respective properties or assets is bound and which would be considered a Sun Material Contract or that would otherwise reasonably be expected to be material to Sun and the Sun Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in Section 4.6(b), any Judgment or Law, in each case, applicable to Sun or any Sun Subsidiary or their respective properties or assets (assuming that the Sun Shareholder Approval is obtained), except for such Judgments or Laws that would not reasonably be expected to have a Sun Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Sun or any Sun Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Mergers and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Joint Proxy Statement; and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act, and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Mergers and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the HSR Act, and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws; (iii) the filing of the Sun Merger Proposal with the Companies Registrar and all other such notices or filings required under the Israeli Companies Law with respect to the consummation of the Sun Merger and the issuance of the Sun Certificate of Merger by the Companies Registrar and appropriate documents with the relevant authorities of the other jurisdictions in which Sun and Trident are qualified to do business; (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Stock Consideration; (v) such filings with NASDAQ and the NYSE as are required in connection with the Mergers and the other transactions contemplated hereby; (vi) the IIA Notice; (vii) the application for and receipt of the ISA Offering No-Action Letter; (viii) if applicable, filings with, and approval by, the Investment Center of the change in ownership of Sun to be effected by the Sun Merger (the “Investment Center Approval”); (ix) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Sun Material Adverse Effect or prevent or materially delay the consummation of the Mergers; and (x) such other notices or filings required under the Israeli Companies Law with respect to the consummation of the Sun Merger.

Section 4.7 SEC Documents; Undisclosed Liabilities.

(a) During the past three (3) years, Sun has filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “Sun SEC Documents”).

(b) Each of the Sun SEC Documents (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or the time at which it became effective, as the case may be, complied as to form in all material respects with the requirements of SOX and the Exchange Act or the Securities Act or the Israeli Securities Law (where applicable), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Sun SEC Document; and (ii) did not at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or at the time at which it became effective, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Sun included in the Sun SEC Documents complied, at the time they were filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Sun and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date Sun countersigns this Agreement, (i) there are no outstanding unresolved comments with respect to Sun or the Sun SEC Documents filed with the SEC or ISA noted in comment letters or, to the Knowledge of Sun, other correspondence received by Sun or its attorneys from the SEC or ISA and (ii) to the Knowledge of Sun, there are no pending formal or informal investigations of Sun by the SEC or ISA. Sun is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(c) Except (i) as reflected or reserved against in Sun’s consolidated balance sheet as of March 31, 2023 (or the notes thereto) as included in the Sun SEC Documents; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2023 or in connection with or contemplated by this Agreement; and (iii) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to be material to Sun and the Sun Subsidiaries, taken as a whole, neither Sun nor any Sun Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, due or to become due, contingent or otherwise).

(d) Neither Sun nor any of the Sun Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Sun and any of the Sun Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or (ii) any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Sun or any of the Sun Subsidiaries in Sun’s or such Sun Subsidiary’s published financial statements or the Sun SEC Document.

(e) Since March 31, 2023, none of Sun, Sun’s independent accountants, or the Sun Board (or the audit committee of the Sun Board) has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Sun, (ii) “material weakness” in the internal controls over financial reporting of Sun or (iii) fraud, whether or not material, that involves management or other employees of Sun who have a significant role in the internal controls over financial reporting of Sun. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date Sun countersigns this Agreement.

(f) Sun maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Sun’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Sun’s receipts and expenditures are being made only in accordance with authorizations of Sun’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Sun’s assets that could have a material effect on Sun’s financial statements. Except as described in the Sun SEC Documents, (1) as of March 31, 2023, there were no material weaknesses in Sun’s internal control over financial reporting (whether or not remediated) and (2) since March 31, 2023, there has been no change in Sun’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Sun’s internal control over financial reporting.

(g) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Sun are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Sun in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Sun, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Sun to make the certifications required under the Exchange Act with respect to such reports.

(h) Sun has made available to Trident or its advisors true and complete copies of all written comment letters from the staff of the SEC during the last three (3) years prior to the date Sun countersigns this Agreement relating to the Sun SEC Documents and all written responses of Sun thereto through the date Sun countersigns this Agreement other than with respect to requests for confidential treatment. To the Knowledge of Sun, as of the date Sun countersigns this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Sun.

Section 4.8 Information Supplied. None of the information supplied or to be supplied by Sun for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement will, with respect to the Form S-4 at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act and with respect to the Joint Proxy Statement at the time of the filing and at the time of the Sun Shareholders’ Meeting and at the time of the Trident Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4.9 Absence of Certain Changes or Events.

(a) Since March 31, 2023 through the date Sun countersigns this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Sun Material Adverse Effect.

(b) Since March 31, 2023 through the date Sun countersigns this Agreement, except to the extent it relates to the events giving rise to and the discussion and negotiation of (i) this Agreement and the transaction contemplated by this Agreement and (ii) the Ironman Merger Agreement and the transaction contemplated by the Ironman Merger Agreement (including the termination of the Ironman Merger Agreement in accordance with its terms), each of Sun and the Sun Subsidiaries has conducted its respective business in the ordinary course consistent with past practice, in all material respects.

(c) Since March 31, 2023 through the date Sun countersigns this Agreement, neither Sun nor any of the Sun Subsidiaries has taken any action, except as set forth in Section 4.9(c) of the Sun Disclosure Schedule, that, if taken after the date Sun countersigns this Agreement, would constitute a breach of, or require the consent of Trident under, Section 5.2(b).

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Sun Disclosure Schedule sets forth a complete and accurate list of each material Sun Benefit Plan. For the purposes of this Agreement, “Sun Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and whether or not for employees or service providers in the United States or outside of the United States, and each bonus, stock, stock option or other equity based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, provident funds (including pension funds, managers’ insurance policies, further education funds or other similar funds), vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees or service providers (or any dependent or beneficiary thereof) of Sun or any Sun Subsidiary or any of their ERISA Affiliates and with respect to which Sun or any Sun Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any plan, program, agreement, contract, policy or arrangement sponsored by a Governmental Entity. Notwithstanding the foregoing, Section 4.10(a) of the Sun Disclosure Schedule need not identify an employment agreement or offer letter if such employment agreement or offer letter (x) relates to an employee whose annual base salary does not exceed $350,000 or (y) (A) relates to an employee working outside the United States, and (B) does not provide any severance or notice period in excess of 90 days or such longer period as may be required by applicable Law. With respect to each material Sun Benefit Plan, Sun has made available to Trident or its advisors (other than Sun SEC Documents) correct and complete copies of, in each case, to the extent applicable, (i) summary plan descriptions, summaries of material modifications, and/or amendments related to such plans and any related trust agreement, (ii) the most recent financial statement and actuarial valuation, (iii) all material, non-routine filings and correspondence in the past three (3) years with any Governmental Entity, (iv) all material non-routine related agreements, insurance contracts and other agreements which implement each such Sun Benefit Plan, and (v) all material, non-routine records, notices and filings concerning any Governmental Entity audits or investigations.

(b) Each of the Sun Benefit Plans has, in all material respects, been operated, administered and funded in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by Sun, the Sun Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Knowledge of Sun, no condition exists that is likely to cause Sun, any Sun Subsidiary or any of their ERISA Affiliates to incur any such liability. Except as has not had and does not constitute a Sun Material Adverse Effect, all contributions or other amounts payable by Sun or the Sun Subsidiaries pursuant to each Sun Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending, or to the Knowledge of Sun, threatened material claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Sun Benefit Plans or any trusts related thereto.

(c) No Sun Benefit Plan is, and neither Sun, a Sun Subsidiary nor any ERISA Affiliate thereof contributes to, has within the previous six (6) years contributed to, presently contributes to or has any liability or obligation, whether fixed or contingent, with respect to (i) a multiemployer plan, as defined in Section 3(37) of ERISA, (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) a voluntary employee benefit association under Section 501(a)(9) of the Code, or (iv) a multiple employer plan, as described in Section 413(c) of the Code. No Sun Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA. Sun, the Sun Subsidiaries and each of their ERISA Affiliates are in compliance with the applicable requirements of Section 4980B of the Code and any similar state law in all material respects. Sun and the Sun Subsidiaries are in compliance with the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, in all material respects.

(d) No Sun Benefit Plan provides health or welfare benefits coverage, including life insurance or medical benefits (whether or not insured), with respect to current or former service providers beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other Law, the full cost of which is borne by the applicable service provider or such service provider’s dependents or beneficiaries.

(e) (i) Each of the Sun Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or may rely on a preapproved plan opinion letter as to its qualification and (ii) to the Knowledge of Sun, there are no existing circumstances or any events that have occurred that would reasonably be expected to materially and adversely affect the qualified status of any such plan. Each such favorable determination letter or opinion letter has been provided or made available to Trident or its advisors.

(f) Except as set forth in Section 4.10(f) of the Sun Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Mergers or the other transactions contemplated by this Agreement (either alone or in conjunction with any other event), will or would reasonably be expected to (i) result in any material payment (including severance and unemployment compensation, forgiveness of Indebtedness or otherwise) or benefit becoming due to any current or former service provider of Sun or a Sun Subsidiary under any Sun Benefit Plan or otherwise; (ii) increase any benefits or the compensation otherwise payable under any Sun Benefit Plan; (iii) result in any acceleration of the time of payment, funding or vesting of any such compensation or benefits or any forgiveness of Indebtedness; (iv) result in any breach or violation of, or default under or limit Sun’s or any Sun Subsidiary’s right to amend, modify, terminate or transfer the assets of, any Sun Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(g) Each Sun Benefit Plan has been maintained and operated in documentary and operational compliance with Section 409A of the Code and applicable guidance thereunder or an available exemption therefrom. The Sun Options, Sun RSU Awards and Sun Ordinary Shares that were intended to qualify as a capital gains route grants under Section 102 of the ITO have been granted and/or issued, as applicable, in compliance with the applicable requirements of Section 102 of the ITO and the written requirements and guidance of the ITA. Sun does not have any material liability to the ITA or to any relevant fund with respect to any Sun Benefit Plan. Sun has made available to Trident or its advisors correct and complete copies of all material communications to or from the ITA or any other Governmental Entity relating to the Sun Equity Plans and Sun Equity Awards.

(h) Neither Sun nor any Sun Subsidiary is a party to, and does not have any material obligation under any Sun Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be expected to constitute a Sun Material Adverse Effect, each Sun Benefit Plan, if any, which is maintained outside of the United States (a “Sun Foreign Benefit Plan”) (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Sun Foreign Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as set forth in Section 4.10(i) of the Sun Disclosure Schedule or as required by Law, no Sun Foreign Benefit Plan is a defined benefit pension, superannuation, seniority premium, termination indemnity, provident fund, gratuity, long-service, jubilee or similar plan or arrangement.

(j) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Sun Material Adverse Effect, with respect to all Sun Foreign Benefit Plans operated in the State of Israel (i) all contributions to managers insurance and/or pension funds, as required under applicable agreements or by Law, have been duly made; (ii) all allocations required to be made under Section 14 of the Israeli Severance Pay Law – 1963 have been duly made from the start date of employment and based on the entire salary; (iii) all actual or contingent obligations of Sun or any Sun Subsidiary to provide severance pay to employees employed in Israel and required under Law or by agreement to be funded have been satisfied or fully funded, and all other severance obligations have been properly accrued on the consolidated financial statements of Sun included in the Sun SEC Documents; and (iv) all amounts that Sun or any Sun Subsidiary is legally or contractually required either (A) to deduct from the salaries of any employee employed in Israel and/or to transfer or pay to or for such employees’ pension fund, provident fund, managers’ insurance, life insurance, disability insurance, continuing education fund (to the extent required) or other similar fund or (B) to withhold from such employees’ salaries and to pay any Governmental Entity as required by Law have been duly deducted, transferred, paid and withheld, and neither Sun nor any Sun Subsidiary has any outstanding obligations to make any such deduction, transfer, withholding or payment.

Section 4.11 Labor Matters.

(a) Neither Sun nor any Sun Subsidiary is a party to, or bound by, any Collective Bargaining Agreement. Except for extension orders, which generally apply to all employees in Israel, no extension orders apply to Sun and no employee of Sun benefits from any such extension orders. Neither Sun nor any Sun Subsidiary is, nor has it during the last three (3) years been, subject to a strike or work stoppage and to the Knowledge of Sun, there is no pending strike or work stoppage involving Sun or any Sun Subsidiary. There are no labor organizations representing, and to the Knowledge of Sun there are no labor organizations purporting to represent or seeking to represent, any of Sun’s or any Sun Subsidiary’s employees. There are no, and during the last three (3) years there have been no, organizational campaigns, petitions, or other unionization activities with respect to the formation of a collective bargaining unit made or, to the Knowledge of Sun, threatened involving employees of Sun or any Sun Subsidiary.

(b) Sun and each Sun Subsidiary is, and during the last three (3) years has been, in compliance with all applicable Laws relating to employment, including labor, employment, termination of employment, fringe benefits, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, harassment, discrimination, retaliation, payment of social security, exempt and non-exempt status, remote work, restrictive covenants, compensation and benefits, wages and hours of work, overtime, working during rest days, notices to employees, COVID-19 Measures, engagement of service providers, enforcement of labor laws, obligations to provide statutory severance pay under the Israeli Severance Pay Law-1963 and vacation pursuant to the Israeli Annual Leave Law-1951, and the Worker Adjustment and Retraining Notification Act of 1988, as amended, in each case except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect.

(c) No current or former employee, consultant, or independent contractor of Sun or any Sun Subsidiary has violated any confidentiality or proprietary information agreement or any restrictive covenant agreements, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect, there are no proceedings pending, and as of the date Sun countersigns this Agreement neither Sun nor any Sun Subsidiary intends to bring any proceedings, against any current or former employee, consultant, or independent contractor of Sun or any Sun Subsidiary for alleged violations of any confidentiality or proprietary information agreement or any restrictive covenant agreements.

(d) During the last three (3) years, no written material allegations of harassment, discrimination, sexual assault or sexual misconduct have been made against Sun or, to Sun’s Knowledge, any of the Sun Subsidiaries or involving any current or former management-level employee of Sun or any of the Sun Subsidiaries, and neither Sun nor any of the Sun Subsidiaries have entered into any settlement agreements as a result of any written allegations of harassment, discrimination, sexual assault or sexual misconduct with any current or former management-level employee.

Section 4.12 Litigation. Except as set forth in Section 4.12 of Sun Disclosure Schedules, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Sun, threatened against Sun or any Sun Subsidiary, or any properties or assets of Sun or any Sun Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages, in each case (or in any group of related claims, actions, suits, proceedings or investigations, or that arise from similar matters or circumstances), in excess of $1,000,000, or that seeks to prevent or restrict any part of the operation by Sun of its business or use of its assets or that in any manner seeks to prevent, enjoin, alter, or materially delay the Mergers or any of the other transactions contemplated hereby, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

Section 4.13 Compliance with Applicable Laws.

(a) Sun and the Sun Subsidiaries are in compliance in all material respects with all applicable Laws and Sun Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. No action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of Sun, threatened alleging that Sun or a Sun Subsidiary is not in material compliance with any applicable Law or Sun Permit or which challenges or questions the validity of any rights of the holder of any Sun Permit.

(b) Sun is, and for the past five (5) years has been, in compliance with and has not been and is not in violation of any International Trade Law, Sanctions or Anti-Corruption Law except, in each case, where such violation, or failure to be in compliance, is not material to Sun and the Sun Subsidiaries, taken as a whole. Neither Sun nor any Sun Subsidiary has received any actual or threatened order, notice, or other communication from any Governmental Entity of any actual or potential material violation or material failure to comply with any International Trade Law, Sanctions or Anti-Corruption Law.

(c) Without limiting the generality of the foregoing, neither Sun, the Sun Subsidiaries, nor, to Sun’s Knowledge, any of Sun’s or the Sun Subsidiaries’ respective directors, officers or employees acting on behalf of Sun or any Sun Subsidiary, respectively, is a Sanctioned Person. To the Knowledge of Sun, neither Sun, the Sun Subsidiaries, nor any of Sun’s or the Sun Subsidiaries’ respective directors, officers or employees acting on behalf of Sun or any Sun Subsidiary, respectively, is or has been, in the past five (5) years, engaged in dealings or transactions in or involving Sanctioned Countries or Sanctioned Persons.

(d) For the past five (5) years, none of Sun, a Sun Subsidiary, any of their respective directors and officers, nor to the Knowledge of Sun, any other stockholder, employee, agent or other Person acting on behalf of Sun or a Sun Subsidiary (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made any direct or indirect unlawful payment to any foreign or public or domestic government official or employee from corporate funds in violation of Anti-Corruption Laws; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.

(e) Sun and each Sun Subsidiary maintain and enforce policies and procedures reasonably designed to promote compliance with International Trade Laws, Sanctions, and Anti-Corruption Laws.

Section 4.14 Environmental Matters. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Sun Material Adverse Effect:

(a) Sun and the Sun Subsidiaries are now, and have been in the last three (3) years, in compliance with all Environmental Laws, and neither Sun nor any Sun Subsidiary has received any written communication from a Person that alleges that Sun or any Sun Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(b) Sun and the Sun Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to Sun, the Sun Subsidiaries and the real properties of Sun and all such Permits are valid, in good standing and will not, to Sun’s Knowledge, be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

(c) there are no Environmental Claims pending or, to the Knowledge of Sun, threatened against Sun or any of the Sun Subsidiaries, nor is Sun or any of the Sun Subsidiaries aware of any basis for such Environmental Claim;

(d) to Sun’s Knowledge, there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against (i) Sun or any of the Sun Subsidiaries, or (ii) against any Person whose liabilities for such Environmental Claims Sun or any of the Sun Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law; and

(e) neither Sun nor any of the Sun Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Sun or any of the Sun Subsidiaries.

Section 4.15 Contracts.

(a) Section 4.15(a) of the Sun Disclosure Schedule sets forth, as of the date Sun countersigns this Agreement, a true and complete list, and Sun has made available to Trident prior to the date Sun countersigns this Agreement true and complete copies (including all material amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of:

(i) each Contract that would be required to be filed by Sun as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which Sun or any of the Sun Subsidiaries is a party involving expected annual revenues or expected annual expenditures in excess of $5,000,000 in 2023;

(iii) each Contract to which Sun or any of the Sun Subsidiaries is a party that restricts in any material respect the ability of Sun or any of the Sun Subsidiaries (A) to compete or engage in any line of business or with any Person in any geographical area, (B) to sell, supply or distribute any material Sun Offering use or enforce any material Intellectual Property Rights owned by or exclusively licensed to Sun or any Sun Subsidiary, (C) to solicit any (potential or actual) customer or supplier, or (D) that otherwise has the effect of materially restricting Sun, the Sun Subsidiaries or any of their respective affiliates (including Parent, Trident and their respective affiliates after the Effective Time) from the development, marketing or distribution of Sun Offerings, in each case, in any geographic area;

(iv) each Contract to which Sun or any of the Sun Subsidiaries is a party that is material and obligates Sun or a Sun Subsidiary to conduct business with any third party on a preferential or exclusive basis, or that includes “most favored nation” or similar provisions;

(v) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of Sun or any of the Sun Subsidiaries in excess of $5,000,000 is outstanding or may be incurred, other than any such agreement between or among Sun and one or more wholly owned Sun Subsidiaries;

(vi) each partnership, joint venture or similar Contract to which Sun or any of the Sun Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly owned Sun Subsidiaries;

(vii) each Contract to which Sun or any of the Sun Subsidiaries is a party that contains covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the making by Sun or any Sun Subsidiary of future payments in excess of $5,000,000;

(viii) each Contract pursuant to which Sun or the Sun Subsidiaries receives from any third party a license or similar right to any Intellectual Property Right material to Sun and the Sun Subsidiaries taken as a whole, and that are not (A) non-exclusive licenses granted in the ordinary course of business; (B) Contracts under which open source technology is licensed; or (C) Contracts with current or former employees and service providers that were entered into in the ordinary course of business;

(ix) each Contract with a Governmental Entity to which Sun or a Sun Subsidiary is a party, and pursuant to which Sun or a Sun Subsidiary has any material future obligation other than the provision of Sun Offerings in the ordinary course of business consistent with past practice; and

(x) each Contract that gives any Person the right to acquire any material assets of Sun or any Sun Subsidiary (excluding ordinary course commitments to purchase Sun products) after the date Sun countersigns this Agreement.

Each agreement, understanding or undertaking of the type described in this Section 4.15(a) is referred to herein as a “Sun Material Contract”.

(b) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Sun Material Adverse Effect, (i) each Sun Material Contract (including, for purposes of this Section 4.15(b), any Contract entered into after the date Sun countersigns this Agreement that would have been a Sun Material Contract if such Contract existed on the date Sun countersigns this Agreement) is a valid, binding and legally enforceable obligation of Sun or one of the Sun Subsidiaries, as the case may be, and, to the Knowledge of Sun, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) each such Sun Material Contract is in full force and effect; (iii) none of Sun or any of the Sun Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Sun Material Contract and, to the Knowledge of Sun, no other party to any such Sun Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder; (iv) to the Knowledge of Sun, each other party to a Sun Material Contract has performed all material obligations required to be performed by it under such Sun Material

Contract; and (v) no party to any Sun Material Contract has given Sun or any of the Sun Subsidiaries notice (whether written or oral) of its intention to cancel, terminate, change the scope of rights under or fail to renew any Sun Material Contract and neither Sun nor any of the Sun Subsidiaries, nor, to the Knowledge of Sun, any other party to any Sun Material Contract, has repudiated (whether orally or in writing) any material provision thereof. No Sun Material Contract can be reasonably expected to prevent or materially delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

Section 4.16 Intellectual Property.

(a) Section 4.16(a) of the Sun Disclosure Schedule sets forth a true, correct and complete list of all (i) Patents; (ii) Mark registrations and pending applications for Mark registrations; and (iii) material unregistered Marks included in the Owned Sun IP.

(b) Except as has not been and would not reasonably be expected to have a Material Adverse Effect with respect to Sun, (i) Sun, or the applicable Sun Subsidiary, is the sole and exclusive owner of all right, title and interest in and to the Owned Sun IP, free and clear of all Liens (other than Permitted Liens); and (ii) the material Sun Licensed IP is validly licensed to Sun or the applicable Sun Subsidiary pursuant to written, valid agreements. Neither the execution and delivery of this Agreement nor the consummation of the Mergers or the other transaction contemplated by this Agreement will result in the termination or invalidity of any agreements pursuant to which the material Sun Licensed IP is licensed to Sun or the applicable Sun Subsidiary.

(c) The Sun Offerings and Owned Sun IP do not infringe, misappropriate, dilute or otherwise violate (and did not in the past infringe, misappropriate, dilute or otherwise violate) any Intellectual Property Rights of any Person, except as has not been and would not reasonably be expected to have a Sun Material Adverse Effect. Neither Sun, nor any Sun Subsidiary, has received any written notice of and there are no proceedings pending or, to the Knowledge of Sun, threatened that relate to (i) any alleged invalidity with respect to any of the Owned Sun IP; or (ii) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by Sun or any Sun Subsidiary.

(d) Sun and the Sun Subsidiaries have taken commercially reasonable measures to protect the confidentiality of any Owned Sun IP that Sun or the applicable Sun Subsidiary considers to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of Sun or any Sun Subsidiary has asserted, or to the Knowledge of Sun has claimed, any ownership in any Owned Sun IP.

(e) Section 4.16(e) of the Sun Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date Sun countersigns this Agreement under which Sun or a Sun Subsidiary has licensed, granted or conveyed to any third party any right, title or interest in or to any of Owned Sun IP (other than non-exclusive licenses granted to customers in the ordinary course of business) to a competitor of Sun or any Sun Subsidiary.

(f) Except as set forth in Section 4.16(f) of the Sun Disclosure Schedule, none of Sun nor any Sun Subsidiary is obligated to pay to any Person any material royalties, fees, commissions or other amounts for the use by Sun or the Sun Subsidiaries of any Intellectual Property Rights.

(g) No Sun Intellectual Property Right is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner, taken as a whole, the ability of Sun (i) to make, use, import, sell, offer for sale or promote any Sun offerings anywhere in the world; or (ii) to use, exploit, assert or enforce any of the material Sun Intellectual Property Rights anywhere in the world.

(h) To the Knowledge of Sun, no third party is challenging the right, title or interest of Sun or a Sun Subsidiary in, to or under, any Sun Intellectual Property Rights, or the validity, enforceability or claim construction of any Patent included in the Registered Sun Intellectual Property Rights. To the Knowledge of Sun, there is no undisclosed opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Registered Sun Intellectual Property Rights. Each of the officers, employees, contractors or consultants of Sun or the Sun Subsidiaries involved in the creation of their respective Intellectual Property Rights has executed and delivered to Sun or the applicable Sun Subsidiary an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, Sun or the Sun Subsidiaries who have contributed to the creation or development of any material Sun Intellectual Property Rights has executed a valid and enforceable written agreement with the Sun or the applicable Sun Subsidiary that assigns to Sun or the applicable Sun Subsidiary all rights, title and interest in and to any and all such Intellectual Property Rights and, to the extent applicable, irrevocably waives such Person’s moral rights in such Intellectual Property Rights.

(i) The registration of any Registered Sun Intellectual Property Right is subsisting and in full force and effect, and all necessary registration, maintenance and renewal fees currently due in connection with the same have been made and to the Knowledge of Sun all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business; or (ii) would not be material to Sun’s business. No registration or application for any such Registered Sun Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Registered Sun Intellectual Property Rights which has not been made.

(j) Sun and the Sun Subsidiaries are in material compliance with the terms and conditions of all licenses for the Open Source Software. Except as set forth in Section 4.16(j) of the Sun Disclosure Schedule, Sun and the Sun Subsidiaries have not used Open Source Software in the Sun Offerings in a manner that requires, that other Software incorporated into, derived from or distributed with such Open Source Software be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no charge.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect, each of Sun and the Sun Subsidiaries is in compliance, and has for the past three (3) years complied, with all applicable Sun Data Protection Requirements. To the Knowledge of Sun, the information technology assets and equipment of each of Sun and the Sun Subsidiaries (collectively, “Sun IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of each of Sun and the Sun Subsidiaries as currently conducted. Each of Sun and the Sun Subsidiaries has, for the past three (3) years, taken commercially reasonable steps designed to ensure that all Personal Data, Sun Business Data, and Sun IT Systems maintained by or on behalf of each of Sun and the Sun Subsidiaries are protected against loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of Sun, there have been no material incidents regarding the same that would require notification of individuals, law enforcement, or any Governmental Entity under any applicable Data Protection Law, or that would reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect. In the past three (3) years, neither Sun nor any of the Sun Subsidiaries, has received written communication from any Governmental Entity that alleges that Sun or any of the Sun Subsidiaries is not in compliance with any Data Protection Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect.

Section 4.17 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Sun Material Adverse Effect, Sun and each of the Sun Subsidiaries (a) have marketable and valid title to all the real property reflected in the latest audited balance sheet included in the Sun SEC Documents as being owned by Sun or a Sun Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Sun Owned Properties”), free and clear of all material Liens, except Permitted Liens; and (b) have valid leasehold estates in all material real property leased, subleased, licensed or otherwise occupied by Sun or the Sun Subsidiaries as reflected in the latest audited statements included in such Sun SEC Documents or acquired after the date thereof (except for leases that have expired by their terms since the date thereof or have been terminated by Sun or its Subsidiary) (such leasehold estates, collectively with the Sun Owned Properties, the “Sun Real Property”), free and clear of all material Liens, except for Permitted Liens, and no event or condition exists which constitutes or, after notice or lapse of time or both, would reasonably be expected to constitute, a material breach or default on the part of Sun or any of the Sun Subsidiaries, or to the knowledge of Sun, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Sun Material Adverse Effect. There are no pending or, to the knowledge of Sun, threatened condemnation proceedings against the Sun Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect.

Section 4.18 Tax.

(a) Except as has not had, and would not reasonably be expected to have, a Sun Material Adverse Effect, individually or in the aggregate:

(i) Each of Sun and the Sun Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and prepared in compliance in all respects with all applicable Laws. All Taxes (whether or not shown to be due on such Tax Returns) have been timely paid.

(ii) Each of Sun and the Sun Subsidiaries has (A) timely withheld and paid to the appropriate Tax authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party and (B) otherwise complied with all applicable law relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).

(iii) No deficiency with respect to any Taxes has been proposed, asserted or assessed by a Governmental Entity against Sun or any of the Sun Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(iv) There is no audit, proceeding or investigation now pending against or with respect to Sun or any of the Sun Subsidiaries in respect of any Tax or Tax asset and neither Sun nor any of the Sun Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset.

(v) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by, or issued by any Tax authority with respect to any of Sun or the Sun Subsidiaries which agreement or ruling would be effective after the Closing Date.

(vi) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Sun or any of the Sun Subsidiaries.

(vii) Neither Sun nor any Sun Subsidiary has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the Treasury Regulations thereunder.

(viii) During the two (2) year period ending on the date Sun countersigns this Agreement, neither Sun nor any Sun Subsidiary was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(ix) Neither Sun nor any Sun Subsidiary (i) has been a member of an affiliated group filing a consolidated, combined, affiliated, unitary or similar Tax Return (other than a group the common parent of which was Sun or any Sun Subsidiary) or (ii) has any liability for the Taxes of any Person (other than Sun or any Sun Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(x) In the past three (3) years, no written claims have been made by any Tax authority in a jurisdiction where Sun or any Sun Subsidiary does not file a Tax Return that Sun or such Sun Subsidiary is or may be subject to Taxation by that jurisdiction with respect to Taxes that would be the subject of such Tax Return, which claims have not been resolved or withdrawn.

(xi) Neither Sun nor any Sun Subsidiary is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than (i) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (ii) one the only parties to which are Sun or other Sun Subsidiaries).

(xii) Sun is, and has always been, treated as a corporation for U.S. federal income tax purposes. Section 4.18(a)(xii) of the Sun Disclosure Schedule sets forth all elections made by Sun or any Sun Subsidiary pursuant to Treasury Regulations Section 301.7701-3.

(xiii) Each of Sun and the Sun Subsidiaries is, and has been since formation, a Tax resident only in is jurisdiction of incorporation for Tax purposes and is not and has not been treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than its jurisdiction of incorporation. Sun is, and has been since formation, treated as a foreign corporation for U.S. federal income tax purposes.

(xiv) Neither Sun nor any of the Sun Subsidiaries has taken advantage of any relief or Tax deferral provisions or any carryback of net operating losses or similar Tax items related to COVID-19 for Tax purposes whether federal, state, local or foreign, including the CARES Act.

(xv) The most recent financial statements contained in the Sun SEC Documents reflect an adequate reserve for all Taxes payable by Sun and the Sun Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.

(b) Neither Sun nor any Sun Subsidiary which was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a) (each, a “non-U.S. Sun Subsidiary”) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

(c) Neither Sun nor any Sun Subsidiary has taken any action or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to cause Sun to be treated as a Tax resident of any jurisdiction other than Israel following the Mergers.

(d) None of the outstanding options or warrants (if any) to purchase or acquire Sun Ordinary Shares (i) were issued by Sun (or any current or former Sun Affiliate) with an exercise price that was less than the fair value of the underlying Sun Ordinary Shares (or any shares of any Sun Subsidiary) for which the options or warrants were exercisable at the time such options or warrants were issued, (ii) are, or have ever been, properly treated as stock for U.S. federal income tax purposes, or (iii) were issued with terms such that a holder of such warrants could be reasonably expected to be economically compelled to exercise such warrants.

Section 4.19 Related Party Transactions. As of the date Sun countersigns this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Sun or any Sun Subsidiary, on the one hand, and any current or former director, “executive officer” (as defined in Rule 3b-7 under the Exchange Act) or “office holder” (as defined in the Israeli Companies Law) of Sun or any Sun Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Sun Ordinary Shares (or an affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of

the foregoing) on the other hand, of the type required to be reported in any Sun SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so disclosed. Without derogating from the foregoing, all of the transactions or series of related transactions, agreements, arrangements or understandings between Sun and any current or former “office holder” (as defined in the Israeli Companies Law), and all amendments, supplements or other changes thereto, in each case as were effected in the three year period prior to the date Sun countersigns this Agreement, were duly approved in accordance with any applicable Law.

Section 4.20 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect, as of the date Sun countersigns this Agreement, (a) all current, material insurance policies of Sun and the Sun Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business; and (b) all premiums due thereunder have been paid. Neither Sun nor any of the Sun Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect.

Section 4.21 Brokers’ Fees and Expenses. Except as set forth on Section 4.21 of the Sun Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sun. No amounts have been or will be payable to any such Person in connection with the Ironman Merger Agreement or the transactions contemplated thereby, except as are credited to any amounts payable in connection with the transactions contemplated by this Agreement.

Section 4.22 Ironman Merger Agreement. Prior to or concurrently with the execution and delivery of this Agreement, either Sun or Ironman has validly terminated the Ironman Merger Agreement in accordance with its terms and, other than the payment of the Ironman Termination Fee (which payment shall be made by Trident on Sun’s behalf), Sun and Ironman Merger Sub have no other liability or obligation under the Ironman Merger Agreement. There have not been any amendments or modifications to the Ironman Merger Agreement prior to its termination. As of the date Sun countersigns this Agreement, Sun has not received notice of any breach of the Ironman Agreement. Through the termination of the Ironman Merger Agreement, Sun complied with all covenants and agreements applicable to Sun and its Subsidiaries therein and all of the representations and warranties made by Sun therein were true and correct and none of the conditions set forth in clauses (b), (c), (d) or (e) of Section 9 of the Escrow Letter have been satisfied (disregarding, for purposes of all of the representations in this sentence, all waivers, consents and notice requirements).

Section 4.23 Opinion of Financial Advisor. Sun has received the opinion of J.P. Morgan Securities LLC in writing or orally (in which case such opinion will be subsequently confirmed in writing) to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and other matters described in such written opinion, the Sun Merger Consideration to be paid to the holders of Sun Ordinary Shares pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 4.24 Stock Ownership. As of the date Sun countersigns this Agreement, neither Sun nor any Sun Subsidiary beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of Trident. Neither Sun nor any of its “affiliates” or “associates” (as such term is defined in Section 203) is, and was not at any time within the three (3) year period preceding the date Sun countersigns this Agreement, an “interested stockholder” of Trident as such term is defined in Section 203. Assuming the accuracy of Trident’s representations and warranties set forth Section 3.24, the Sun Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Sun Articles, except as set forth in Section 4.24 of the Sun Disclosure Schedule. The Sun Board has taken all action necessary under the terms thereof to render the Sun Rights Plan (and any similar plan or mechanic that may be in effect), and no other corporate action, including any action by the shareholders of Sun, is necessary for the Sun Rights Plan (or any similar plan or mechanic that may be in effect) to be, inapplicable to Trident, the Mergers, this Agreement or the transactions contemplated hereby.

Section 4.25 Tax Qualification. Neither Sun nor any of the Sun Subsidiaries has taken any action or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to impede or prevent the transactions contemplated hereby, including the Mergers and the exchange of Trident Common Stock and Sun Ordinary Shares by the holders thereof for Parent Common Stock, from qualifying for as an “exchange” described in Section 351(a) of the Code.

Section 4.26 No Other Representations or Warranties. Except for the representations and warranties made by Trident, Parent and Merger Subs in Article III, Sun acknowledges that none of Trident, Parent, Merger Subs, the other Trident Subsidiaries or any other Person on behalf of Trident makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, none of Trident, Parent, Merger Subs, nor any other Person makes or has made any representation or warranty to Sun or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Trident, Parent, Merger Subs, any other Trident Subsidiary or their respective businesses; or (b) except for the representations and warranties made by Trident in Article III, any oral or written information presented to Sun or any of its Affiliates or Representatives in the course of their due diligence investigation of Trident, Parent and Merger Subs, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Conduct of Business by Trident.

(a) Ordinary Course Conduct. Except (A) as set forth on Section 5.1(a) of the Trident Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B) such actions, inactions or activities as are determined in good faith by the Trident Board as being reasonably necessary in order to comply with any COVID-19 Measures; (C) as required by applicable Law; or (D) with the prior written consent of Sun (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Trident shall, and shall cause each Trident Subsidiary to, use commercially reasonable efforts to (x) conduct its business in the ordinary course consistent with past practice in all material respects; and (y) preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and key employees and maintain its relationships with key customers, suppliers, licensors, licensees, distributors and others having material business dealings with them.

(b) Specific Matters. In addition, and without limiting the generality of Section 5.1(a), except (A) as set forth on Section 5.1(b) of the Trident Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement, including but not limited to the actions included in the Trident Stockholder Approval; (B) as required by applicable Law; or (C) with the prior written consent of Sun (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Trident shall not, and shall not permit any of the Trident Subsidiaries to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any of its shares, other equity interests or voting securities (or any other Capital Stock), other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Trident to Trident or another direct or indirect wholly owned Trident Subsidiary; (B) split, combine, subdivide or reclassify any of its shares of Capital Stock, or securities convertible into or exchangeable or exercisable for its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Capital Stock, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its or its Affiliates’ Capital Stock or any securities convertible into or exchangeable or exercisable for shares of Capital Stock of Trident or any Trident Subsidiary, except for acquisitions, or deemed acquisitions, of Trident Common Stock effected in connection with (1) the net-exercise payment of the exercise price of Trident Options, (2) required tax withholding in connection with the exercise, vesting or settlement of Trident Equity Awards, (3) forfeitures of Trident Equity Awards, and (4) repurchases of Trident Common Stock held by its employees that are subject to a repurchase right in favor of Trident upon termination of employment;

(ii) except, as applicable, for or with respect to new grants of Trident Equity Awards consisting only of time-based vesting Trident Equity Awards that are granted pursuant to the Trident Equity Plan in the ordinary course of business consistent with past practice, provided that the aggregate number of shares of Trident Common Stock subject to such Trident Equity Awards granted following the date of this Agreement not exceed 1.5% of the issued and outstanding shares of Trident Common Stock as of the date of this Agreement (“Permitted Trident Equity Awards”), issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) (A) any shares of Capital Stock of Trident or any Trident Subsidiary (other than the issuance of shares of Trident Common Stock upon the exercise, vesting or settlement of Trident Equity Awards, as applicable, outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect or with respect to Permitted Trident

Equity Awards); (B) any securities convertible into or exchangeable or exercisable for shares of Capital Stock of Trident or any Trident Subsidiary; (C) any warrants, calls, options or other rights to acquire any shares of Capital Stock of Trident or any Trident Subsidiary; (D) any rights issued by Trident or any Trident Subsidiary that are linked in any way to the value of Trident, a Trident Subsidiary, or any of their respective Capital Stock; and provided that Trident shall provide written notice to Sun not less than five (5) Business Days prior to the grant of any Permitted Trident Equity Awards;

(iii) amend the Trident Certificate of Incorporation or Trident’s bylaws, Parent’s certificate of incorporation or Parent’s bylaws or amend in any material respect the charter or organizational documents of any other Trident Subsidiary;

(iv) make any material change in financial accounting methods, principles or practices, by Trident or any Trident Subsidiary, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

(v) merge or consolidate with, or directly or indirectly acquire in any transaction any equity interest in or business of, any Person if the aggregate amount of the consideration paid or transferred by Trident and the Trident Subsidiaries in connection with all such transactions would exceed a total amount equal to 10% of the aggregate cash and cash equivalents of Trident and the Trident Subsidiaries at such time;

(vi) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value (or result in aggregate proceeds), in the aggregate for all such transactions, in excess of $15,000,000;

(vii) incur or refinance any Indebtedness, except for (A) any Indebtedness solely between Trident and any wholly-owned Trident Subsidiary or between wholly-owned Trident Subsidiaries, or (B) increases of Indebtedness incurred in the ordinary course of business consistent with past practice under any of Trident or a Trident Subsidiary’s existing credit facilities as of the date hereof;

(viii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in Trident SEC Documents; or (B) that do not exceed $3,000,000 in the aggregate;

(ix) (A) assign, abandon, encumber, subject to a Lien (other than a Permitted Lien), convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Trident or any Trident Subsidiary, other than abandonment of Intellectual Property Rights or the grant of non-exclusive licenses in the ordinary course of business consistent with past practice; or (B) enter into licenses or agreements that impose material restrictions upon Trident or any of its Affiliates with respect to material Trident Licensed IP;

(x) (A) amend, modify, waive or terminate any Trident Material Contract, in each case if such amendment, modification, waiver or termination would have an adverse effect that, individually or in the aggregate, is material to Trident and the Trident Subsidiaries, taken as a whole; or (B) enter into any Contract that would be a Trident Material Contract if it had been entered into prior to the date hereof (other than (x) any Contract described in Section 3.15(a)(ii) to the extent entered into in the ordinary course of business consistent with past practice, (y) any Contract for the purchase or sale of products or services of Trident entered into in the ordinary course of business consistent with past practice and (z) purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice);

(xi) enter into any new line of business outside of its existing business or discontinue any existing line of business, in each case other than in the ordinary course of business consistent with past practice;

(xii) except in the ordinary course of business, make, change or revoke any material Tax election, file any material amended Tax Return, or settle or compromise any material Tax liability or refund;

(xiii) except (x) as required by any Trident Benefit Plan or Collective Bargaining Agreement, in each case as in effect on the date hereof or (y) for actions in the ordinary course of business consistent with past practice and aligned with the annual plan presented to the Trident Board, (A) grant or announce any cash or equity-based incentive awards, severance or termination pay, retention bonuses, transaction or change-in-control bonuses or any increase in salary, wage or other compensation, to any current or former employee, officer, or director of Trident or any Trident Subsidiary, other than (1) Permitted Trident Equity Awards, (2) payment of cash incentive compensation for completed performance periods based on actual achievement of applicable performance goals, (3) annual increases in base compensation, or (4) increases in cash compensation opportunity as a result of a promotion or title change not prohibited by clause (B) hereof, in any case, in the ordinary course of business and consistent with past practice; (B) hire, terminate (other than for cause), or promote any employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary that does not exceed $350,000 per employee or officer; (C) establish, adopt, enter into, amend, modify or terminate in any material respect any Collective Bargaining Agreement or material Trident Benefit Plan (other than annual modifications to any Trident Benefit Plan that is a health or welfare benefit plan in the ordinary course of business consistent with past practice); (D) take any action or agree or commit to (whether conditionally or otherwise) accelerate any rights, benefits or the lapsing of any restrictions, or the funding of any payments or benefits, payable to any current or former employee, officer, or director of Trident or any Trident Subsidiary; or (E) amend the terms of any outstanding Trident Equity Award;

(xiv) amend, modify, supplement or terminate the Trident Indenture or take any action that would result in a change to the Conversion Rate or that would cause the redemption of the Trident Indenture to be accelerated; or

(xv) agree to take or make any commitment to take any of the actions prohibited by this Section 5.1(b).

(c) Control of Operations. Nothing contained in this Agreement shall give Sun, directly or indirectly, the right to control or direct the operations of Trident and the Trident Subsidiaries prior to the Sun Effective Time in violation of antitrust law, and any consent that would be required under Section 5.1(a) or (b) shall not be required if obtaining such consent would violate antitrust law.

Section 5.2 Conduct of Business by Sun.

(a) Ordinary Course Conduct. Except (A) as set forth on Section 5.2(a) of the Sun Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B) such actions, inactions or activities as are determined in good faith by the Sun Board as being reasonably necessary in order to comply with any COVID-19 Measures; (C) as required by applicable Law; or (D) with the prior written consent of Trident (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Sun shall, and shall cause each Sun Subsidiary to, use commercially reasonable efforts to (x) conduct its business in the ordinary course consistent with past practice in all material respects and (y) preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and key employees and maintain its relationships with key customers, suppliers, licensors, licensees, distributors and others having material business dealings with them.

(b) Specific Matters. In addition, and without limiting the generality of Section 5.2(a), except (A) as set forth on Section 5.2(b) of the Sun Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement, including but not limited to the actions included in the Sun Shareholder Approval; (B) as required by applicable Law; or (C) with the prior written consent of Trident (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Sun shall not, and shall not permit any of the Sun Subsidiaries to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities (or any other Capital Stock), other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Sun to Sun or another direct or indirect wholly owned Sun Subsidiary; (B) split, combine, subdivide or reclassify any of its Capital Stock or securities convertible into or exchangeable or exercisable for its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Capital Stock, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its or its Affiliates’ Capital Stock or any securities convertible into or exchangeable or exercisable for shares of Capital Stock of Sun or its Affiliates, except for acquisitions, or deemed acquisitions, of Sun Ordinary Shares effected in connection with (1) the net-exercise payment of the exercise price of Sun Options; (2) required tax withholding in connection with the exercise, vesting or settlement of Sun Equity Awards; (3) forfeitures of Sun Equity Awards; (4) repurchases of Sun Ordinary Shares held by its employees that are subject to a repurchase right in favor of Sun upon termination of employment; and (5) the exercise of rights under, or redemption of, the Sun Rights Plan;

(ii) except, as applicable, for or with respect to new grants of Sun Equity Awards consisting only of time-based vesting Sun Equity Awards that are granted pursuant to the Sun Equity Plans in the ordinary course of business consistent with past practice, provided that the aggregate number of Sun Ordinary Shares subject to such Sun Equity Awards granted following the date Sun countersigns this Agreement not exceed 1.5% of the issued and outstanding Sun Ordinary Shares as of the date Sun countersigns this Agreement (“Permitted Sun Equity Awards”), issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) (A) any Sun Ordinary Shares or any other shares of Capital Stock of Sun or any Sun Subsidiary (other than the issuance of Sun Ordinary Shares upon the exercise, vesting or settlement of Sun Equity Awards, as applicable, outstanding at the close of business on the date Sun countersigns this Agreement and in accordance with their terms in effect or with respect to Permitted Sun Equity Awards); (B) any securities convertible into or exchangeable or exercisable for shares of Capital Stock of Sun or any Sun Subsidiary; (C) any warrants, calls, options or other rights to acquire any shares of Capital Stock of Sun or any Sun Subsidiary; (D) any rights issued by Sun or any Sun Subsidiary that are linked in any way to the value of Sun, a Sun Subsidiary, or any of their respective Capital Stock; and provided that Sun shall provide written notice to Trident not less than five (5) Business Days prior to the grant of any Permitted Sun Equity Awards;

(iii) amend the Sun Articles, or amend in any material respect the charter or organizational documents of any Sun Subsidiary;

(iv) make any material change in financial accounting methods, principles or practices, by Sun or any Sun Subsidiary, except insofar as may have been required by a change in GAAP (after the date Sun countersigns this Agreement);

(v) merge or consolidate with, or directly or indirectly acquire in any transaction any equity interest in or business of any Person if the aggregate amount of the consideration paid or transferred by Sun and the Sun Subsidiaries in connection with all such transactions would exceed a total amount equal to 10% of the aggregate cash and cash equivalents of Trident and the Trident Subsidiaries at such time;

(vi) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value (or result in aggregate proceeds), in the aggregate for all such transactions, in excess of $15,000,000;

(vii) incur or refinance any Indebtedness, except for (A) any Indebtedness solely between Sun and any wholly-owned Sun Subsidiary or between wholly-owned Sun Subsidiaries, or (B) increases of Indebtedness incurred in the ordinary course of business consistent with past practice under any of Trident or a Trident Subsidiary’s existing credit facilities as of the date Sun countersigns this Agreement;

(viii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in the Sun SEC Documents; or (B) that do not exceed $3,000,000 in the aggregate;

(ix) (A) assign, abandon, encumber, subject to a Lien (other than a Permitted Lien), convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Sun or any Sun Subsidiary, other than abandonment of Intellectual Property Rights or the grant of non-exclusive licenses in the ordinary course of business consistent with past practice, or (B) enter into licenses or agreements that impose material restrictions upon Sun or any of its Affiliates with respect to material Sun Licensed IP;

(x) (A) amend, modify, waive or terminate any Sun Material Contract, in each case, if such amendment, modification, waiver or termination would have an adverse effect that, individually or in the aggregate, is material to Sun and the Sun Subsidiaries, taken as a whole; or (B) enter into any Contract that would be a Sun Material Contract if it had been entered into prior to the date Sun countersigns this Agreement (other than (x) any Contract described in Section 4.15(a)(ii), to the extent entered into in the ordinary course of business consistent with past practice, (y) any Contract for the purchase or sale of products or services of Sun entered into in the ordinary course of business consistent with past practice and (z) purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice);

(xi) enter into any new line of business outside of its existing business or discontinue any existing line of business, in each case other than in the ordinary course of business consistent with past practice;

(xii) except in the ordinary course of business, make, change or revoke any material Tax election, file any material amended Tax Return, or settle or compromise any material Tax liability or refund;

(xiii) except (x) as required by any Sun Benefit Plan or Collective Bargaining Agreement, in each case as in effect on the date Sun countersigns this Agreement or (y) for actions in the ordinary course of business consistent with past practice and aligned with the annual plan presented to the Sun Board, (A) grant or announce any cash or equity-based incentive awards, severance or termination pay, retention bonuses, transaction or change-in-control bonuses or any increase in salary, wage or other compensation, to any current or former employee, officer, or director of Sun or any Sun Subsidiary, other than (1) Permitted Sun Equity Awards, (2) payment of cash incentive compensation for completed performance periods based on actual achievement of applicable performance goals, (3) annual increases in base compensation, or (4) increases in cash compensation opportunity as a result of a promotion or title change not prohibited by clause (B) hereof, in any case, in the ordinary course of business and consistent with past practice; (B) hire, terminate (other than for cause), or promote any employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary that does not exceed $350,000 per employee or officer; (C) establish, adopt, enter into, amend, modify or terminate in any material respect any Collective Bargaining Agreement or material Sun Benefit Plan (other than annual modifications to any Sun Benefit Plan that is a health or welfare benefit plan in the ordinary course of business consistent with past practice); (D) take any action or agree or commit to (whether conditionally or otherwise) accelerate any rights, benefits or the lapsing of any restrictions, or the funding of any payments or benefits, payable to any current or former employee, officer, or director of Sun or any Sun Subsidiary; or (E) amend the terms of any outstanding Sun Equity Award; or

(xiv) agree to take or make any commitment to take any of the actions prohibited by this Section 5.2(b).

(c) Control of Operations. Nothing contained in this Agreement shall give Trident, directly or indirectly, the right to control or direct the operations of Sun and the Sun Subsidiaries prior to the Sun Effective Time in violation of antitrust law, and any consent that would be required under Section 5.2(a) or (b) shall not be required if obtaining such consent would violate antitrust law.

Section 5.3 Employment Matters.

(a) For a period of one (1) year following the Sun Effective Time (or if shorter, during the period of employment), Parent shall, or shall cause the Parent Subsidiaries (including the Sun Surviving Corporation and its Subsidiaries) to provide to each employee of Sun and the Sun Subsidiaries as of immediately prior to the Sun Effective Time who continues to be employed by Parent and the Parent Subsidiaries (including the Sun Surviving Corporation and its Subsidiaries) after the Sun Effective Time (each, a “Continuing Sun Employee”) at least the same annual base salary or wage rate, as applicable, as provided to such Continuing Sun Employee immediately prior to the Sun Effective Time; provided, that, in the event there is a reduction in base salaries or wage rates that affect substantially all employees of Parent and its Subsidiaries (including the Sun Surviving Corporation and its Subsidiaries) after the Sun Effective Time, the annual base salary or wage rate of similarly situated Continuing Sun Employees may be commensurately reduced. In order to further an orderly transition and integration, and subject to applicable law, Sun, Trident and Parent shall cooperate in good faith in reviewing, evaluating and analyzing the Sun Benefit Plans and Trident Benefit Plans with a view towards developing appropriate new benefit plans, or selecting the Sun Benefit Plans or Trident Benefit Plans, as applicable, that will apply with respect to employees of Parent and the Parent Subsidiaries (including the Sun Surviving Corporation and its Subsidiaries) after the Sun Effective Time (collectively, the “New Benefit Plans”), which New Benefit Plans will, to the extent permitted by applicable law, and among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees who were covered by Sun Benefit Plans, on the one hand, and those covered by Trident Benefit Plans, on the other hand, at the Sun Effective Time.

(b) For purposes of eligibility, participation, vesting and benefit accrual (except (i) for purposes of benefit accrual under any defined benefit pension plan or retiree medical plan, (ii) to the extent that such credit would result in a duplication of benefits, or (iii) under any plan that is grandfathered or frozen) under the Sun Benefit Plans, the Trident Benefit Plans and the New Benefit Plans, service with or credited by Trident and the Trident Subsidiaries or any of their respective predecessors to an employee of Trident and the Trident Subsidiaries as of immediately prior to the Trident Effective Time who continues to be employed by Parent and the Parent Subsidiaries (including the Trident Surviving Corporation and its Subsidiaries) after the Trident Effective Time (each, a “Continuing Trident Employee”) and service with or credited by Sun and the Sun Subsidiaries or any of their respective predecessors to a Continuing Sun Employee shall be treated as service with Parent to the same extent that such service was taken into account under the analogous Sun Benefit Plan or Trident Benefit Plan prior to the applicable Effective Time.

(c) With respect to any Trident Benefit Plan, Sun Benefit Plan or New Benefit Plan in which any Continuing Sun Employee or Continuing Trident Employee first becomes eligible to participate on or after the applicable Effective Time, and in which such employees did not participate prior to the applicable Effective Time, Parent shall: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply immediately prior to the applicable Effective Time under the analogous Sun Benefit Plan or Trident Benefit Plan, as the case may be, and (ii) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the applicable Effective Time (or, if later, prior to the time such employee commenced participation in the New Benefit Plan) under an analogous Sun Benefit Plan or Trident Benefit Plan (to the same extent that such credit was given under such analogous Sun Benefit Plan or Trident Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any Trident Benefit Plan, Sun Benefit Plan or New Benefit Plan in which such employee first become eligible to participate after the applicable Effective Time.

(d) Nothing in this Section 5.3 shall (i) be construed as an amendment or other modification of, or the termination of, any Trident Benefit Plan, Sun Benefit Plan or other employee benefit plan or arrangement, (ii) limit the right of Sun, Trident or any of their respective subsidiaries to amend, terminate or otherwise modify any Trident Benefit Plan, Sun Benefit Plan or other employee benefit plan or arrangement, (iii) be construed to create any third party beneficiary rights in any Continuing Sun Employee, Continuing Trident Employee, or any other current or former employee or service provider or any of their respective beneficiaries, or (iv) be construed to limit the right of Sun or the Sun Subsidiaries or Trident or the Trident Subsidiaries to terminate the employment of any Continuing Sun Employee, Continuing Trident Employee, or any other employee or service provider, in each case, in accordance with applicable law.

Section 5.4 Rights Plan. On or prior to the execution of this Agreement by Sun, Sun has taken all necessary action to render the Sun Rights Plan (and any similar plan or mechanic that may be in effect) inapplicable to Trident, this Agreement, the Mergers and the transactions contemplated by this Agreement.

Article VI

ADDITIONAL AGREEMENTS

Section 6.1 No Solicitation.

(a) No Solicitation by Sun. Except as otherwise permitted by this Agreement, Sun shall not and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal with respect to Sun or any inquiry or proposal that may reasonably be expected to lead to such an Acquisition Proposal; (ii) take any action to make the provisions of any Takeover Statute inapplicable to any transaction contemplated by an Acquisition Proposal with respect to Sun; (iii) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Sun; (iv) enter into any letter of intent or any other contract, agreement, commitment or other written arrangement contemplating or otherwise relating to any Acquisition Proposal (any such letter of intent or other contract, agreement, commitment, other written arrangement contemplating or otherwise relating to an Acquisition Proposal (other than a confidentiality agreement entered into pursuant to clause (D) of this Section 6.1(a) or clause (D) of Section 6.1(c)), an “Alternative Acquisition Agreement”) with respect to Sun; or (v) resolve, propose or agree to do any of the foregoing. Promptly upon the execution of this Agreement, Sun shall, and shall cause the Sun Subsidiaries to, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal with respect to Sun, use reasonable best efforts to request the prompt return or destruction of all confidential information furnished with respect to discussions prior to the date Sun countersigns this Agreement in respect of an Acquisition Proposal with respect to Sun to the extent that Sun is entitled to have such documents returned or destroyed, promptly terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing provisions of this Section 6.1(a), prior to obtaining the Sun Shareholder Approval, this Section 6.1(a) shall not prohibit Sun from furnishing information regarding Sun to, or entering into discussions and negotiations with, any Person if (A) Sun shall have received from such Person a bona fide written Acquisition Proposal that, after consultation with its financial advisor and outside legal counsel, the Sun Board determines in good faith is, or would reasonably be expected to result in, a Superior Proposal (and such proposal has not been withdrawn); (B) such Acquisition Proposal was not solicited, initiated, induced, facilitated or knowingly encouraged in violation of this Section 6.1(a) (after giving effect to this sentence) or Section 6.3(a); (C) the Sun Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the duties of the Sun Board under applicable law; (D) prior to furnishing any such information or entering into such negotiations or discussions Sun obtains from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions and use restrictions) at least as favorable to Sun as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, and provides a copy of the same to Trident; and (E) concurrently with furnishing any information to such Person, to the extent such information has not been previously furnished by Sun to Trident or made available to Trident, Sun concurrently furnishes such information to or makes such information available in an electronic data room to Trident.

(b) Notice of Acquisition Proposals to Sun. In addition to the obligations of Sun set forth in Section 6.1(a), Sun shall immediately, and in any event within twenty-four hours of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof), advise Trident orally and in writing of any (i) Acquisition Proposal with respect to Sun; (ii) any inquiry, expression of interest, proposal, communication, request for access to non-public information relating to Sun or the Sun Subsidiaries, or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) any other communication or notice that any Person is considering making an Acquisition Proposal with respect to Sun. Such notification shall include the material terms and conditions of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) and a copy of, and the identity of the person making, any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Sun shall (A) keep Trident informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof (including any change in price or exchange ratio)) of any Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request; and (B) provide to Trident as soon as practicable after receipt or delivery thereof (but in no event more than 24 hours) of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof) copies of all material correspondence and other written material exchanged between Sun or any Sun Subsidiary or any of their Representatives, on the one hand, and any Person or any of their Representatives that has made an Acquisition Proposal with respect to Sun, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Acquisition Proposal. Sun agrees that it shall not, after Sun countersigns this Agreement, enter into any agreement which prohibits it from complying with its obligations under this Section 6.1.

(c) No Solicitation by Trident. Except as otherwise permitted by this Agreement, Trident shall not and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal with respect to Trident or any inquiry or proposal that may reasonably be expected to lead to such an Acquisition Proposal; (ii) take any action to make the provisions of any Takeover Statute (including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any transaction contemplated by an Acquisition Proposal with respect to Trident; (iii) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Trident, (iv) enter into any Alternative Acquisition Agreement with respect to Trident; or (v) resolve, propose or agree to do any of the foregoing. Promptly upon the execution of this Agreement, Trident shall and shall cause the Trident Subsidiaries to, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal with respect to Trident, use reasonable best efforts to request the prompt return or destruction of all confidential information furnished with respect to discussions prior to the date hereof in respect of an Acquisition Proposal with respect to Trident to the extent that Trident is entitled to have such documents returned or destroyed, promptly terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing provisions of this Section 6.1(c), prior to obtaining the Trident Stockholder Approval, this Section 6.1(c) shall not prohibit Trident from furnishing information regarding Trident to, or entering into discussions and negotiations with, any Person if (A) Trident shall have received from such Person a bona fide written Acquisition Proposal that, after consultation with its financial advisor and outside legal counsel, the Trident Board determines in good faith is, or would reasonably be expected to result in, a Superior Proposal (and such proposal has not been withdrawn); (B) such Acquisition Proposal was not solicited, initiated, induced, facilitated or knowingly encouraged in violation of this Section 6.1(c) (after giving effect to this sentence) or Section 6.3(b); (C) the Trident Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the duties of the Trident Board under applicable law; (D) prior to furnishing any such information or entering into such negotiations or discussions Trident obtains from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions and use restrictions) at least as favorable to Trident as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, and provides a copy of the same to Sun; and (E) concurrently with furnishing any information to such Person, to the extent such information has not been previously furnished by Trident to Sun or made available to Sun, Trident concurrently furnishes such information to or makes such information available in an electronic data room to Sun.

(d) Notice of Acquisition Proposals to Trident. In addition to the obligations of Trident set forth in Section 6.1(c), Trident shall immediately, and in any event within twenty-four hours of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof), advise Sun orally and in writing of any (i) Acquisition Proposal with respect to Trident; (ii) any inquiry, expression of interest, proposal, communication, request for access to non-public information relating to Trident or the Trident Subsidiaries, or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) any other communication or notice that any Person is considering making an Acquisition Proposal with respect to Trident. Such notification shall include the material terms and conditions of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) a copy of, and the identity of the person making, any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Trident shall (A) keep Sun informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof (including any change in price or exchange ratio)) of any Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) provide to Sun as soon as practicable after receipt or delivery thereof (but in no event more than 24 hours) of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof) copies of all material correspondence and other written material exchanged between Trident or any Trident Subsidiary or any of their Representatives, on the one hand, and any Person or any of their Representatives that has made an Acquisition Proposal with respect to Trident, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Acquisition Proposal. Trident agrees that it shall not, after the date hereof, enter into any agreement which prohibits it from complying with its obligations under this Section 6.1.

Section 6.2 Preparation of the Registration Statement and the Joint Proxy Statement; Stock Exchange and Delisting.

(a) Sun and Trident will promptly furnish to the other party such data and information relating to it, its respective Subsidiaries and the holders of its Capital Stock, as Sun or Trident, as applicable, may reasonably request for the purpose of including such data and information in the Registration Statement or the Joint Proxy Statement, and, in each case, any amendments or supplements thereto.

(b) Sun, Trident and Parent shall promptly prepare, and Parent shall file with the SEC, a registration statement on Form S-4 (together with any supplements or amendments thereto, the “Registration Statement”) to register the Parent Common Stock to be issued as the Stock Consideration with the SEC as promptly as practicable and in any event no later than 45 days following the date Sun countersigns this Agreement. The Registration Statement shall include a joint proxy statement to be used for the Sun Shareholders’ Meeting and Trident Stockholders’ Meeting and a prospectus with respect to the issuance of Parent Common Stock pursuant to the Mergers (the “Joint Proxy Statement”). Sun, Trident and Parent shall otherwise comply in all material respects with the notice requirements applicable to Sun in respect of the Sun Shareholders’ Meeting pursuant to the Israeli Companies Law and the regulations promulgated thereunder and the Sun Articles, and applicable to Trident in respect of the Trident Stockholders’ Meeting pursuant to the DGCL, the Trident Certificate of Incorporation and Trident’s bylaws, as applicable. Sun, Trident and Parent shall each its use reasonable best efforts to cause the Registration Statement and the Joint Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Trident and Parent shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as reasonably practicable, and promptly thereafter Sun and Trident shall mail the Joint Proxy Statement to Sun’s shareholders and Trident’s stockholders, as applicable. Each of Sun, Trident and Parent will advise the others promptly after it receives any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Sun, Trident and Parent shall jointly prepare promptly and Parent shall file any response to such comments or requests, and each of Sun, Trident and Parent agrees to permit the others (in each case, to the extent practicable), and their respective outside counsels, to participate in all meetings and conferences with the SEC with respect to the Joint Proxy Statement or the Registration Statement. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Sun, Trident and Parent will (A) provide the others with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (B) include in such document or response all comments reasonably and promptly proposed by the others. The foregoing obligations of (x) Sun in clauses (A) and (B) shall not apply in connection with and to the extent relating to any disclosure regarding a Sun Change in Recommendation made in compliance with the terms of Section 6.4(a), and (y) Trident in clauses (A) and (B) shall not apply in connection with and to the extent relating to any disclosure regarding a Trident Change in Recommendation made in compliance with the terms of Section 6.4(d).

(c) Sun, Trident and Parent shall make all necessary filings with respect to the Mergers and the other transactions contemplated by this Agreement under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party shall advise the others, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction. Each of Sun, Trident and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(d) If at any time prior to the Sun Effective Time, any event occurs with respect to Sun, Trident or Parent, or any change occurs with respect to information supplied by Sun, Trident or Parent for inclusion in the Registration Statement or Joint Proxy Statement, or any information relating to Sun, Trident or Parent, or any of their respective Affiliates, officers or directors, should be discovered by Sun, Trident or Parent, which is required to be described or that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with respect to which such event occurs or which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to Sun’s shareholders and the Trident’s stockholders.

(e) Trident and Parent shall each use its reasonable best efforts to cause the Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Trident Effective Time. Sun shall cooperate with Trident and Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting of the Sun Ordinary Shares from NASDAQ and the deregistration of the same under the Exchange Act as promptly as practicable after the Sun Effective Time.

Section 6.3 Stockholders/Shareholders Meetings.

(a) Convening the Sun Shareholders’ Meeting. Sun shall take all action necessary in accordance with applicable Law and the Sun Articles to duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders for the purpose of seeking the Sun Shareholder Approval as herein provided as soon as practicable after the Registration Statement becomes effective (the “Sun Shareholders’ Meeting”). Subject to Section 6.4(b), Sun shall, through the Sun Board, recommend to the Sun shareholders that they give the Sun Shareholder Approval and shall include such recommendation in the Joint Proxy Statement (the recommendation of the Sun Board that Sun’s shareholders vote to give the Sun Shareholder Approval being referred to as the “Sun Board Recommendation”), and Sun shall, subject to Section 6.4(b), use its reasonable best efforts to solicit sufficient proxies from the Sun shareholders in favor of the Sun Shareholder Approval and to take all other actions necessary or advisable to secure the Sun Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Sun may after consultation with Trident, adjourn or postpone the Sun Shareholders’ Meeting only: (A) to ensure that any supplement or amendment to the Joint Proxy Statement that is required by applicable Law is timely provided to Sun’s shareholders; (B) if as of the time for which the Sun Shareholders’ Meeting is originally scheduled there are insufficient Sun Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Sun Shareholders’ Meeting; or (C) if additional time is required to solicit proxies in order to obtain the Sun Shareholder Approval; provided that (1) no single adjournment shall be for more than 30 days unless otherwise required by applicable Law; and (2) all such adjournments together shall not cause the date of the Sun Shareholders’ Meeting to be held less than ten (10) Business Days prior to the End Date.

(b) Convening the Trident Stockholders’ Meeting. Trident shall take all action necessary in accordance with applicable Law and its organizational documents to duly call, give notice of, convene a meeting of its stockholders for the purpose of seeking the Trident Stockholder Approval as herein provided as soon as practicable after the Registration Statement becomes effective (the “Trident Stockholders’ Meeting”). Subject to Section 6.4(b), Trident shall, through the Trident Board, recommend to the Trident stockholders that they give the Trident Stockholder Approval and shall include such recommendation in the Joint Proxy Statement (the recommendation of the Trident Board that Trident’s stockholders vote to give the Trident Stockholder Approval being referred to as the “Trident Board Recommendation”), and Trident shall, subject to Section 6.4(b), use its reasonable best efforts to solicit sufficient proxies from the Trident stockholders in favor of the matters detailed in the definition of the Trident Stockholder Approval and to take all other actions necessary or advisable to secure the Trident Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Trident may after consultation with Sun, adjourn or postpone the Trident Stockholders’ Meeting only: (A) to ensure that any supplement or amendment to the Joint Proxy Statement that is required by applicable Law is timely provided to Trident’s stockholders; (B) if as of the time for which the Trident Stockholders’ Meeting is originally scheduled there are insufficient shares of Trident Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Trident Stockholders’ Meeting; or (C) if additional time is required to solicit proxies in order to obtain the Trident Stockholder Approval; provided that (1) no single adjournment shall be for more than 30 days unless otherwise required by applicable Law, and (2) all such adjournments together shall not cause the date of the Trident Stockholders’ Meeting to be held less than ten (10) Business Days prior to the End Date.

(c) Timing of the Sun Shareholders’ Meeting and the Trident Stockholders’ Meeting. Sun and Trident shall use their respective reasonable best efforts to call the Sun Shareholders’ Meeting and the Trident Stockholders’ Meeting for the same date and as soon as practicable after the date Sun countersigns this Agreement (but after the Registration Statement is declared effective).

Section 6.4 Change in Recommendation.

(a) Sun Change in Recommendation or Entry into an Alternative Acquisition Agreement. Subject to the other provisions of this Section 6.4, neither the Sun Board nor any committee thereof shall, directly or indirectly: (i) withhold or withdraw or qualify, modify or amend in a manner adverse to Trident (or publicly propose to do so) the Sun Board Recommendation; (ii) fail to reaffirm or re-publish the Sun Board Recommendation within ten Business Days after Trident requests in writing that such action be taken (or, if earlier, at least five Business Days prior to the Sun Shareholders’ Meeting); (iii) fail to publicly announce, within ten Business Days after a tender offer or exchange offer relating to the Sun Ordinary Shares shall have been formally commenced or after any change in the consideration being offered (or any material change to other terms) thereunder (whether such offer commences or such change is announced before, at or after the execution and delivery of this Agreement), a statement disclosing that the Sun Board recommends rejection of such tender or exchange offer or fail to maintain such recommendation to reject at any time before the expiration or termination of such tender or exchange offer; (iv) publicly announce that the Sun Board has recommended, adopted or approved any Acquisition Proposal with respect to Sun (each of the foregoing actions described in clauses “(i)” to “(iv)” being referred to as a “Sun Change in Recommendation”); or (v) cause or permit Sun or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(b) Sun Superior Proposal; Intervening Event. Notwithstanding anything to the contrary contained in Section 6.4(a) or elsewhere in this Agreement, at any time prior to obtaining the Sun Shareholder Approval, the Sun Board may effect, or cause Sun to effect, as the case may be, a Sun Change in Recommendation or, in the case of clause (i) below only, authorize Sun to terminate this Agreement pursuant to and in accordance with Section 8.1(g), if:

(i) (A) Sun has not breached its obligations under Section 6.1(a) and Section 6.1(b) in connection with the Acquisition Proposal referred to in the following clause “(B)”; (B) after the date Sun countersigns this Agreement, an unsolicited, bona fide, written Acquisition Proposal is made to Sun and is not withdrawn; (C) the Sun Board determines in its good faith judgment, after consulting with its outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal; (D) Sun shall have provided Trident with five Business Days’ prior written notice advising Trident that it intends to effect a Sun Change in Recommendation or terminate this Agreement pursuant to and in accordance with Section 8.1(g) and specifying, in reasonable detail, the reasons therefor, and which written notice shall include copies of all documents pertaining to such Superior Proposal; (E) during such five Business Day period, if requested by Trident, Sun engages in good faith negotiations with Trident to amend this Agreement in such a manner that such Acquisition Proposal that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (F) at the end of such five Business Day period, such Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Sun Board continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Trident as a result of the negotiations required by clause “(E)” or otherwise); and (G) at the end of such five Business Day period, the Sun Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Proposal, a failure to make a Sun Change in Recommendation or terminate this Agreement pursuant to and in accordance with Section 8.1(g) would reasonably be expected to constitute a breach of the duties of the Sun Board under applicable Law; provided, that in the event of any material revisions to the applicable Acquisition Proposal (including any change in price or exchange ratio), Sun shall be required to deliver a new written notice to Trident and to again comply with the requirements of this Section 6.4(b)(i) with respect to such new written notice (including the five Business Day period referenced above); or

(ii) in connection with an Intervening Event relating to Sun, the Sun Board determines at any time prior to the Sun Shareholder Approval, after having consulted with its outside legal counsel, that, in light of such Intervening Event, a failure to make a Sun Change in Recommendation would reasonably be expected to constitute a breach of the duties of the Sun Board under applicable Law, provided that: (A) Sun shall have provided Trident with five Business

Days’ prior written notice advising Trident that it intends to effect a Sun Change in Recommendation and specifying, in reasonable detail, the reasons therefor; (B) during such five Business Day period, if requested by Trident, Sun shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Sun Board not to make such Sun Change in Recommendation; and (C) at the end of such five Business Day period, the Sun Board determines in good faith, after having consulted with its outside legal counsel, that, taking into account any changes to the terms of this Agreement proposed by Trident as a result of the negotiations required by clause “(B)” or otherwise, a failure to make a Sun Change in Recommendation would reasonably be expected to constitute a breach of the duties of the Sun Board under applicable Law.

(c) Nothing in this Agreement shall prohibit Sun or the Sun Board from (i) disclosing to the Sun shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; (ii) making any “stop, look and listen” communication to the Sun shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; or (iii) making any disclosure to the Sun shareholders required by applicable Law or stock exchange rule or listing agreement, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Sun Change in Recommendation so long as any such disclosure (x) includes an express reaffirmation of the Sun Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof; and (y) does not include any statement that constitutes, and does not otherwise constitute, a Sun Change in Recommendation.

(d) Trident Change in Recommendation. Subject to the other provisions of this Section 6.4, neither the Trident Board nor any committee thereof shall, directly or indirectly: (i) withhold or withdraw or qualify, modify or amend in a manner adverse to Sun (or publicly propose to do so), the Trident Board Recommendation; (ii) fail to reaffirm or re-publish the Trident Board Recommendation within ten Business Days after Sun requests in writing that such action be taken (or, if earlier, at least five Business Days prior to the Trident Stockholders’ Meeting); (iii) fail to publicly announce, within ten Business Days after a tender offer or exchange offer relating to the Trident Common Stock shall have been formally commenced or after any change in the consideration being offered (or any material change to other terms) thereunder (whether such offer commences or such change is announced before, at or after the execution and delivery of this Agreement), a statement disclosing that the Trident Board recommends rejection of such tender or exchange offer or fail to maintain such recommendation to reject at any time before the expiration or termination of such tender or exchange offer; (iv) publicly announce that the Trident Board has recommended, adopted or approved any Acquisition Proposal with respect to Trident (each of the foregoing actions described in clauses “(i)” to “(iv)” being referred to as a “Trident Change in Recommendation”).

(e) Trident Superior Proposal; Intervening Event. Notwithstanding anything to the contrary contained in Section 6.4(d) or elsewhere in this Agreement, at any time prior to obtaining the Trident Stockholder Approval, the Trident Board may effect, or cause Trident to effect, as the case may be, a Trident Change in Recommendation if:

(i) (A) Trident has not breached its obligations under Section 6.1(c) and Section 6.1(d) in connection with the Acquisition Proposal referred to in the following clause “(B)”; (B) after the date of this Agreement, an unsolicited, bona fide, written Acquisition Proposal is made to Trident and is not withdrawn; (C) the Trident Board determines in its good faith judgment, after consulting with its outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal; (D) Trident shall have provided Sun with five Business Days’ prior written notice advising Sun that it intends to effect a Trident Change in Recommendation and specifying, in reasonable detail, the reasons therefor, and which written notice shall include copies of all documents pertaining to such Superior Proposal; (E) during such five Business Day period, if requested by Sun, Trident engages in good faith negotiations with Sun to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (F) at the end of such five Business Day period, such Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Trident Board continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Sun as a result of the negotiations required by clause “(E)” or otherwise); and (G) at the end of such five Business Day period, the Trident Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Proposal, a failure to make a Trident Change in Recommendation would reasonably be expected to constitute a breach of the duties of the Trident Board under applicable Law; provided, that in the event of any material revisions to the applicable Acquisition Proposal (including any change in price or exchange ratio), Trident shall be required to deliver a new written notice to Sun and to again comply with the requirements of this Section 6.4(e)(i) with respect to such new written notice (including the five Business Day period referenced above); or

(ii) in connection with an Intervening Event relating to Trident, the Trident Board determines at any time prior to the Trident Stockholder Approval, after having consulted with its outside legal counsel, that, in light of such Intervening Event, a failure to make a Trident Change in Recommendation would reasonably be expected to constitute a breach of the duties of the Trident Board under applicable Law, provided that: (A) Trident shall have provided Sun with five Business Days’ prior written notice advising Sun that it intends to effect a Trident Change in Recommendation and specifying, in reasonable detail, the reasons therefor; (B) during such five Business Day period, if requested by Sun, Trident shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Trident Board not to make such Trident Change in Recommendation; and (C) at the end of such five Business Day period, the Trident Board determines in good faith, after having consulted with its outside legal counsel, that, taking into account any changes to the terms of this Agreement proposed by Sun as a result of the negotiations required by clause “(B)” or otherwise, a failure to make a Trident Change in Recommendation would reasonably be expected to constitute a breach of the duties of the Trident Board under applicable Law.

(f) Nothing in this Agreement shall prohibit Trident or the Trident Board from (i) disclosing to the Trident stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; (ii) making any “stop, look and listen” communication to the Trident stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; or (iii) making any disclosure to Trident stockholders required by applicable Law or stock exchange rule or listing agreement, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Trident Change in Recommendation so long as any such disclosure (x) includes an express reaffirmation of the Trident Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof; and (y) does not include any statement that constitutes, and does not otherwise constitute, a Trident Change in Recommendation.

Section 6.5 Access to Information; Confidentiality. Subject to applicable Law, during the Pre-Closing Period and upon reasonable prior notice, each of Sun and Trident shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the Representatives of such other party reasonable access to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Sun and Trident shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws other than those publicly available in the SEC’s EDGAR (or successor) system; and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that (i) either party may withhold any document or information that (A) is subject to the terms of a confidentiality agreement with a third party in effect as of, in the case of Trident, the date of this Agreement and, in the case of Sun, the date Sun countersigns this Agreement (provided that the withholding party shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure); or (B) is subject to any attorney-client, attorney work product or other similar privilege (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of such attorney-client, attorney work product or other similar privilege); and (ii) if, in the reasonable judgment of Sun or Trident, as the case may be, any Law (including antitrust Laws) applicable to Sun or Trident, as the case may be, requires such party or its Affiliates to restrict or prohibit access to any such properties or information, such party or its Affiliates may so restrict or prohibit such access, including by designating such information as “Clean Team Only” or “Outside Counsel Only” pursuant to the Clean Team Confidentiality Agreement, dated as of May 15, 2023. If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld and each party shall use reasonable best efforts to enter into an alternative arrangement, including a “clean-team” agreement, pursuant to which such information may be shared without violating such applicable Law. All information exchanged pursuant to this Section 6.5 shall be subject to the Mutual Confidentiality, Non-Disclosure and Standstill Agreement between Sun and Trident and dated as of August 22, 2022 (the “Confidentiality Agreement”).

Section 6.6 Notification of Changes. Trident and Sun shall as promptly as reasonably practicable notify the other orally and in writing of any change or event that, individually or in the aggregate, with all past changes and events since the date Sun countersigns this Agreement either (i) has had or would reasonably be expected to have a Trident Material Adverse Effect or a Sun Material Adverse Effect, as applicable; or (ii) that would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that would be reasonably expected to cause any of the conditions to the other party’s obligations set forth in Article VII to be incapable of being satisfied, or to materially delay or impede the ability of such notifying party to consummate the Mergers; provided, however, that any failure to give such notice pursuant to this Section 6.6 shall not in and of itself cause the failure to satisfy any of the conditions to the other party’s obligations set forth in Article VI unless the underlying breach would independently result in the failure of such condition to be satisfied, and provided further that no such notification shall cure any breach of, non-compliance with, any of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.7 Required Actions.

(a) Regulatory Approvals. The parties shall cooperate with each other and, subject to Section 6.1 and Section 6.4, use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable, subject to the limitations in this Section 6.7, to consummate and make effective, as soon as reasonably possible, the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date Sun countersigns this Agreement (but in no event later than 15 Business Days after the date Sun countersigns this Agreement, unless otherwise agreed by counsel for the parties), any filing with the United States Department of Justice (“DOJ”) and the United States Federal Trade Commission (“FTC”) required under the HSR Act relating to the Mergers; (ii) prepare and file other necessary and advisable registrations, declarations, notices, petitions, applications and filings relating to the Mergers with other Governmental Entities under antitrust, competition, foreign direct investment, trade regulation or similar Law (including, if applicable, with any municipality with respect to any continuation of business licenses issued to Sun in Israel) as soon as reasonably practicable or where the ability to control timing of the registration, declaration, notice, petition, application or filing is not within the control of the submitting party, commence pre-submission consultation procedures for, any registrations, declarations, notices, petitions, applications and filings with such Governmental Entities (and thereafter make any other required submissions and respond as promptly as reasonably practicable to any requests for additional information or documentary material); (iii) obtain all Consents or nonactions from any Governmental Entity or other Person which are required to be obtained under any other antitrust, competition, foreign direct investment, trade regulation or similar Law in connection with the consummation of the Mergers and the other transactions contemplated hereby (collectively, the “Required Regulatory Approvals”); (iv) seek to avoid or prevent the initiation of any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity challenging the Mergers or the consummation of the other transactions contemplated by this Agreement; (v) with respect to Sun, submit to the IIA the IIA Notice and, with respect to Parent, submit to the IIA the Parent IIA Undertaking, and (vi) furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing in order to achieve the effects set forth in the foregoing sub-clauses (i) and (v).

(b) Actions in Connection with Required Regulatory Approvals. Each of the parties shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to the Mergers and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in furtherance of the parties’ reasonable best efforts, each of Trident and the Trident Subsidiaries and Sun and the Sun Subsidiaries, as applicable, to the extent required in order to obtain the Required Regulatory Approvals or any necessary approvals of any other Governmental Entity required for the transactions contemplated hereby as promptly as reasonably practicable or to avoid the consequences in Section 6.7(a)(iv) or otherwise in connection with the Required Regulatory Approvals, shall (i) propose, negotiate or offer to effect, or consent or commit to, any sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, of any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Divestiture”); and (ii) take or agree to take any other action, agree or consent to, make any concession in respect of, or permit or suffer to exist any condition or requirement setting forth, any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Remedy”), provided that, notwithstanding anything in this Agreement to the contrary, neither party nor its Subsidiaries shall be required to take any of the actions referred to above with respect to a Divestiture or Remedy unless the effectiveness thereof is conditioned on the occurrence of the Effective Times, and provided, further, that, notwithstanding anything in this Agreement to the contrary, nothing shall require either party to, and neither party shall without the consent of the other party, agree or consent to a Divestiture or Remedy that would result in or would reasonably be expected to result in a material adverse effect on the business of Parent and the Parent Subsidiaries (including Trident, the Trident Subsidiaries, Sun and the Sun Subsidiaries), collectively, immediately after giving effect to the Mergers. The parties agree to use reasonable best efforts to: (1) oppose or defend against any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Mergers; and (2) overturn any regulatory order by any such Governmental Entity to prevent consummation of the Mergers, including by defending any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding brought by any such Governmental Entity in order to avoid the entry of, or to have vacated, overturned, terminated or appealed any order that would otherwise have the effect of preventing or materially delaying the consummation of the Mergers or the consummation of the other transactions contemplated by this Agreement.

(c) Requests from Regulatory Authorities. If either of the parties or any of their respective Subsidiaries receives a request for information or documentary material from any Governmental Entity with respect to the Mergers or any of the transactions contemplated by this Agreement, then such party shall respond promptly, as soon as reasonably practicable and after consultation with the other party (to the extent permitted under applicable Law), to such request, in all cases within the amount of time allowed by the Governmental Entity. The parties shall consult with each other in good faith prior to pulling and refiling or agreeing to pull and refile any HSR filing or other filing, or agreeing with any Governmental Entity not to consummate the merger for any period of time, or agreeing to any timing agreement with the FTC, DOJ or any other Governmental Entity.

(d) Coordination and Information Sharing. Each party shall (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry relating to the Mergers or the transactions contemplated by this Agreement; (ii) promptly notify the other party of any material communication it or any of its Affiliates (or their respective Representatives) receives from any Governmental Entity relating to the Mergers or the transactions contemplated by this Agreement and keep the other parties informed as to the status of any such request, inquiry, investigation, or communication; (iii) subject to applicable Law, and to the extent practicable, permit the other party to review in advance, and consider in good faith the other party’s comments to, any proposed material communication, filing or submission by such party to any Governmental Entity; (iv) not agree to participate in any meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Mergers or transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend; and (v) furnish the other party with copies of all material correspondence, filings and written communications between them and their Affiliates and their respective Representatives on one hand, and any such Governmental Entity or its staff on the other hand, with respect to this Agreement or the Mergers or the transactions contemplated by this Agreement. Materials required to be provided pursuant to this Section 6.7 may be redacted or withheld as necessary to (i) to remove references concerning the valuation of the parties, (ii) as necessary to comply with contractual arrangements; and (iii) as necessary to preserve attorney-client or other legal privilege. Each party, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient unless express written permission is obtained in advance from the party that has so designated such materials.

(e) Frustrating Actions. Trident shall not, and shall cause the Trident Subsidiaries not to, and Sun shall not, and shall cause the Sun Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing part or all of the assets of or equity of, in any business or any corporation, partnership, association or other business organization or division thereof, or take any other similar action, if the entry into of an agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other similar action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the Required Regulatory Approvals; (ii) increase, in any material respect, the risk of any Governmental Entity entering an order prohibiting the consummation of the Mergers or the transactions contemplated by this Agreement; (iii) increase the risk, in any material respect, of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Mergers or the transactions contemplated by this Agreement.

Section 6.8 Takeover Laws. Trident and the Trident Board, and Sun and the Sun Board, shall use their respective reasonable best efforts (a) to ensure that no potentially applicable takeover laws of any state or country, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (a “Takeover Statute”) is or becomes applicable to this Agreement or any transaction contemplated by this Agreement; and (b) if any Takeover Statute becomes applicable to this Agreement or any transaction contemplated by this Agreement, to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Mergers.

Section 6.9 Indemnification, Exculpation and Insurance.

(a) Parent agrees to cause each of the Trident Surviving Corporation and the Sun Surviving Corporation to agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the applicable Effective Time now existing in favor of the current or former directors or officers of Trident or the Trident Subsidiaries or Sun and the Sun Subsidiaries, as applicable, to the fullest extent provided by their respective articles of association, certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of Trident or any of the Trident Subsidiaries or Sun or any of the Sun Subsidiaries, as applicable, as in effect as of, in the case of Trident, the date of this Agreement or, in the case of Sun, the date Sun countersigns this Agreement shall survive the Mergers and shall continue in full force and effect in accordance with their terms.

(b) In the event that subsequent to the Mergers either the Trident Surviving Corporation or the Sun Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Trident Surviving Corporation or the Sun Surviving Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of the Trident Surviving Corporation or the Sun Surviving Corporation, as applicable, assume the obligations set forth in this Section 6.9.

(c) For a period of seven (7) years from the applicable Effective Time, Parent shall procure that each of the Trident Surviving Corporation and the Sun Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Trident Certificate of Incorporation or Sun Articles, as applicable, with respect to acts or omissions occurring prior to the applicable Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any indemnified Person.

(d) Prior to or at the Closing, each of Trident and Sun shall purchase a seven (7)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are substantially equivalent to the coverage provided under each of Trident’s and Sun’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the applicable Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Trident Surviving Corporation or the Sun Surviving Corporation, as applicable; provided, however that neither Trident nor Sun shall pay or agree to pay, and the Trident Surviving Corporation or the Sun Surviving Corporation, as applicable, shall not be required to pay, in the aggregate in excess of 300% of the last annual premium paid by Trident or Sun, as applicable, prior to, in the case of Trident, the date of this Agreement or, in the case of Sun, the date Sun countersigns this Agreement in respect of such “tail” policy, and if the cost of such “tail” policy would otherwise exceed such maximum amount, Trident or Sun, as applicable, shall purchase as much coverage as reasonably practicable up to such maximum amount.

(e) The provisions of this Section 6.9 shall survive consummation of the Mergers and are intended to be for the benefit of, and will be enforceable by, each current or former director or officer of Trident and Sun, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 6.10 Transaction Litigation. Sun and Trident shall give each other prompt notice of any shareholder or stockholder litigation or claims commenced on or after the date Sun countersigns this Agreement against such party or its directors or officers relating to the Mergers and the other transactions contemplated by this Agreement (“Transaction Litigation”), and shall (a) give the other party the opportunity to participate (at such other’s party’s expense) in the defense or settlement of any Transaction Litigation, (ii) give each other the right to review and comment on all filings or responses to be made by such party in connection with any Transaction Litigation, and will in good faith take such comments into account, and (iii) not agree to settle any Transaction Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Sun and Trident agree to keep each other reasonably informed on a current basis with respect to any other shareholder or stockholder litigation or claims against either party or its directors or officers that are reasonably likely to affect the Mergers and the other transactions contemplated by this Agreement (including the timing of the Closing).

Section 6.11 Section 16 Matters. The board of directors of Parent or Trident, as applicable, shall, prior to the applicable Effective Time, approve the issuance of shares of Parent Common Stock (including derivative securities thereunder such as the Parent Awards) or the disposition of shares of Trident Common Stock (including derivative securities thereunder such as the Trident Equity Awards), as applicable, in connection with the Mergers with respect to any employees of Sun and Trident who, as a result of their relationship with Sun or Trident, respectively, as of or following the applicable Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance or disposition to be an exempt acquisition pursuant to SEC Rule 16b-3.

Section 6.12 Public Announcements. Except with respect to a Sun Change in Recommendation or a Trident Change in Recommendation (or matters related thereto), Sun and Trident shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided that each party may make statements without such consultation that are consistent with previous press releases, public disclosures or public statements made by either party in compliance with this Section 6.12. Sun and Trident agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Section 6.13 Tax Rulings.

(a) Sun Tax Ruling.

(i) As soon as practicable after the date Sun countersigns this Agreement, Sun shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling confirming that (A) the payment of the Sun Merger Consideration for Sun 102 Shares in accordance Section 1.5(b) and Section 2.2 shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the ITO) and that tax continuity will apply to the Sun Merger Consideration deposited with the Sun 102 Trustee (which ruling may be subject to customary conditions regularly associated with such a ruling) and (B) all Parent Options and Parent RSU Awards that were Sun 102 Options or Sun 102 RSUs prior to the

Sun Effective Time, shall continue, immediately following the Sun Effective Time, to benefit from the provisions of Section 102 of the ITO and to qualify thereunder as grants made through a trustee pursuant to the capital gains tax route and that tax continuity shall apply with respect to such Parent Options and Parent RSU Awards (the “Sun Option Tax Ruling”). Sun shall include in the request for the Sun Option Tax Ruling a request to exempt Parent, the Sun Surviving Corporation, the Exchange Agent and their respective agents from any withholding obligation in relation to any payments made with respect to any Sun 102 Equity Awards. If the Sun Option Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, Sun shall seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that the Sun Surviving Corporation, Parent or any Person acting on their behalf (including the Exchange Agent) shall be exempt from Israeli withholding tax in relation to any payments made with respect to any Sun 102 Equity Awards to the Exchange Agent, the Sun 102 Trustee or Sun in connection with the Sun Merger (the “Interim Sun Option Tax Ruling”). To the extent that prior to the Closing an Interim Sun Option Tax Ruling shall have been obtained, then all references herein to the Sun Option Tax Ruling shall be deemed to refer to such Interim Sun Option Tax Ruling, until such time that a final definitive Sun Option Tax Ruling is obtained.

(ii) As soon as practicable following the date Sun countersigns this Agreement, Sun shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (A) with respect to holders of Sun Ordinary Shares and Sun Equity Awards that are non-Israeli residents (as defined in the ITO or as will be determined by the ITA), (1) exempting Parent, the Exchange Agent, the Sun Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Sun Merger Consideration and Parent Awards, or clarifying that no such obligation exists; or (2) instructing Parent, the Exchange Agent, the Sun Surviving Corporation and their respective agents on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Sun Ordinary Shares and Sun Equity Awards from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (B) with respect to holders of Sun Ordinary Shares that are Israeli residents (as defined in the ITO or as will be determined by the ITA) (other than holders and beneficial holders of Sun 102 Shares) (1) exempting Parent, the Exchange Agent, the Sun Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Sun Merger Consideration, or clarifying that no such obligation exists; or (2) instructing Parent, the Exchange Agent, the Sun Surviving Corporation and their respective agents on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Sun Ordinary Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (the “Sun Withholding Tax Ruling”).

(iii) 104H Tax Ruling. As soon as practicable following the date Sun countersigns this Agreement, Sun shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (or an interim ruling) permitting holders of Sun Ordinary Shares that are Israeli residents (as defined in the ITO or as will be determined by the ITA) (the “Electing Holder”), to defer any applicable Israeli tax with respect to the Sun Stock Consideration that such Electing Holder will receive pursuant to this Agreement until the sale, transfer or other conveyance for cash of such stock portion of the consideration by such Electing Holder or such other date set forth in Section 104H of the ITO (the “104H Tax Ruling”).

(iv) Without limiting the generality of Section 6.13(a), each of Parent, Sun and Trident shall use their reasonable best efforts, and shall cause their respective Israeli counsel, advisors and accountants to coordinate all material activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Sun Option Tax Ruling (including the Interim Sun Option Tax Ruling), the Sun Withholding Tax Ruling and the 104H Tax Ruling and in obtaining such rulings; provided that (A) such rulings shall not impose any restrictions or obligations on Parent or any Parent Subsidiary without Parent’s written consent; and (B) the final wordings of such rulings shall be approved in advance by Trident and Parent. For the avoidance of doubt, Sun shall not make any application to the ITA with respect to any matter relating to such rulings without first consulting with Trident’s and Parent’s legal counsel and granting Trident’s and Parent’s legal counsel the opportunity to review, comment on and approve the draft application for such rulings, and Sun shall inform Trident’s and Parent’s legal counsel of the content of any discussions and meetings relating thereto in advance and allow Trident’s and Parent’s Israeli legal counsel to participate in any such discussions or meetings.

(v) If applicable, Sun shall use its reasonable best efforts, and shall cause its Israeli counsel, advisors and accountants to coordinate all material activities, and to cooperate with Trident and Parent, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Investment Center Approval.

(b) Trident Tax Ruling. As soon as practicable after the date Sun countersigns this Agreement, Trident shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling confirming that all Parent Options, Parent RSA Awards and Parent RSU Awards that were Trident 102 Options, Trident 102 RSA Awards or Trident 102 RSUs prior to the Trident Effective shall continue, after the Trident Effective Time, to benefit from the provisions of Section 102 of the ITO and to qualify thereunder as grants made through a trustee pursuant to the capital gains tax route and that tax continuity shall apply with respect to such Parent Options, Parent RSA Awards and Parent RSU Awards (the “Trident Option Tax Ruling”).

Section 6.14 Israeli Securities Authority Approval.

(a) As soon as reasonably practicable after the execution of this Agreement, Trident and Parent shall cause its Israeli counsel to prepare and file with the Israeli Securities Authority an application for, and shall each use its reasonable best efforts to obtain, an exemption and no-action letter from the Israeli Securities Authority from the requirements of the Israeli Securities Law concerning the publication of a prospectus in respect of (i) the Sun Stock Consideration to be issued to holders of Sun Ordinary Shares in connection with the transactions contemplated hereby and (ii) the Parent RSUs and Parent Options to be issued to the applicable holders of Sun Equity Awards (together, the “ISA Offering No-Action Letter”).

(b) Sun shall cooperate with Trident and Parent in connection with (i) the preparation and filing of the application for the ISA Offering No-Action Letter and (ii) the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the ISA Offering No-Action Letter and each of Trident and Parent shall cooperate and consult with Sun in connection with its preparation of any of the foregoing. Each of Sun, Trident and Parent shall promptly notify the others upon the receipt of any comments from the ISA or any request from the ISA with respect to amendments or supplements to the request for the ISA Offering No-Action Letter and shall provide the others with copies of all correspondence between it and its Representatives, on the one hand, and the ISA, on the other hand, with respect thereto. Each of Sun, Trident and Parent shall use its reasonable best efforts to respond as soon as reasonably practicable to any comments from the ISA with respect to the request for the ISA Offering No-Action Letter. Notwithstanding the foregoing, prior to final approval of the ISA Offering No Action Letter, Trident and Parent shall (A) provide Sun with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), which shall not be unreasonably withheld, conditioned or delayed, and (B) reasonably consider all comments reasonably proposed by Sun. Trident or Parent shall advise Sun promptly after receipt of the ISA Offering No-Action Letter.

Section 6.15 Sun Merger Proposal; Sun Certificate of Merger.

(a) Subject to the Israeli Companies Law, Sun and Sun Merger Sub shall (and Trident or Parent shall cause Sun Merger Sub to), as applicable, take the following actions within the timeframes set forth in this Section 6.15(a) and Israeli Companies Law; provided, however, that any such actions or the timeframes for taking such actions shall be subject to any amendment in the corresponding applicable provisions of the Israeli Companies Law (and, in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 6.15(a) accordingly):

(i) as promptly as practicable following the date Sun countersigns this Agreement, cause a merger proposal (in the Hebrew language) in a form reasonably satisfactory to Trident and Sun (the “Sun Merger Proposal”) to be executed in accordance with Section 316 of the Israeli Companies Law;

(ii) within three days after calling of the Sun Shareholders’ Meeting in accordance with the terms of this Agreement, deliver and file the Sun Merger Proposal with the Companies Registrar in accordance with Section 317(a) of the Israeli Companies Law;

(iii) on or following the date on which the Sun Merger Proposal is submitted to the Companies Registrar (the “Sun Merger Proposal Submission Date”), to the extent applicable with respect to each of Sun and Sun Merger Sub:

(A)

publish a notice to their respective creditors, stating that a Sun Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Sun Merger Proposal at the office of the Companies Registrar, Sun’s registered office or Sun Merger Sub’s registered office, as applicable, and at such other locations as Sun or Sun Merger Sub, as applicable, may determine, (x) in two daily Hebrew newspapers on the Sun Merger Proposal Submission Date, and (y) in a popular newspaper in New York within three business days after the Sun Merger Proposal Submission Date as may be required by applicable Law;

(B)	within three days after the Sun Merger Proposal Submission Date, cause a copy of the Sun Merger Proposal to be delivered to their respective secured creditors, if any;

(C)

within three business days after the Sun Merger Proposal Submission Date, send to Sun’s and Sun Merger Sub’s “employees committee” (Va’ad Ovdim), if any, or display in a prominent place at Sun’s and, if applicable, Sun Merger Sub’s, premises a copy of the notice published in a daily Hebrew newspaper in accordance with clause (iii)(A)(x) of this Section 6.15(a); and

(D)

within four business days after the Sun Merger Proposal Submission Date, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Israeli Companies Law) that Sun or Sun Merger Sub (or, with respect to Sun Merger Sub, Trident or Parent), as applicable, is aware of, which shall state that the Sun Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Sun Merger Proposal at such additional locations, if such locations were identified in the notice referred to in clause (iii)(A) of this Section 6.15(a);

(iv) promptly after Sun and Sun Merger Sub, as applicable, shall have complied with the preceding clause (iii), but in any event no more than three days following the date on which the notice referred to in clause (iii)(B) of this Section 6.15(a) was sent to their respective secured creditors, if any, Sun and Sun Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Israeli Companies Law, that notice was given to such respective creditors, if any, under Section 318 of the Israeli Companies Law;

(v) not later than three days after (A) the date on which the Sun Shareholder Approval is received, Sun shall inform the Companies Registrar of such approval, and (B) the date on which the sole shareholder of Sun Merger Sub approves the Sun Merger, Sun Merger Sub shall inform the Companies Registrar of such approval, in each case in accordance with Section 317(b) of Israeli Companies Law; and

(vi) in accordance with the customary practice of the Companies Registrar, Sun and Sun Merger Sub shall (and Trident or Parent shall cause Sun Merger Sub to), as promptly as practicable after the determination of the date on which the Closing is expected to take place in accordance with Section 1.2, in coordination with each other, deliver to the Companies Registrar the notice of the contemplated Sun Merger and the proposed date of the Closing and the subsequent notice of the occurrence of the Closing, including a final affidavit signed by an authorized officer of Sun and Sun Merger Sub, as applicable, stating that no shareholder or creditor of Sun or Sun Merger Sub, as applicable, nor any antitrust authority has objected to the Mergers, in each case in accordance with Section 1.2. For the avoidance of doubt, it is the intention of the parties that the Sun Merger shall be declared effective and the Sun Certificate of Merger shall be issued on the Closing Date.

(b) Solely for purposes of Section 6.15(a), “business day” shall have the meaning set forth in the Merger Regulations 2000 promulgated under the Israeli Companies Law.

(c) Promptly following the date Sun countersigns this Agreement, the sole shareholder of Sun Merger Sub shall approve the Sun Merger subject to the satisfaction or waiver (to the extent permitted hereunder) of all the conditions to Closing (other than those that by their nature may only be satisfied or waived at Closing). No later than three days after the date of such approval, Sun Merger Sub shall (in accordance with Section 317(b) of the Israeli Companies Law and the regulations thereunder) inform the Companies Registrar of such approval in accordance with Section 6.15(a)(v).

Section 6.16 Tax Free Qualification.

(a) Each of Trident, Parent and Merger Subs shall use its respective reasonable best efforts to, and cause each of their respective Subsidiaries to, (i) cause the Mergers, taken together, to be treated as an “exchange” described in Section 351(a) of the Code, (ii) cause the Trident Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (iii) to obtain the opinion of counsel referred to in Exhibit C (including by taking the actions described in Exhibit C). Each of Trident, Parent and Merger Subs shall use its respective reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its respective Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.16) that would prevent or impede (A) the Mergers, taken together from being treated as an “exchange” described in Section 351(a) of the Code and (B) the Trident Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) Sun shall use its reasonable best efforts to, and cause each of its Subsidiaries to, (i) cause the Mergers, taken together, to be treated as an “exchange” described in Section 351(a) of the Code and (ii) to obtain the opinion of counsel referred to in Exhibit C (including by taking the actions described in Exhibit C). Sun shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.16) that would prevent or impede the Mergers, taken together, from qualifying as an “exchange” described in Section 351(a) of the Code.

(c) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties shall report the Mergers for U.S. federal income tax purposes collectively as an “exchange” within the meaning of Section 351(a) of the Code. Parent will (and following the Closing will cause the Trident Surviving Corporation and the Sun Surviving Corporation, as applicable, to) file all required information with its Tax Returns and maintain all records required for Tax purposes.

Section 6.17 Trident Convertible Notes. Prior to the Trident Effective Time, within the time periods required by the terms of the Trident Indenture, each of Trident and Parent shall, and shall cause their respective Representatives to, take all actions required by the Trident Indenture to be performed by Trident or Parent at or prior to the Trident Effective Time as a result of the consummation of the Trident Merger and the transactions contemplated hereby, including (a) giving of any notices that may be required and the delivery to the trustee thereunder of any documents or instruments required to be delivered at or prior to the Trident Effective Time to the trustee by the Trident Indenture as a result of the consummation of the Trident Merger or the transactions contemplated hereby, (b) executing and delivering (or causing to be executed and delivered, as applicable) at (and subject to the consummation of) the Trident Effective Time one or more supplemental indentures, officer’s certificates and opinions of counsel, pursuant to the Trident Indenture; and (c) causing the trustee under the Trident Indenture to execute and deliver at the Trident Effective Time any such supplemental indentures and related instruments, in each case required by the terms of the Trident Indenture as a result of the consummation of the Trident Merger.

Section 6.18 Sun Disclosure Schedules. Prior to the execution and delivery of this Agreement by Sun, Sun shall deliver to Trident the balance of any previously undelivered portions of the Sun Disclosure Schedules and all other documentation that the representations and warranties by Sun require to be delivered or made available to Trident.

Article VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder and Shareholder Approvals. The Sun Shareholder Approval and the Trident Stockholder Approval shall have been obtained.

(b) Listing. The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired; (ii) any agreement with the DOJ or the FTC not to consummate the Mergers to which Trident and Sun are a party shall have expired or been terminated; and (iii) all other Required Regulatory Approvals shall have been obtained or satisfied and shall remain in full force and effect, or the applicable waiting period (and any extension thereof) applicable in respect of such Required Regulatory Approval shall have expired.

(d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) No Injunctions or Restraints; Illegality. No order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or Governmental Entity of competent jurisdiction enjoining or preventing the consummation of the Mergers shall be in effect. No Law, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which prohibits or makes illegal consummation of the Mergers.

(f) Israeli Statutory Waiting Periods. Fifty (50) days shall have elapsed after the filing of the Sun Merger Proposal with the Companies Registrar and thirty (30) days shall have elapsed after the approval of the Sun Merger by the shareholders of each of Sun and Sun Merger Sub.

Section 7.2 Conditions to Obligation of Sun. The obligation of Sun to consummate the Mergers is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Trident set forth in Section 3.9(a) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time or such fact, circumstance, effect, change, event or development giving rise to the breach of Section 3.9(a) shall not be continuing as of the Closing Date; (ii) the representations and warranties of Trident set forth in Section 3.4(a), the first sentence of Section 3.4(b) and Section 3.4(c) (in each case only with respect to Trident and not its Subsidiaries) shall be true and correct (other than such failures to be true and correct as are de minimis), in each case at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); (iii) the representations and warranties of Trident set forth in Section 3.1 and Section 3.21 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) all other representations and warranties of Trident set forth in Article III shall be true and correct (without giving effect to any limitation as to “materiality” or “Trident Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Trident Material Adverse Effect. Sun shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Trident to such effect.

(b) Performance of Obligations of Trident, Parent and Merger Subs. Trident, Parent and Merger Subs shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and Sun shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Trident to such effect.

(c) No Trident Material Adverse Effect. No Trident Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.

Section 7.3 Conditions to Obligation of Trident, Parent and Merger Subs. The obligations of each of Trident, Parent and Merger Subs to consummate the Mergers is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Sun set forth in Section 4.9(a) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time or such fact, circumstance, effect, change, event or development giving rise to the breach of Section 4.9(a) shall not be continuing as of the Closing Date; (ii) the representations and warranties of Sun set forth in Section 4.3, Section 4.4(a), the first sentence of Section 4.4(b) and Section 4.4(c) (in each case only with respect to Sun and not its Subsidiaries)

shall be true and correct (other than such failures to be true and correct as are de minimis), in each case at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); (iii) the representations and warranties of Sun set forth in Section 4.1, Section 4.21 and Section 4.22 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) all other representations and warranties of Sun set forth in Article IV shall be true and correct (without giving effect to any limitation as to “materiality” or “Sun Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Sun Material Adverse Effect. Trident shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Sun to such effect.

(b) Performance of Obligations of Sun. Sun shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Trident shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Sun to such effect.

(c) No Sun Material Adverse Effect. No Sun Material Adverse Effect shall have occurred since the date Sun countersigns this Agreement that is continuing.

(d) ISA Offering No-Action Letter. Parent shall have obtained the ISA Offering No-Action Letter.

Article VIII

TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Trident Effective Time, whether before or after receipt of the Sun Shareholders Approval or the Trident Stockholder Approval (except as specifically provided below) as follows:

(a) by mutual written consent of Trident and Sun;

(b) by either Trident or Sun, upon written notice to the other party:

(i) if the Mergers are not consummated on or before the date that is the nine-month anniversary of the date Sun countersigns this Agreement (the “End Date”); provided that if by the nine-month anniversary of the date Sun countersigns this Agreement, any of the conditions set forth in Section 7.1(c) shall not have been satisfied but all of the other conditions to the consummation of the Mergers set forth in Article VII shall have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied), then either Trident or Sun may extend the End Date by written notice to the other party to the date that is the twelve-month anniversary of the date Sun countersigns this Agreement; provided, further, that if by the twelve-month anniversary of the date Sun countersigns this Agreement, any of the conditions set forth in Section 7.1(c) shall not have been satisfied but all of the other conditions to the consummation of the Mergers set forth in Article VII shall have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied), then either Trident or Sun may further extend the End Date by written notice to the other party to the date that is the fifteen-month anniversary of the date Sun countersigns this Agreement; provided, further, that if by the fifteen-month anniversary of the date Sun countersigns this Agreement, any of the conditions set forth in Section 7.1(c) shall not have been satisfied but all of the other conditions to the consummation of the Mergers set forth in Article VII shall have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied), then either Trident or Sun may further extend the End Date by written notice to the other party to the date that is the eighteen-month anniversary of the date Sun countersigns this Agreement (upon any extension in accordance with this Section 8.1(b)(i), references to the End Date in this Agreement shall mean the End Date as so extended); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure of the Mergers to occur on or before the End Date;

(ii) if (A) any Governmental Entity that must grant a Required Regulatory Approval has denied approval of the Mergers and such denial has become final and non-appealable; or (B) any court or Governmental Entity of competent jurisdiction shall have issued a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Mergers, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure to obtain such Required Regulatory Approval or the issuance of such order, injunction, decree or other legal restraint, as applicable;

(iii) if (A) the Sun Shareholder Approval shall not have been obtained following a vote taken thereon at the Sun Shareholders’ Meeting (unless such Sun Shareholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof); or (B) the Trident Stockholder Approval shall not have been obtained following a vote taken thereon at the Trident Stockholders’ Meeting (unless such Trident Stockholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof);

(c) by Trident, if Sun breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Sun contained herein fails to be true and correct, which breach or failure (A) either individually or in the aggregate with all other breaches by Sun or failure of Sun’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as the case may be; and (B) if reasonably capable of being cured, has not been cured prior to the earlier of 30 days (or such fewer days as remain until the End Date) after Sun’s receipt of written notice of such breach from Trident, and provided that Trident is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Trident contained herein then fails to be true and correct such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, could not then be satisfied;

(d) by Sun, if Trident, Parent, or either Merger Sub breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Trident, Parent or Merger Subs contained herein fails to be true and correct, which breach or failure (A) either individually or in the aggregate with all other breaches by Trident, Parent or Merger Subs or failure of Trident’s, Parent’s or any Merger Sub’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), as the case may be, and (B) if reasonably capable of being cured, has not been cured prior to the earlier of 30 days (or such fewer days as remain until the End Date) after Trident’s receipt of written notice of such breach from Sun, and provided that Sun is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Sun contained herein then fails to be true and correct such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, could not then be satisfied;

(e) by Trident, prior to the Sun Shareholder Approval, if the Sun Board or any committee thereof shall have made a Sun Change in Recommendation;

(f) by Sun, prior to the Trident Stockholder Approval, if the Trident Board or any committee thereof shall have made a Trident Change in Recommendation; or

(g) by Sun, prior to the Sun Shareholder Approval, if (i) Sun has received a Superior Proposal, (ii) Sun has complied in all material respects with its obligations under Section 6.1, Section 6.2, Section 6.3 and Section 6.4 and (iii) the Sun Board or any committee thereof has authorized Sun to enter into a definitive agreement to consummate the transactions contemplated by such Superior Proposal, and concurrently with the termination of this Agreement, Sun enters into such definitive agreement and pays the Sun Termination Fee pursuant to and in accordance with Section 8.3(a)(i).

(h) by Trident, if any disclosures set forth in the Sun Disclosure Schedules and other documentation delivered pursuant to Section 6.18 disclose information that (i) qualifies the representations and warranties of Sun set forth in Section 4.3, Section 4.4(a), the first sentence of Section 4.4(b) and Section 4.4(c) (in each case only with respect to Sun and not its Subsidiaries) (other than such qualifications that, individually or in the aggregate, are de minimis) or (ii) is, or could reasonably be expected to be, individually or in the aggregate, adverse in any material respect to (A) Sun or the Sun Subsidiaries, (B) Trident or the Trident Subsidiaries, (C) Parent or the Parent Subsidiaries (including Trident, the Trident Subsidiaries, Sun and the Sun Subsidiaries) or (D) any of the transactions contemplated by this Agreement or the timing thereof or the ability of any of the parties to perform any of their respective obligations or consummate any of the transactions contemplated by this Agreement; provided, that the right of Trident to exercise this right to terminate shall expire at the end of the tenth Business Day after Sun has provided Trident, on and subject to the terms of Section 6.5, with the documentation, information and access to personnel, in each case relevant to evaluating the contents of such Sun Disclosure Schedules or such documentation, that Trident has reasonably requested within the first ten Business Days after the date on which Sun has indicated in writing to Trident that Sun has delivered the last of such Sun Disclosure Schedules and other documentation pursuant to Section 6.18.

Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Trident or Sun as provided in Section 8.1, this Agreement shall forthwith become void and have no effect (other than the last sentence of Section 6.5, this Section 8.2 and Section 8.3, which provisions shall survive such termination) without any liability or obligation on the part of Sun, Trident, Parent or Merger Subs or any of their respective Subsidiaries, except in the case of a Willful Breach (which for the avoidance of doubt shall not be released by this Section 8.2).

Section 8.3 Fees and Expenses.

(a) In the event that, (i) following the date Sun countersigns this Agreement and prior to the Sun Shareholders’ Meeting, an Acquisition Proposal with respect to Sun is publicly proposed or disclosed (and not withdrawn at least two Business Days prior to the Sun Shareholders’ Meeting), (ii) this Agreement is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(A), and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to Sun is consummated or a definitive agreement providing for an Acquisition Proposal with respect to Sun is entered into, then Sun shall pay to Trident, by wire transfer of same-day funds, the Sun Termination Fee (less any Termination Expenses previously paid by Sun to Trident) on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)). For purposes of this Agreement, “Sun Termination Fee” shall mean a cash fee equal to $32,500,000.

(b) In the event that this Agreement is terminated (x) by Sun pursuant to Section 8.1(g) or (y) by Trident pursuant to Section 8.1(e), or is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(A) at such time as Trident was entitled to terminate this Agreement pursuant to Section 8.1(e), then Sun shall pay Trident, by wire transfer of same-day funds, the Sun Termination Fee either (i) within five (5) Business Days of the date of such termination in the case of such termination pursuant to Section 8.1(b)(iii)(A) or Section 8.1(e) or (ii) concurrently with such termination in the case of such termination pursuant to Section 8.1(g).

(c) In the event that this Agreement is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(A) (and at such time Trident is not entitled to terminate this Agreement pursuant to Section 8.1(e)), then Sun shall pay Trident, by wire transfer of same-day funds, Termination Expenses within five (5) Business Days of the date such termination; provided that no Termination Expenses shall be payable by Sun in the event that the Trident Stockholder Approval shall not have been obtained following a vote taken thereon at the Trident Stockholders’ Meeting (unless such Trident Stockholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof).

(d) In the event that this Agreement is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(B) (and at such time Sun is not entitled to terminate this Agreement pursuant to Section 8.1(f)), then Trident shall pay Sun, by wire transfer of same-day funds, Termination Expenses within five (5) Business Days of the date such termination; provided that no Termination Expenses shall be payable by Trident in the event that the Sun Shareholder Approval shall not have been obtained following a vote taken thereon at the Sun Shareholders’ Meeting (unless such Sun Shareholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof).

(e) In the event that this Agreement is terminated by Sun pursuant to Section 8.1(f), or is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(B) at such time as Sun was entitled to terminate this Agreement pursuant to Section 8.1(f), then Trident shall pay Sun, by wire transfer of same-day funds, the Trident Termination Fee within five (5) Business Days of the date of termination. For purposes of this Agreement, “Trident Termination Fee” shall mean a cash fee equal to $32,500,000 and “Termination Fee” shall mean the Sun Termination Fee or the Trident Termination Fee, as applicable.

(f) In the event that, (i) following the date Sun countersigns this Agreement and prior to the Trident Stockholders’ Meeting, an Acquisition Proposal with respect to Trident is publicly proposed or disclosed (and not withdrawn at least two Business Days prior to the Trident Stockholders’ Meeting), (ii) this Agreement is terminated by Trident or Sun pursuant to Section 8.1(b)(iii)(B), and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to Trident is consummated or a definitive agreement providing for an Acquisition Proposal with respect to Trident is entered into, then Trident shall pay to Sun, by wire transfer of same-day funds, the Trident Termination Fee (less any Termination Expenses previously paid by Trident to Sun) on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)).

(g) Sun and Trident acknowledge that, promptly following the termination of the Ironman Merger Agreement and concurrently with (or immediately prior, but subject to) the execution and delivery of this Agreement by Sun, Trident will pay, or cause to be paid, the Ironman Termination Fee to Ironman on Sun’s behalf (the “Ironman Payment”). If the Mergers have not occurred and either this Agreement is terminated pursuant to (i) Section 8.1(b)(i) and, at the time of such termination, Trident was entitled to terminate this Agreement pursuant to Section 8.1(b)(iii)(A), Section 8.1(c) or Section 8.1(e) or (ii) Section 8.1(b)(iii)(A), Section 8.1(c), Section 8.1(e), Section 8.1(g) or Section 8.1(h), then Sun shall, (A) within five (5) Business Days of such termination by Trident or (B) no later than the first Business Day occurring on or after the date of termination in the case of any such termination by Sun, pay, or cause to be paid, by wire transfer of same-day funds, to Trident an amount equal to $32,500,000 as reimbursement for the Ironman Payment made by Trident (the “Ironman Termination Fee Refund”); it being understood that (x) the Ironman Termination Fee Refund shall be paid in addition to any payment of the Sun Termination Fee or any reimbursement of Termination Expenses by Sun to Trident, as applicable, and (y) in no event shall Sun be required to pay the Ironman Termination Fee Refund more than once.

(h) Except in the case of a Willful Breach by Trident or Sun, as the case may be which shall each be subject to Section 8.2, following the termination of this Agreement in accordance with its terms, the payment of the applicable Termination Fee (or, if applicable, the Termination Expenses) to the extent required pursuant to this Section 8.3 by Trident or Sun, in circumstances in which it is due pursuant to the terms of this Agreement, together with any amounts payable pursuant to Section 8.3 in connection therewith (including, if applicable, the Ironman Termination Fee Refund), shall be the sole and exclusive remedy of the other party under this Agreement. Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall either Trident or Sun be required to pay any Termination Fee, the Termination Expenses or the Ironman Termination Fee Refund, in each case, as applicable, more than once.

(i) Trident and Sun acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and, in order to obtain such payment, the party owed such payment commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the party owing such payment shall pay to the party owed such payment its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, as reported in The Wall Street Journal, in effect on the date such payment was required to be made.

(j) Each party further acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties hereto would not enter into this Agreement. Each party further acknowledges that the Termination Fees or the Termination Expenses, as applicable, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable party in the circumstances in which the applicable Termination Fee or Termination Expenses is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement. Each party further acknowledges that the Ironman Termination Fee Refund is not a penalty but rather is a refund of amounts previously paid, or caused to be paid, by Trident on behalf of Sun.

Section 8.4 Amendment. This Agreement may be amended or modified by written agreement of each of the parties at any time before or after receipt of the Sun Shareholder Approval or the Trident Stockholder Approval; provided, however, that (a) after receipt of the Sun Shareholders Approval, no amendment or modification shall be made that by applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by the shareholders of Sun without the further approval of such shareholders, and (b) after receipt of the Trident Stockholder Approval, no amendment or modification shall be made that by applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by the stockholders of Trident without the further approval of such stockholders. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties.

Section 8.5 Extension; Waiver. At any time prior to the Trident Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Sun shall require the approval of the shareholders of Sun unless such approval is required by Law or in accordance with the rules of any relevant stock exchange and no extension or waiver by Trident shall require the approval of the stockholders of Trident unless such approval is required by Law or in accordance with the rules of any relevant stock exchange. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX

MISCELLANEOUS

Section 9.1 Transaction Expenses. Except as provided below or in the circumstances in which any Termination Fee, the Termination Expenses or Ironman Termination Fee Refund are payable, all fees and expenses incurred in connection with the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Notwithstanding the foregoing, Sun and Trident each shall pay 50% of (i) any fees and expenses (excluding each party’s internal costs and fees and expenses of attorneys, accountants and financial and other advisors) incurred in respect of the printing, filing and mailing of the Registration Statement and the Joint Proxy Statement; and (ii) any and all filing fees due in connection with the filings required by or under the HSR Act and any other antitrust, competition, investment, trade regulation or similar Law.

Section 9.2 Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by this Agreement) involving (i) the direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a party hereto or any of its Subsidiaries); (ii) direct or indirect acquisition or purchase of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a party hereto or any of its Subsidiaries), following which such Person or group of Persons would hold fifteen percent (15%) or more of such class of equity securities; or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares or Capital Stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or group of Persons (other than a party hereto or any of its Subsidiaries) beneficially owning fifteen percent (15%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Anti-Corruption Law” means U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and similar anti-bribery and anticorruption laws applicable to the parties and their Subsidiaries.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, United States, or Tel Aviv, Israel.

“Capital Stock” means any and all shares, interests, voting securities, participations, rights or other equivalents, however designated, and including common or preferred securities.

“Cash Consideration” means the total aggregate cash consideration payable pursuant to Section 1.5(b) with respect to the Mixed Electing Shares and the Cash Electing Shares.

“control,” “controlled” and “controlling” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Conversion Rate” has the meaning ascribed to such term in the Trident Indenture as in effect on the date hereof.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, ‘shelter in place’, ‘stay at home’, social distancing, or similar requirements of any Governmental Entity, in connection with or in response to COVID-19 and any mutations or variations thereof.

“Data Protection Laws” means any applicable Laws relating to the Processing of data, data privacy, data security, data breach notification, and the cross-border transfer of Personal Data.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance, violation, liability or obligation, by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (a) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (b) any Environmental Law or any Permit issued pursuant to Environmental Law.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Materials, the preservation or protection of soils, subsoils, waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the occupational health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, in effect at any time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity (whether or not incorporated) other than such Person that, together with such Person, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Letter” means that certain escrow letter, dated as of July 13, 2023, executed and delivered to Sun by Trident, Parent and the Merger Subs.

“Government Grant” means any grant, funding, incentive, subsidy, award, participation, exemption, status or other benefit from any Governmental Entity granted to, approved to, provided to, or enjoyed by Sun or Trident, as applicable, including by or on behalf of or under the authority of the IIA, the Investment Center or the BIRD Foundation, as applicable.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IIA” means the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of the Ministry of Economy of the State of Israel.

“IIA Notice” means the written notice to the IIA regarding the change in ownership of Sun effected as a result of the Sun Merger required to be submitted to the IIA in connection with the Sun Merger in accordance with the Innovation Law.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, indentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment; (iv) all obligations of such Person for the deferred purchase price of property (other than trade payables or accruals in the ordinary course of business consistent with past practice); (v) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (viii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (ix) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Intellectual Property Right” means intellectual property rights of any kind or nature recognized in any applicable jurisdiction worldwide, including all U.S. and foreign (i) patents and pending patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (ii) trademarks, trademark applications, registered trademarks, service marks, service mark applications, registered service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith (“Marks”); (iii) copyrights; mask works, works of authorship and moral rights and any registrations, applications, renewals, extensions and reversions of any of the foregoing; (iv) all rights in Software and Technology; (v) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (vi) registrations and applications for registration for the foregoing; and (vii) URL and domain name registrations.

“International Trade Law” means all applicable trade, export control, import, and anti-boycott laws and regulations imposed, administered, or enforced by (a) the U.S. government, including, but not limited to, the U.S. Export Administration Act, the U.S. Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 48014861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), the Israeli Trading with the Enemy Act, the U.S. customs laws and regulations and the Foreign Trade Regulations (15 C.F.R. Part 30), (b) the Israeli government, including the Israeli Trading with the Enemy Ordinance, the Israeli Penal Law, the Israeli Control of Products and Services Declaration (Engagement of Encryption), 1974, as amended; the Israeli Defense Export Control Law, 2007; the Israeli Order of Import and Export (Supervision of Export of Dual Use Goods, Services and Technologies), 2006; the Israeli Order of Import and Export (Control of Chemical, Biological and Nuclear Industry Exports), 2004; the Law on the Struggle Against Iran’s Nuclear Program, 5772-2012 the Prevention of Distribution and Financing of Weapons of Mass Destruction Law, 5778-2018; the Combatting Terror Law-2016 and any additional economic sanctions programs which may be administered by the Israeli Department of Treasury and Ministry of Defense and any regulations or orders issued thereunder, and (c) other applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Innovation Law” shall mean the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 1984 (formerly known as the Israeli Encouragement of Research and Development in Industry Law, 1984), and all rules and regulations thereunder.

“Intervening Event” means any material event or development, or material change in circumstances first occurring, arising or coming to the attention of the Sun Board after the date Sun countersigns this Agreement or the Trident Board after the date of this Agreement, as applicable, to the extent that such event, development or change in circumstances (i) was neither known by the Sun Board and was not reasonably foreseeable by the Sun Board as of or prior to the date Sun countersigns this Agreement or was neither known by the Trident Board and was not reasonably foreseeable by the Trident Board as of or prior to the date of this Agreement, as applicable; and (ii) does not relate to an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto.

“Investment Center” shall mean the Israeli Investment Center of the Israeli Ministry of Economy (previously, the Ministry of Industry Trade and Labor).

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law that may come in its stead, including all amendments made thereto.

“Israeli Securities Law” means the Securities Law, 5728-1968.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Tax Ordinance.

“Knowledge” of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of any executive officer of such Person, after making due inquiry.

“Material Adverse Effect” means, with respect to any Person, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of such Person and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes, after, in the case of Trident, the date hereof or, in the case of Sun, the date Sun countersigns this Agreement, in GAAP or applicable regulatory accounting requirements; (ii) changes, after, in the case of Trident, the date hereof or, in the case of Sun, the date Sun countersigns this Agreement, in applicable Laws, or interpretations thereof by courts or Governmental Entities; (iii) changes, after, in the case of Trident, the date hereof or, in the case of Sun, the date Sun countersigns this Agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism, or the escalation of any conflict) or in economic, market (including equity, credit and debt markets, as well as changes in interest rates) or other general industry-wide conditions affecting the industries in which such party and its Subsidiaries operates; (iv) the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the transactions contemplated hereby or the identity of the parties to this Agreement or any of their Affiliates (provided that the exception in this clause (iv) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under this Agreement or the consummation of the transactions contemplated hereby and shall not apply to any covenant to use commercially reasonable efforts to operate in the ordinary course); (v) a decline in the trading price of a party’s Capital Stock, but not including any underlying causes thereof to the extent not otherwise excluded pursuant to subclauses (i) through (ix); (vi) any natural disaster, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other similar event; (vii) any epidemic, disease outbreak or pandemic (including COVID-19 (and, for the avoidance of doubt, any loss of customers, suppliers, orders, Contracts or other business relationships resulting from, or in connection with, COVID- 19 or any COVID-19 Measures)), public health emergency or widespread occurrence of infectious disease or other acts of God; (viii) any action taken by a party or any of its Subsidiaries at the written request of the other party; and (ix) actions or claims made or brought by any of the current or former shareholders or stockholders of a party (or on their behalf or on behalf of such party) against a party or any of its directors, officers or employees arising out of this Agreement or the transactions contemplated hereby (including for the avoidance of doubt any actions or claims set forth on Section 4.12 of the Sun Disclosure Schedule); except, with respect to subclause (i) to (iii), (vi) and (vii) to the extent that such effect, change, event, circumstance, condition, occurrence or development disproportionately affects the business, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

“Open Source Software” means any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software or under any licensing or distribution models similar to open source, including but not limited to any software licensed under or subject to terms that require source code to be provided or made available to subsequent licensees or sublicensees (regardless of whether the license restricts source code from being distributed in modified form) or which may impose any other obligation or restriction with respect to a Person’s Intellectual Property Rights, including, without limitation, any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU Affero GPL, the GNU GPL, the GNU LGPL, any other license that is defined as an “Open Source License” by the Open Source Initiative, and any similar license or distribution model.

“Owned Sun IP” means all Registered Sun Intellectual Property Rights and all other Sun Intellectual Property Rights owned or purported to be owned by, or subject to an obligation to be assigned to, Sun or any Sun Subsidiary.

“Owned Trident IP” means all Registered Trident Intellectual Property Rights and all other Trident Intellectual Property Rights owned or purported to be owned by, or subject to an obligation to be assigned to, Trident or any Trident Subsidiary.

“Parent Common Stock Reference Price” means the volume-weighted average closing price, rounded to four decimal places, of one (1) share of Trident Common Stock on the NYSE for the period of five (5) consecutive trading days ending on the second full trading day preceding the Closing Date.

“Parent IIA Undertaking” means an undertaking in favor of the IIA as required under applicable law in connection with the Sun Merger, executed by Parent, in the form attached hereto as Exhibit E.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest financial statements of Sun included in the Sun SEC Documents or Trident included in the Trident SEC Documents, as the case may be; (ii) statutory Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law; (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements, which do not materially impair the use of the real property in the operation of the business thereon; (iv) Liens for Indebtedness existing as of, in the case of Trident, the date hereof or, in the case of Sun, the date Sun countersigns this

Agreement (which indebtedness is described in the Sun SEC Documents or Trident SEC Documents, as the case may be), including Liens required from time to time pursuant to the terms of the documents governing such Indebtedness; (v) Liens that, individually or in the aggregate, do not or would not reasonably be expected to materially interfere with the ability of a party and its Subsidiaries to conduct their business as presently conducted; and (vi) with respect to any Intellectual Property Right, any outbound non-exclusive license.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity or group (as defined in the Exchange Act).

“Personal Data” means (a) information related to an identified or identifiable individual and (b) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by Data Protection Laws.

“Pre-Closing Period” means (a) in the case of Trident, from the date of this Agreement to the first to occur of the Sun Effective Time and the date of the valid termination of this Agreement and (b) in the case of Sun, from the date Sun countersigns this Agreement to the first to occur of the Sun Effective Time and the date of the valid termination of this Agreement.

“Process” (and the corollary terms “Processed” and “Processing”) shall mean, with respect to data, the collection, use, storage, transfer, disclosure, disposal, or other processing of such data.

“Registered Sun Intellectual Property Rights” means (i) all issued Patents, pending Patent applications, Mark registrations, applications for Mark registrations, copyright registrations, applications for copyright registrations, industrial design registrations, applications for industrial design registrations and domain name registrations owned or purported to be owned, by Sun or any Sun Subsidiary; and (ii) any other applications, registrations, recordings and filings filed by or on behalf of the Sun or any Sun Subsidiary (or otherwise authorized by or in the name of the Sun or any Sun Subsidiary) with respect to any Intellectual Property Rights of Sun.

“Registered Trident Intellectual Property Rights” means (i) all issued Patents, pending Patent applications, Mark registrations, applications for Mark registrations, copyright registrations, applications for copyright registrations, industrial design registrations, applications for industrial design registrations and domain name registrations owned or purported to be owned, by Trident or any Trident Subsidiary, and (ii) any other applications, registrations, recordings and filings filed by or on behalf of the Trident or any Trident Subsidiary (or otherwise authorized by or in the name of the Trident or any Trident Subsidiary) with respect to any Intellectual Property Rights of Trident.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pumping, pouring, abandonment, discarding, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Representatives” means any directors, officers, employees, investment bankers, accountants, attorneys and other advisors, agents, debt financing sources and other representatives of a Person.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.

“Software” means all (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Source Code” means computer software in a form which a program’s design, logic, structuring and processing methods may be read by a trained human being, including without limitation, all source code, scripts, data definition, flow charts, file layouts, program narratives and program listings.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Sun Stock Consideration” means the sum of the (a) the total aggregate shares of Parent Common Stock issued pursuant to Section 1.5 with respect to the Mixed Electing Shares and (b) the total aggregate shares of Parent Common Stock issued pursuant to Section 1.5 with respect to the Stock Electing Shares.

“Subsidiary” means with respect to any Person, an entity of which such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect a majority of such entity’s board of directors or other governing body, or otherwise to control the management of such entity; or (b) a majority of the outstanding equity or financial interests of such entity.

“Sun 102 Equity Awards” means, collectively, each Sun 102 Option, Sun 102 RSU and Sun 102 Share.

“Sun 102 Option” means any Sun Option granted and subject to tax under Section 102(b)(2) and 102(b)(3) of the ITO.

“Sun 102 RSU” means any Sun RSU Award granted and subject to tax under Section 102(b)(2) and 102(b)(3) of the ITO.

“Sun 102 Share” means (i) any Sun Ordinary Share issued in connection with a Sun 102 Option or a Sun 102 RSU or (ii) any Sun Ordinary Share purchased under the Sun ESPP, and, in each case, is held by the 102 Trustee pursuant to Section 102(b)(2) and 102(b)(3) of the ITO and any tax ruling received by Sun in connection with the Sun ESPP offered to Israeli employees of Sun.

“Sun 102 Trustee” means the trustee appointed by Sun from time to time in accordance with the provisions of the ITO, and approved by the ITA, with respect to the Sun 102 Options, the Sun 102 RSUs and the Sun 102 Shares.

“Sun Business Data” means any and all business information and data (whether of employees, contractors, consultants, customers, consumers, vendors, suppliers, service providers or other persons and whether in electronic or any other form or medium) Processed by the Sun IT Systems or otherwise in the course of the conduct of the business of each of Sun and its Subsidiaries.

“Sun Data Protection Requirements” means all applicable (i) Data Protection Laws; (ii) Sun Privacy Policies; and (iii) the terms of any agreements to which each of Sun and its Subsidiaries is bound relating to the Processing of Personal Data.

“Sun Intellectual Property Rights” means any Intellectual Property Rights that are owned, used or practiced, or held for use or practice, by Sun or Sun Subsidiaries, including any Intellectual Property Rights incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by Sun or any Sun Subsidiary to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) any Sun Offerings.

“Sun Licensed IP” means all Sun Intellectual Property Rights that are not Owned Sun IP.

“Sun Material Adverse Effect” means a Material Adverse Effect with respect to Sun and the Sun Subsidiaries, taken as a whole.

“Sun Offerings” means any material products or services marketed, offered, licensed, provided, sold, distributed or otherwise made available by or on behalf of Sun or any of the Sun Subsidiaries, and any products or services currently being developed (or already developed) by or for Sun or any of Sun Subsidiaries.

“Sun Privacy Policies” means all published, posted, and internal agreements and policies relating to each of Sun and its Subsidiaries’ Processing of Personal Data.

“Sun Rights Plan” means that certain Rights Agreement entered into between Sun and Continental Stock Transfer & Trust Company, dated July 25, 2022 (as it may be amended or modified from time to time) and the rights distributed to Sun shareholders thereunder.

“Sun Subsidiary” means each Subsidiary of Sun.

“Superior Proposal” means, with respect to a party hereto, any bona fide written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) being deemed to be replaced with references to fifty percent (50%)) with respect to such party on terms which the board of directors of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal), to be (x) more favorable from a financial point of view to such party’s shareholders or stockholders, as applicable, than the Mergers and (y) reasonably likely to be irrevocably consummated (if accepted) on a timely basis in accordance with its terms and taking into account all relevant financial, legal and regulatory aspects of such Acquisition Proposal (including the identity of the Person making such Acquisition Proposal).

“Tax” or “Taxes” means all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, unemployment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise taxes, customs, tariffs, imposts, levies, duties, Israeli value added tax, fees or other like assessments or charges imposed by a Governmental Entity, together with all interest, penalties and additions imposed by such Governmental Entity with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax return, in each case, relating to Taxes and which is filed or required to be filed by a Governmental Entity.

“Technology” means all Software, content, websites, technical data, subroutines, tools, materials, invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, documentation, user manuals and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Termination Expenses” means reasonable, documented out-of-pocket fees and expenses, not to exceed $10,000,000 in the aggregate, incurred or paid by or on behalf of the party receiving payment thereof and its Subsidiaries in connection with the transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its Subsidiaries.

“Trident 102 Equity Awards” means, collectively, each Trident 102 Option, Trident 102 RSA, Trident 102 RSU and Trident 102 Share.

“Trident 102 Option” means any Trident Option granted and subject to tax under Section 102(b)(2) and 102(b)(3) of the ITO.

“Trident 102 RSU” means any Trident RSU Award granted and subject to tax under Section 102(b)(2) and 102(b)(3) of the ITO.

“Trident 102 Share” means any share of Trident Common Stock issued in connection with a Trident Equity Award and held by the 102 Trustee pursuant to Section 102(b)(2) and 102(b)(3) of the ITO.

“Trident 102 Trustee” means the trustee appointed by Trident from time to time in accordance with the provisions of the ITO, and approved by the ITA, with respect to the Trident Equity Awards.

“Trident Business Data” means any and all business information and data (whether of employees, contractors, consultants, customers, consumers, vendors, suppliers, service providers or other persons and whether in electronic or any other form or medium) Processed by the Trident IT Systems or otherwise in the course of the conduct of the business of each of Trident and its Subsidiaries.

“Trident Convertible Notes” means those certain Convertible Senior Notes due November 15, 2026, pursuant to the Trident Indenture.

“Trident Data Protection Requirements” means all applicable (i) Data Protection Laws; (ii) Trident Privacy Policies; and (iii) the terms of any agreements to which each of Trident and its Subsidiaries is bound relating to the Processing of Personal Data.

“Trident Indenture” means that certain Indenture dated November 16, 2021 between Trident and The Bank of New York Mellon, N.A., as trustee

“Trident Intellectual Property Rights” means any Intellectual Property Rights that are owned, used or practiced, or held for use or practice, by Trident or the Trident Subsidiaries, including any Intellectual Property Rights incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by Trident or any Trident Subsidiary to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) any Trident Offerings.

“Trident Licensed IP” means all Trident Intellectual Property Rights that are not Owned Trident IP.

“Trident Material Adverse Effect” means a Material Adverse Effect with respect to Trident and the Trident Subsidiaries, taken as a whole.

“Trident Offerings” means any material products or services marketed, offered, licensed, provided, sold, distributed or otherwise made available by or on behalf of Trident or any of the Trident Subsidiaries, and any products or services currently being developed (or already developed) by or for the Trident or any of the Trident Subsidiaries.

“Trident Privacy Policies” means all published, posted, and internal agreements and policies relating to each of Trident and its Subsidiaries’ Processing of Personal Data.

“Trident Subsidiary” means each Subsidiary of Trident.

“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance reasonably satisfactory to the Exchange Agent, that is applicable to the payments to be made to any holder of Sun Ordinary Shares pursuant to this Agreement stating that no withholding, or reduced withholding, of Tax is required under Israeli Law with respect to such payment or providing other instructions regarding such payment or withholding (including the deferral of any withholding or other Tax or the transfer of the withholding Tax amount to a trustee).

“Willful Breach” or “Willfully Breached” means a material breach of this Agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a breach of this Agreement.

Section 9.3 Interpretation. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation”. The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”. The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The term “or” is not exclusive. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such word or phrase shall not mean simply “if”. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto. Any reference to a document being “provided” or “made available” to a party or its advisers, shall mean that such document had been included at least one Business Day prior to, in the case of Trident, the date of this Agreement or, in the case of Sun, the date Sun countersigns this Agreement in the Datasite virtual data room established by the applicable party, and to which access to the other party and its advisers had been granted at least one Business Day prior to, in the case of Trident, the date of this Agreement or, in the case of Sun, the date Sun countersigns this Agreement, or in the Trident SEC Documents or the Sun SEC Documents filed publicly at least one Business Day prior to, in the case of Trident, the date of this Agreement or, in the case of Sun, the date Sun countersigns this Agreement, as applicable.

Section 9.4 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements, including all such rights, shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article IX.

Section 9.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(a)	if to Trident, Parent or Merger Subs, to:

3D Systems Corporation

333 Three D Systems Circle

Rock	Hill, SC 29730
Email:	Andrew.Johnson@3dsystems.com
Attention:	Andrew M. Johnson

with	copies, not constituting notice, to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Email: ethan.klingsberg@freshfields.com and paul.tiger@freshfields.com

Attention: Ethan A. Klingsberg and Paul M. Tiger

and

Herzog Fox & Neeman

Herzog Tower, 6 Yitzhak Sadeh St.

Tel Aviv 6777506

Israel

Email: ranh@herzoglaw.co.il, dashn@herzoglaw.co.il, sivann@herzoglaw.co.il

Attention: Ran Hai, Nir Dash and Niv Sivan

(b)	if to Sun, to:

Stratasys Ltd.

1 Holtzman St. Science Park

P.O. Box 2496

Rehovot 7670401

Israel

Email: vered.benjacob@stratasys.com

Attention: Vered Ben Jacob, Adv. Chief Legal Officer

with copies, not constituting notice, to:

Meitar Law Offices

Abba Hillel Silver Road 16

Ramat Gan 5250608

Israel

Email: dchertok@meitar.com and jonathana@meitar.com

Attention: J. David Chertok, Adv. and Jonathan Atha, Adv.

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Email: AOEmmerich@wlrk.com and VSapezhnikov@wlrk.com

Attention: Adam O. Emmerich and Viktor Sapezhnikov

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Trident Disclosure Schedules and the Sun Disclosure Schedules, the exhibits hereto and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Mergers and the other transactions contemplated by this Agreement; and (b) except for Section 6.9, is not intended to confer upon any Person other than the parties any rights or remedies.

Section 9.9 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the transactions contemplated by this Agreement (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; provided however, that any determination to be made with respect to corporate matters of Sun, including without limitation, the duties of the Sun Board (including for the purposes of Section 6.1 or Section 6.4), the procedures for implementing, and effects of, the Mergers, and all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the Laws of the State of Israel, shall be determined in accordance with the Laws of the State of Israel.

Section 9.10 Forum. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.10 in the manner provided for notices in Section 9.5. For purposes of this Section 9.10, Sun hereby designates Stratasys, Inc., located at 7665 Commerce Way, Eden Prairie, Minnesota 55344, as agent for service. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.11 Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement as provided for herein, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.14 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature page next]

IN WITNESS WHEREOF, the parties hereunder have duly executed this Agreement as of the date first written above (it being understood that, notwithstanding anything to the contrary, the executed signature pages of 3D Systems Corporation, Trident-Sun Topco, Inc., Trident-Sun Merger Sub, Inc., and Shemesh Printing Merger Company 2023 Ltd. shall not be deemed to have been released and shall be of no force or effect unless and until the conditions set forth in Section 2 of the Escrow Letter, dated equal with the date hereof, have been satisfied and that there shall be no obligations of any kind on the part of such parties in connection with this Agreement unless and until, and only to the extent provided in, such Escrow Letter).

3D SYSTEMS CORPORATION

By:	/s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: Chief Legal Officer

TRIDENT-SUN TOPCO, INC.

By:	/s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: Secretary

TRIDENT-SUN MERGER SUB, INC.

By:	/s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: Secretary

SHEMESH PRINTING MERGER COMPANY 2023 LTD.

By:	/s/ Andrew M. Johnson
Name: Andrew M. Johnson
Title: Director

[Signature Page to Merger Agreement]

STRATASYS LTD.

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Merger Agreement]

FORM VERSION

EXHIBIT A

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

3D SYSTEMS CORPORATION

FIRST: The name of this corporation is 3D Systems Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle 19808. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of Delaware (the “GCL”) as set forth in Title 8 of the GCL.

FOURTH: The aggregate number of shares which the Corporation has authority to issue is 445,000,000, consisting of 440,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series thereof of Preferred Stock shall have such voting powers, full (including multiple votes per share) or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

FIFTH: Except and to the extent designated with respect to the Preferred Stock, all rights to vote and all voting power shall be vested in the Common Stock and the holders thereof shall be entitled at all elections of directors to one (1) vote per share.

SIXTH: Each director, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall hold office until a successor is elected at the next succeeding annual meeting of stockholders and qualified or until such director’s earlier death, resignation or removal. Any vacancy on the Board of Directors, howsoever resulting, shall be filled according to the terms specified in the Bylaws of the Corporation.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series thereof of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the second paragraph of Article FOURTH applicable thereto.

SEVENTH: Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

EIGHTH: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

NINTH: The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that she or he, her or his testator or intestate, is or was a director, officer, employee or agent of the Corporation or by reason of the fact that any person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this paragraph of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph of Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In furtherance and not in limitation of the powers conferred by statute:

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(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

TENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

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FORM VERSION

EXHIBIT B

FORM OF

AMENDED AND RESTATED BY-LAWS

OF

3D SYSTEMS CORPORATION

AS AMENDED [•]

Article 1

OFFICES

SECTION 1.01 Registered Office. The registered office of 3D Systems Corporation (the “Corporation”) shall be in the State of Delaware.

SECTION 1.02 Principal Office. The Corporation may have its principal office at such place within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

SECTION 1.03 Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate or as the business of the Corporation shall require.

Article 2

MEETINGS OF STOCKHOLDERS

SECTION 2.01 Place. Meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place either within or without the State of Delaware as shall be designated from time to time by a resolution of the Board. In lieu of holding a Stockholders meeting at a designated place, the Board, in its sole discretion, may determine that any Stockholders’ meeting may be held solely by means of remote communication.

SECTION 2.02 Annual Meetings. The annual meeting of the Stockholders shall be held on such date and at such time as may be fixed by the Board. At each annual meeting of the Stockholders, the Stockholders shall elect directors, vote upon the ratification of the selection of the independent auditors selected for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.

SECTION 2.03 Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the Stockholders, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each holder of Voting Stock entitled to vote at such meeting, except as otherwise provided herein or required by law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.04 Special Meetings.

(a) Except as otherwise required by law or as otherwise provided for or fixed pursuant to the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock then outstanding, special meetings of the Stockholders, for any proper purpose or purposes prescribed in the notice of the meeting: (i) may be called by the chief executive officer or the president, (ii) may be called by resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies and (iii) shall be called by the secretary of the Corporation upon the written request or requests of one or more persons that: (x) own shares representing at least twenty-five percent (25%) of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting (the “requisite percent”) as of the record date fixed in accordance with these By-Laws to determine who may deliver a written request to call the special meeting, and (y) comply with the procedures set forth in this Section 2.04. For the purposes of these By-Laws, the term “Voting Stock” shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the Stockholders of the Corporation may not be called by any other person or persons, and only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting by or at the direction of the Board or by Stockholders pursuant to this Section 2.04. The Board may postpone or reschedule any previously scheduled special meeting.

(b) Any Stockholder seeking to request a special meeting pursuant to Section 2.02(a)(iii) shall first request that the Board fix a record date to determine the Stockholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A stockholder’s record date request notice shall contain information about the number of shares of Voting Stock which are owned of record and beneficially by the stockholder and state the business proposed to be acted on at the meeting (including the identity of nominees for election as director, if any). Upon receiving a record date request notice, the Board may set an ownership record date. Notwithstanding any other provision of these By-Laws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board, and shall not be more than ten (10) days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board. If the Board, within ten (10) days after the date upon which a valid record date request notice is received by the secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).

(c) In order for a Stockholder-requested special meeting to be called pursuant to Section 2.04(a)(iii), one or more written requests for a special meeting signed by the Stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”), must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation. To be timely and in proper form, a special meeting request shall: (i) state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting; (ii) bear the date of the signature of each Stockholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each Stockholder submitting the special meeting request, as they appear on the Corporation’s books; (iv) contain all of the information required by Section 2.12(b) of these By-Laws as if such special meeting was an annual meeting with respect to any director nominations or other business proposed to be presented at the special meeting and as to each Stockholder requesting the meeting and each other person (including any beneficial owner) on whose behalf the Stockholder is acting, other than Stockholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests made pursuant to a solicitation statement filed on Schedule 14A with the Securities and Exchange Commission and (y) are not affiliates or associates of, or acting in concert with, the Stockholder filing such solicitation statement; (v) include documentary evidence that the requesting Stockholders own the requisite percent as of the ownership record date; provided, however, that if the requesting Stockholders are not the beneficial owners of the Voting Stock representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of Voting Stock owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date. The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the Stockholder requested-special meeting, and as of the date that is ten (10) business days prior to such meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for such meeting, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing or any other provision of these By-Laws, if the record date for determining the Stockholders entitled to vote at the special meeting is different from the record date for determining the Stockholders entitled to notice of the special meeting, the special meeting request shall be updated and supplemented: (a) within the time frames set forth in the preceding sentence; or (b) by 8 a.m., Eastern Time, at the principal executive offices of the Corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and in either case, the information when provided to the Corporation shall be current as of the record date for determining the Stockholders entitled to vote at the meeting. In addition, a requesting Stockholder and each other person (including any beneficial owner) on whose behalf the Stockholder is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request.

(d) After receiving a special meeting request, the Board shall determine in good faith whether the Stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of Stockholders, and the Corporation shall notify the requesting Stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than one hundred twenty (120) days after the date on which the valid special meeting request is delivered to the Secretary of the Corporation at the executive principal offices of the Corporation in accordance with this Section 2.04. The record date for the special meeting shall be fixed by the Board as set forth in Section 6.06 of these By-Laws.

(e) A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for Stockholder action under, or that involves a violation of, applicable law, the Certificate of Incorporation or these By-Laws; (ii) the special meeting request relates to an item of business that is the same or substantially similar (as determined in good faith by the Board) to business that was presented at a meeting of Stockholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of Stockholders; or (iv) the special meeting request does not comply with the requirements of these By-Laws.

(f) Any Stockholder who submitted a special meeting request may revoke its request by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the Stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the Stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable Stockholder-requested special meeting, and the requesting Stockholder shall promptly notify the secretary of the Corporation of any decrease in ownership of shares of Voting Stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g) Business transacted at any Stockholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the Stockholders who submitted the special meeting request, or their qualified representatives, appear at the Stockholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of these By-Laws, a “qualified representative” with respect to a Stockholder shall mean a duly authorized officer, manager or partner of such stockholder or a person authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the secretary of the Corporation at the principle executive offices of the Corporation prior to the making of such nomination or proposal at the meeting which states that such person is authorized to act for such Stockholder as proxy at the special meeting of Stockholders.

SECTION 2.05 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the holders of Voting Stock entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to the meeting to the examination of any Stockholders, for any purpose germane to the meeting, during ordinary business hours, at the Corporation’s principal place of business, and shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

SECTION 2.06 Quorum. Except as otherwise required by the Certificate of Incorporation, these By-Laws or the General Corporation Law of the State of Delaware (the “DGCL”), the presence of the holders of a majority of the voting power of the outstanding Voting Stock at any meeting of the Stockholders, in person or by proxy, shall constitute a quorum for the transaction of business. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to result in less than a quorum. In the absence of a quorum, the presiding officer of the meeting or a majority of the holders of Voting Stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time until holders of the requisite amount of Voting Stock shall be present in person or by proxy. When specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

SECTION 2.07 Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the Voting Stock present in person or represented by proxy at the meeting and entitled to vote shall decide any questions brought before such meeting, except as otherwise provided by the Certificate of Incorporation, these By-Laws or the DGCL.

SECTION 2.08 Proxies. Each holder of Voting Stock entitled to vote at a meeting of Stockholders or to consent in writing without a meeting may authorize another person or persons to act for such holder by proxy pursuant to an instrument in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting, at or prior to the time designated in the order of business for so delivering such proxies. A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.09 may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

SECTION 2.09 Inspectors of Election. In advance of any meeting of the Stockholders, the Board or the presiding officer of such meeting shall appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (e) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

SECTION 2.10 Procedures for Meetings. Meetings of Stockholders shall be presided over by the chief executive officer or in his or her absence by a presiding officer designated by the Board, or in the absence of such designation by a presiding officer chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the presiding officer of the meeting may appoint any person to act as secretary of the meeting. The presiding officer shall have the power to recess and adjourn the meeting, from time to time, to another place, if any, date and time. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at such meeting by the presiding officer. The Board may adopt by resolution such rules or regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding officer of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

SECTION 2.11 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Voting Stock who have not consented in writing.

In the event of the delivery, as required by law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until the date as the independent inspectors certify to the Corporation that the consents properly delivered to the Corporation represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.11 shall in any way be construed to suggest or imply that the Board or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after the certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in the litigation).

Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a written consent is delivered to the Corporation in accordance with applicable law, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation as required by law.

SECTION 2.12 Notice of Stockholder Nomination and Stockholder Business; Proxy Access for Director Nominations.

(a) At any annual meeting of the Stockholders, only such persons who are nominated in accordance with the procedures set forth in this section of these By-Laws shall be eligible to stand for election as directors and only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in this section of these By-Laws. Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders at an annual meeting of Stockholders may be made (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), given by or at the direction of the Board, (ii) otherwise by or at the direction of the Board or (iii) by any Stockholder of the Corporation who was a holder of Voting Stock of record at the time of giving of notice by the Stockholder as required by this section, who is entitled to vote at the meeting and who complies with the procedures set forth in this section. Clause (iii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to make nominations or other business proposals at any annual meeting of the Stockholders (other than matters properly brought under and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(b) Without qualification or limitation, for any nominations or other business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by this section) and timely updates and supplements thereof in writing to the secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a Stockholder’s notice sent pursuant to subsections (a) and (b) of this Section 2.12 must be made in writing and received by the secretary of the Corporation at the principal executive offices of the Corporation no earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the 90th day prior to the date of the annual meeting or, if later, the 10th day after public disclosure of the date of the annual meeting. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a notice by a Stockholder. To be in proper form, every such notice by a Stockholder shall set forth as to (1) the Stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each a “party”): (i) the name and address of each such party; (ii) the class, series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, and the name of each nominee through which any shares of capital stock of the Corporation are held on behalf of each such party; (iii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iv) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares or other security of the Corporation; (v) any short interest or other borrowing arrangement in any shares or other security of the Corporation held by each such party (for purposes of this Section 2.12, a person shall be deemed to have a short interest in a security if such person directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (vi) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (vii) any proportionate interests in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (ix) any debt securities or other debt obligations of the Corporation owned, directly or indirectly, by each such party; (x) any significant equity interests or any Derivative Instruments of any principal competitor of the Corporation held by each such party; (xi) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (xii) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the Stockholder of record (such statement, a “Solicitation Statement”) and a representation that the Stockholder intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice. Every notice by a Stockholder pertaining to the nomination of directors shall, in addition to the other matters set forth in this section, set forth as to each person whom the Stockholder of proposes to nominate for election or reelection as a director: (i) a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the Stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board; and (iii) a completed and signed questionnaire, representation and agreement required by these By-Laws. Notice of intent to make a nomination shall be accompanied by (in accordance with the time period prescribed for delivery of such notice) (A) the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected, (B) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary of the Corporation upon written request), (C) a written statement executed by such nominee acknowledging that, as a director of the Corporation, such person will owe a fiduciary duty, under the DGCL, to the Corporation and its Stockholders and (D) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, resignation, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors of the Corporation publicly disclosed from time to time. Every such notice by a Stockholder pertaining to any business that the Stockholder proposes to bring before the meeting shall, in addition to the other matters set forth in this section, set forth a description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, any material interest in such business of the Stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such Stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such Stockholder of record. The notice required from a Stockholder pursuant to this section shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice pursuant to this section shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary in this section, a broker, bank or similar nominee acting in the ordinary course of business solely as the nominee record holder of shares of the Corporation’s stock held in street name on behalf of any beneficial owner or owners need not provide the information required by this section (other than the name of such broker, bank or similar nominee and the number of shares or other securities held for or on behalf of any such beneficial owner or owners or other persons acting in concert therewith) with respect to such broker, bank or similar nominee or any of its affiliates, so long as such broker, bank or similar nominee: (i) will not share in any of the profits earned, or bear the risk of any losses incurred, by such beneficial owner or owners or others acting in concert therewith of the Corporation’s stock held by such broker, bank or similar nominee; (ii) does not hold investment or voting control with respect to the Corporation’s stock held by such broker, bank or similar nominee for the beneficial owner or owners on whose behalf the notice is being provided or others acting in concert therewith; (iii) is not a counter-party to any Derivative Instrument owned by such beneficial owner or owners or others acting in concert therewith; and (iv) is not acting pursuant to any arrangement, agreement or understanding other than a usual and customary brokerage relationship.

(c) If the Stockholder who submitted the nomination or proposal for business fails to appear at the annual meeting in person or by proxy to present the matters for consideration that were specified in the notice provided pursuant to Section 2.12(b), the Corporation need not present such matters for a vote at such annual meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. Except as otherwise provided by law or the Certificate of Incorporation, the presiding officer of any meeting of Stockholders shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and whether such matter is an appropriate subject for Stockholder action under applicable law, and, if it was not, to declare that no action shall be taken on such proposal or nomination and that such nomination or proposal shall be disregarded.

(d) Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board, (ii) provided that the Board has determined that directors shall be elected at such meeting (other than a Stockholder-requested meeting), by any Stockholder of the Corporation who (A) is a Stockholder who was a holder of Voting Stock of record at the time of giving of notice provided for in this Section 2.12(d) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.12(d) or (iii) in the case of a special meeting requested by Stockholders pursuant to Section 2.04, by the requesting Stockholders pursuant to the special meeting request. In the event the Corporation calls a special meeting of Stockholders (other than a special meeting requested by Stockholders) for the purpose of electing one or more directors to the Board, any Stockholder described in Section 2.12(d)(ii) may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section

2.12(b) (as if such special meeting was an annual meeting) (including the completed and signed questionnaire, representation and agreement required Section 2.12(e) shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these By-Laws, in the case of a special meeting requested by Stockholders pursuant to Section 2.04, no Stockholder may nominate a person for election to the Board or propose any business to be considered at the meeting, except pursuant to the special meeting request for such special meeting pursuant to Section 2.04.

(e) The Corporation shall include in its proxy statement for any annual meeting of Stockholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board (a “Stockholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Section 2.12 delivered to the principal executive office of the Corporation, addressed to the secretary of the Corporation, by one or more Stockholders who at the time the request is delivered satisfy the ownership and other requirements of both subsections (b) and (e) of this Section 2.12 (such Stockholder or Stockholders, and any Associated Person (as defined below) of such Stockholder or Stockholders, the “Eligible Stockholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e). To be timely for purposes of this subsection (e), the Notice must be received by the secretary of the Corporation no earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of Stockholders. provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day after public disclosure of the date of the annual meeting.

(i) For purposes of this subsection (e), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (B) if the Eligible Stockholder so elects, a Statement (as defined below). For purposes of this subsection (e), “Associated Person” means any affiliate, associate of, or any other party acting in concert with or on behalf of, (A) a Stockholder nominating a Stockholder Nominee or (B) any beneficial owner on whose behalf the Stockholder is acting.

(ii) The Corporation shall not be required to include a Stockholder Nominee in its proxy materials for any special meeting of Stockholders or for any annual meeting of Stockholders for which (A) the secretary of the Corporation receives a notice that the Eligible Stockholder has nominated a person for election to the Board pursuant to the notice requirements set forth in subsections (a) and (b) of this Section 2.12 and (B) the Eligible Stockholder does not expressly elect as part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e).

(iii) The number of Stockholder Nominees (including any Stockholder Nominees elected to the Board at either of the two preceding annual meetings who are standing for reelection and any Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (e) but are subsequently withdrawn (a “Board Nominee”)) appearing in the Corporation’s proxy materials with respect to a meeting of Stockholders shall not exceed the greater of (A) two Stockholder Nominees and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this subsection (e) exceeds this maximum number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) An Eligible Stockholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the Corporation and the record date for determining Stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (e), (A) the shares of stock of the Corporation owned by one or more Stockholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any Stockholder is acting, may be aggregated, provided that the number of Stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of Stockholders shall have provided to the secretary of the Corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this subsection (e) on behalf of all members, and (B) a group of funds (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Stockholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Stockholder must provide the following information in writing to the secretary of the Corporation (in addition to the information required to be provided by subsection (b) of this Section 2.12): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this subsection (e), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (4) has not distributed and will not distribute to any Stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the meeting and a statement as to whether or not the Eligible Stockholder intends to maintain ownership of the Required Shares for at least one year following the date of the meeting, and (6) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (E) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s Stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened, pending or completed action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this subsection (e), (3) file with the Securities and Exchange Commission all soliciting and other materials as required under subdivision (x) of this subsection (e), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (F) if the Eligible Stockholder did not submit the name(s) of the Stockholder Nominee(s) to the Corporate Governance and Nominating Committee of the Board for consideration as Board Nominee(s), a brief explanation why the Eligible Stockholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (D) above.

(v) For purposes of this subsection (e), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a Stockholder who is the Eligible Stockholder or is included in the group that constitutes the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such Stockholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such Stockholder for any purpose or purchased by such Stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such Stockholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Stockholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such

Stockholder. A Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Stockholder’s ownership of shares shall be deemed to continue during (A) any period in which the Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Stockholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days’ notice. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Corporation and its Stockholders.

(vi) The Eligible Stockholder may provide to the secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(vii) The Corporation shall not be required to include, pursuant to this subsection (e), a Stockholder Nominee in its proxy materials (A) for any meeting for which the secretary of the Corporation receives a notice that the Eligible Stockholder or any other Stockholder has nominated a Stockholder Nominee for election to the Board pursuant to the requirements of subsections (a) and (b) of this Section 2.12 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e), (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (C) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, as determined by the Board, (D) whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in

Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (I) if the Eligible Stockholder or applicable Stockholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 2.12.

(viii) Notwithstanding anything to the contrary set forth herein, the presiding officer at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.12, as determined by the Board or the presiding officer at the meeting.

(ix) In addition to the information required to be provided by the Eligible Stockholder by subsections (b) and (e) of this Section 2.12, each Stockholder Nominee and each Board Nominee shall provide to the secretary of the Corporation, within two weeks of receipt of the secretary’s written request therefor, the following information: (A) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Stockholder Nominee or the Board Nominee to the Corporation permitting such processes for evaluation of such Nominee as the Corporation follows in evaluating any other potential Board Nominee, as provided by the secretary of the Corporation; (B) the Stockholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the secretary of the Corporation; (C) written confirmation that the Stockholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter that has not been disclosed to the secretary of the Corporation and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the Corporation that has not been disclosed to the secretary of the Corporation; and (D) written disclosure of any transactions between any Eligible Stockholder and a Stockholder Nominee or Board Nominee within the preceding five years.

(x) The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s Stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xi) No person may be a member of more than one group of persons constituting an Eligible Stockholder under this subsection (e).

(xii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of Stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this subsection (e) for the next two annual meetings of Stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

(f) Notwithstanding the foregoing provisions of this Section 2.12, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

SECTION 2.13 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under any law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission in the manner provided under applicable law.

Article 3

DIRECTORS

SECTION 3.01 Number, Election and Term of Office. The number of directors of the Corporation shall be such number as fixed from time to time by resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies; provided, however, no decrease in the number of directors shall shorten the term of any incumbent directors. The directors shall be elected at the annual meeting of the Stockholders, except as otherwise provided by the DGCL, the Certificate of Incorporation or Section 3.02 of these By-Laws, and each director shall hold office until a successor is elected and qualified or until such director’s earlier resignation or removal. Directors need not be Stockholders. Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, if, as determined by the secretary of the Corporation, on the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

SECTION 3.02 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, except as otherwise provided by the DGCL or the Certificate of Incorporation, each of the directors so chosen shall hold office until the next annual election and until a successor is elected and qualified or until such director’s earlier resignation or removal.

SECTION 3.03 Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 3.04 Place of Meeting. The Board or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 3.05 Annual Meeting. A regular meeting of the Board shall be held immediately following the adjournment of the annual meeting of Stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

SECTION 3.06 Regular Meetings. Except as provided in Section 3.05, regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 3.07 Special Meetings. Special meetings of the Board may be called by the chief executive officer, secretary or the president and shall be called by the chief executive officer or the secretary on the written request of at least three directors. Notice of special meetings of the Board shall be given to each director at least three calendar days before the meeting if by mail or at least one calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex or similar means of electronic transmission. The notice need not specify the business to be transacted.

SECTION 3.08 Emergency Meetings. In the event of an emergency which in the judgment of the chief executive officer or the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

SECTION 3.09 Quorum; Vote Required. Except as otherwise required by the Certificate of Incorporation, these By-Laws or the DGCL, at meetings of the Board, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.10 Chairman of the Board. The Board may elect one of its members to be chairman of the board and may fill any vacancy in the position of chairman of the board at such time and in such manner as the Board shall determine. The chairman of the board may but need not be an officer of or employed by the Corporation. The chairman of the board, if such be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as be from time to time assigned to him by the Board.

SECTION 3.11 Committees. The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these By-Laws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless the Board designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

SECTION 3.12 Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and, when requested to do so by the Board, shall report the same to the Board.

SECTION 3.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

SECTION 3.14 Participation by Conference Telephone. The members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.15 Compensation of Directors. The directors may be paid their expenses of attendance at each meeting of the Board or of any special or standing committee thereof. The Board may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the Corporation or any of its subsidiaries for serving as a director of the Corporation, for serving on any special or standing committee of the Board, and for attending meetings of the Board or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 Removal. Subject to any limitations imposed by applicable law or the Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding Voting Stock.

Article 4

NOTICES

SECTION 4.01 Giving of Notice. Notice to directors and Stockholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the Stockholder or director at such Stockholder’s or director’s address as it appears on the records of the corporation; (b) if by facsimile telecommunication, when directed to a number at which the Stockholder or director has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the Stockholder or director has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to the Stockholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to the Stockholder or director.

SECTION 4.02 Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article 5

OFFICERS

SECTION 5.01 Selection of Officers. The officers of the Corporation shall be elected by the Board annually and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer or chief financial officer, and such other officers as may from time to time be appointed by the Board or by a duly authorized committee thereof. Any number of offices may be held by the same person. The salaries of officers appointed by the Board shall be fixed from time to time by the Board or by such officers as may be designated by resolution of the Board.

SECTION 5.02 Powers and Duties in General. The officers, assistant officers and agents shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control and limitation by the Board, as is designated by these By-Laws and as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board.

SECTION 5.03 Term of Office; Resignation; Removal Vacancies. The officers of the Corporation shall hold office at the pleasure of the Board. Each officer shall hold office until a successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board or by any superior officer to whom such authority is delegated by the Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

SECTION 5.04 Chief Executive Officer. The chief executive officer of the Corporation shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the chief executive officer by the Board, and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have the authority to sign all bonds, deeds, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers and agents of the Corporation.

SECTION 5.05 President. The president, who may also be the chief executive officer of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to the president by the Board, and shall see that all orders and resolutions of the Board are carried into effect. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer. The president shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized.

SECTION 5.06 Vice Presidents. The vice presidents shall act under the direction of the chief executive officer and in the absence or disability of both the chief executive officer and the president shall perform the duties and exercise the powers of the chief executive officer. They shall perform such other duties and have such other powers as the chief executive officer or the Board may from time to time prescribe. A vice president may be designated as general counsel who shall serve as the chief legal officer and have general supervision over the Corporation’s legal affairs. The Board may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event the duties and powers of the chief executive officer shall descend to the vice presidents in such specified order of seniority.

SECTION 5.07 Secretary. The secretary shall act under the direction of the chief executive officer. Subject to the direction of the chief executive officer, the secretary shall attend all meetings of the Board and all meetings of the Stockholders and record the proceedings in a book to be kept for that purpose, and the secretary shall perform like duties for the standing committees of the Board when requested to do so. The secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the chief executive officer or the Board. The secretary shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

SECTION 5.08 Chief Financial Officer or Treasurer. The chief financial officer or treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders such financial statements and reports as are by law or these By-Laws required to be sent to them. The books of account shall at all reasonable times be open for inspection by any director. The chief financial officer or treasurer shall also perform such other duties as the Board may from time to time prescribe.

SECTION 5.09 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer or any other officer of the Corporation authorized by the chief executive officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting or pursuant to any consent in lieu of a meeting of stockholders or other equityholders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

Article 6

CERTIFICATES OF STOCK

SECTION 6.01 Issuance. The stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution for any or all of the stock to be uncertificated shares. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the board, if any, or the president or vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by such holder in the Corporation registered in certificated form.

SECTION 6.02 Facsimile Signatures. Any or all of the signatures on a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, as applicable, before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

SECTION 6.03 Lost Certificates, Etc. The Corporation may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.04 Transfer. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or such transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it shall be satisfied that all provisions of the Certificate of Incorporation, the By-Laws and the laws regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto or provide other evidence of the transfer, cancel the old certificate and record the transaction upon its books.

SECTION 6.05 Registered Stockholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.06 Record Dates.

(a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed by the Board as provided in this Section 6.06(a), the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining Stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

(b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any record holder of Voting Stock seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days after the receipt of such request and no prior action by the Board is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which meetings of Stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Article 7

MISCELLANEOUS

SECTION 7.01 Declaration of Dividends. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the Board, from time to time, from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

SECTION 7.02 Reserves. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

SECTION 7.03 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 7.04 Seal. The corporate seal shall be in such form as the Board shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.05 Inspection of Books and Records by Stockholders. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof delivered to the Corporation’s principal place of business, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its Stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder.

SECTION 7.06 Inspection of Books and Records by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

Article 8

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

SECTION 8.01 Definitions. For the purposes of this Article 8, “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 8.02 or 8.03 of these By-Laws or advancement of expenses under Section 8.06 of these By-Laws.

For purposes of this Article 8, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

SECTION 8.02 Actions Other Than by the Corporation. The Corporation shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any proceeding, (other than an action by or in the right of the Corporation) by reason of the fact that she or he is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding, if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

SECTION 8.03 Actions by the Corporation. The Corporation shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that she or he is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection with the defense or settlement of such action, suit or proceeding if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 8.04 Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, she or he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection therewith.

SECTION 8.05 Required Approval. Any indemnification under Sections 8.02 and 8.03 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because she or he has met the applicable standard of conduct set forth in Section 8.02 and 8.03 of these By-Laws, as applicable. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the Stockholders.

SECTION 8.06 Advance of Expenses. The Corporation shall, to the fullest extent permitted by law (as now or hereafter in effect) pay the expenses (including attorneys’ fees) incurred by any present or former director or officer of the Corporation in defending a proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that she or he is not entitled to be indemnified by the Corporation as authorized in this Article 8.

SECTION 8.07 Non-Exclusivity; Contractual Rights. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in her or his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advancement of expenses arising under this Article 8 shall not be eliminated or impaired by any amendment, modification, alteration or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought. Nothing in this Article 8 shall limit the power of the Corporation to indemnify or advance expenses to its employees and agents.

SECTION 8.08 Insurance and Similar Agreements. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against her or him and incurred by her or him in any such capacity, or arising out of her or his status as such, whether or not the Corporation would have the power to indemnify her or him against such liability under the provisions of this Article 8 or the DGCL.

The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts pursuant to the provisions of Section 8.07 of these By-Laws and including as part thereof provisions with respect to any or all of the foregoing to insure the payment of such amounts as may become necessary to effect indemnification as provided for therein or elsewhere.

Article 9

AMENDMENTS

SECTION 9.01 By the Stockholders. Except as otherwise provided by the DGCL, or the Certificate of Incorporation, these By-Laws may be amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class at any annual or special meeting of the Stockholders, provided that notice of such amendment, alteration or repeal shall have been contained in the notice of the meeting.

SECTION 9.02 By the Board. The Board by a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies may alter, amend or repeal these By-Laws.

Exhibit C

Intended U.S. Tax Treatment Opinion Cooperation

In the event the SEC requests any tax opinion in connection with the Joint Proxy Statement and Registration Statement on the Form S-4, each of Trident and Sun shall execute and deliver to Freshfields Bruckhaus Deringer US LLP and to Wachtell, Lipton, Rosen & Katz tax representation letters containing such customary representations and warranties as are requested by and shall be reasonably satisfactory in form and substance to such counsel and reasonably necessary or appropriate to enable such counsel to render any such opinion. With respect to any such SEC request, Trident and Sun shall use commercially reasonable efforts to cause Freshfields Bruckhaus Deringer US LLP and Wachtell, Lipton, Rosen & Katz to deliver any such requested opinion as may be determined by Freshfields Bruckhaus Deringer US LLP and Wachtell, Lipton, Rosen & Katz to be responsive to such SEC request. Such opinion shall be based on the facts, representations, assumptions and exclusions set forth in such opinion, and in rendering such opinion, Freshfields Bruckhaus Deringer US LLP and to Wachtell, Lipton, Rosen & Katz shall be entitled to rely upon customary assumptions and the tax representation letters referred to in this Exhibit C.

Trident and Sun, respectively, shall use commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any commercially reasonable action which inaction would cause to be untrue) any of the representations included in the tax representation letters described in this Exhibit C.

Notwithstanding anything to the contrary, to the extent of any conflict between Section 6.2(b) of the Agreement and either Section 6.16 of the Agreement or this Exhibit C, Section 6.16 of the Agreement or this Exhibit C (as applicable) shall control.

FORM VERSION

Exhibit D

Form of

Parent IIA Undertaking

To: The National Technological Innovation Authority (“Innovation Authority”)

Relating to projects that have been financed by or are currently being financed by the Innovation Authority (or have been financed by the Office of the Chief Scientist of the Ministry of Economy and Industry—hereinafter referred to as the “OCS”) [Project title and file number] and to projects of the Company (as this term is defined below) that may be financed by the Innovation Authority in the future (the “Projects”).

Undertaking

The undersigned, 3D Systems Corporation (“3D Systems”), a Delaware corporation with its registered office located at 333 Three D Systems Circle Rock Hill, South Carolina 29730, United States, having entered into that certain Agreement and Plan of Merger, dated [•], 2023, by and among 3D Systems, Shemesh Printing Merger Company 2023 Ltd., an Israeli company and a direct wholly owned subsidiary of 3D Systems (“Sun Merger Sub”), Stratasys Ltd., an Israeli company (the “Company”) and the other parties thereto, whereby, among other things, Sun Merger Sub will merge with and into the Company, with the Company surviving and becoming a wholly owned subsidiary of 3D Systems;

Recognizing that the Company’s research and development or technological innovation Projects are currently, have been or will be financially supported by the Innovation Authority or the OCS under and subject to the provisions of The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the “Innovation Law”) and the applicable regulations, rules, procedures and benefit plans;

Recognizing that the Innovation Law places strict constraints on the transfer of know-how and/or production rights, making all such transfers subject to the absolute discretion of the Innovation Authority’s research committee (the “Research Committee”), acting in accordance with the aims of the Innovation Law and requiring that any such transfer receive the prior written approval of the Research Committee;

Hereby declare and undertake:

1.

To observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

2.

As a shareholder of the Company, to make all reasonable efforts that the Company shall observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

Date	Name (block letters) and signature of Authorized Company Representative and Company Seal